Exhibit 99.1

EXECUTION VERSION

SONIC CAPITAL LLC,
SONIC INDUSTRIES LLC,
AMERICA'S DRIVE-IN BRAND PROPERTIES LLC,
AMERICA'S DRIVE-IN RESTAURANTS LLC,
SRI REAL ESTATE HOLDING LLC
and
SRI REAL ESTATE PROPERTIES LLC,
each as Co-Issuer

and

CITIBANK, N.A.,
as Trustee and Securities Intermediary

______________________________

BASE INDENTURE

Dated as of May 20, 2011

______________________________

Asset Backed Notes
(Issuable in Series)

i

v

ANNEXES

Annex A	Base Indenture Definitions List

EXHIBITS

EXHIBIT A	INTERIM MANAGER'S CERTIFICATE
EXHIBIT B-1	MONTHLY MANAGER'S CERTIFICATE
EXHIBIT B-2	MONTHLY NOTEHOLDERS' STATEMENT
EXHIBIT B-3	QUARTERLY NOTEHOLDERS' STATEMENT
EXHIBIT C	FORM OF INFORMATION REQUEST CERTIFICATION
EXHIBIT D-1	FORM OF GRANT OF SECURITY INTEREST IN TRADEMARKS
EXHIBIT D-2	FORM OF GRANT OF SECURITY INTEREST IN PATENTS
EXHIBIT D-3	FORM OF GRANT OF SECURITY INTEREST IN COPYRIGHTS
EXHIBIT E-1	FORM OF SUPPLEMENTAL GRANT OF SECURITY INTEREST IN TRADEMARKS
EXHIBIT E-2	FORM OF SUPPLEMENTAL GRANT OF SECURITY INTEREST IN PATENTS
EXHIBIT E-3	FORM OF SUPPLEMENTAL GRANT OF SECURITY INTEREST IN COPYRIGHTS
EXHIBIT F	FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT G	NOTICE REQUESTING CONTACT INFORMATION OF INITIAL NOTE OWNERS
EXHIBIT H	CCR ELECTION NOTICE
EXHIBIT I	CCR NOMINATION
EXHIBIT J	CCR BALLOT
EXHIBIT K	CCR ACCEPTANCE LETTER
EXHIBIT L	NET CASH FLOW TABLE
EXHIBIT M	JOINDER AGREEMENT
EXHIBIT N	EXCESS AND SURPLUS PROPERTIES

SCHEDULES

Schedule 7.7	Tax Assessments
Schedule 7.13	Non-Perfected Liens
Schedule 7.19	Insurance

BASE INDENTURE, dated as of May 20, 2011, by and among SONIC CAPITAL LLC, a Delaware limited liability company (the “Master Issuer”), SONIC INDUSTRIES LLC, a Delaware limited liability company (the “Franchise Assets Holder”), AMERICA'S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company (the “IP Holder”), AMERICA'S DRIVE-IN RESTAURANTS LLC, a Delaware limited liability company (“ADR”), SRI REAL ESTATE HOLDING LLC, a Delaware limited liability company (“SRI Real Estate Holdco”), SRI REAL ESTATE PROPERTIES LLC, a Delaware limited liability company (“SRI Real Estate Assets Holder” and together with the Master Issuer, the Franchise Assets Holder, the IP Holder, ADR and SRI Real Estate Holdco, collectively, the “Co-Issuers” and each, a “Co-Issuer”), each as a Co-Issuer, and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary.

W I T N E S S E T H:

WHEREAS, each of the Co-Issuers have duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of one or more series of asset backed notes (the “Notes”), as provided in this Base Indenture and in supplements to this Base Indenture; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Co-Issuers, in accordance with its terms, have been done, and the Co-Issuers propose to do all the things necessary to make the Notes, when executed by the Co-Issuers and authenticated and delivered by the Trustee hereunder and duly issued by the Co-Issuers, the legal, valid and binding obligations of the Co-Issuers as hereinafter provided.

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1          Definitions.

Capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

Section 1.2          Cross-References.

Unless otherwise specified, references in the Indenture and in each other Related Document to any Article or Section are references to such Article or Section of the Indenture or such other Related Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3          Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Related Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Related Document, in accordance with GAAP.  When used herein, the term “financial statement” shall include the notes and schedules thereto.  All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

Section 1.4          Rules of Construction.

In the Indenture and the other Related Documents, unless the context otherwise requires:

(a)           the singular includes the plural and vice versa;

(b)           reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and other applicable Related Document, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c)           reference to any gender includes the other gender;

(d)          reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e)          “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(f)           with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”.

ARTICLE II

THE NOTES

Section 2.1          Designation and Terms of Notes.

(a)           Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Co-Issuers, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series

Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officers of the Co-Issuers executing such Notes, as evidenced by execution of such Notes by such Authorized Officers.  All Notes of any Series shall, except as specified in the applicable Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement.  The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited.  The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.

(b)           With respect to any Variable Funding Note Purchase Agreement entered into by the Co-Issuers in connection with the issuance of any Class A-1 Senior Notes, whether or not any of the following shall have been specifically provided for in the applicable provision of the Indenture Documents, the following shall be true (except to the extent that the Series Supplement or the Variable Funding Note Purchase Agreement with respect to such Class of Notes provides otherwise):

    (ii)           for purposes of any provision of any Indenture Document relating to any vote, consent, direction, waiver or the like to be given by such Class on any date, with respect to each Series of Class A-1 Senior Notes Outstanding, the relevant principal amount of each such Series of Notes to be used in tabulating the percentage of such Series voting, directing, consenting or waiving or the like (the “Class A-1 Senior Notes Voting Amount”) will be deemed to be the greater of (1) the Class A-1 Senior Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (2) the Outstanding Principal Amount of Class A-1 Senior Notes for such Series; and

    (iii)           for purposes of any provisions of any Indenture Document relating to termination, discharge or the like, such Class shall continue to be deemed Outstanding unless and until all commitments to extend credit under such Variable Funding Note Purchase Agreement have been terminated thereunder.

    (iv)          Notwithstanding the foregoing, and for the avoidance of doubt, a Series Supplement or a Variable Funding Note Purchase Agreement may provide for different treatment of commitments of a Noteholder of a Class A-1 Senior Note subject to such Series Supplement or Variable Funding Note Purchase Agreement that has failed to make a payment required to be made by it under the terms of the Variable Funding Note Purchase Agreement, that has provided written notification that it does not intend to make a payment required to be made by it thereunder when due or that has become the subject of an Event of Bankruptcy.

Section 2.2           Notes Issuable in Series.

(a)           The Notes may be issued in one or more Series.  Each Series of Notes shall be created by a Series Supplement.

(b)           So long as each of the certifications described in clause (vi) below are true and correct as of the applicable Series Closing Date, Notes of a new Series may from time to time be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least five (5) Business Days (except in the case of the issuance of the Series of Notes on the Closing Date) in advance of the related Series Closing Date (which Company Request will be revocable by the Co-Issuers upon notice to the Trustee not later than 5:00 p.m. (New York City time) two Business Days prior to the related Series Closing Date) and upon delivery by the Co-Issuers to the Trustee, and the Servicer, and receipt by the Trustee, and the Servicer, of the following:

    (i)           a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such new Series to be authenticated and the Note Rate with respect to such new Series;

    (ii)           a Series Supplement satisfying the criteria set forth in Section 2.3 executed by the Co-Issuers and the Trustee and specifying the Principal Terms of such new Series;

    (iii)          if there is one or more Series of Notes Outstanding (other than a Series of Notes Outstanding that will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date), written confirmation from either the Manager or the Master Issuer that the Rating Agency Condition with respect to each Series of Notes Outstanding has been satisfied with respect to such issuance;

    (iv)          any related Enhancement Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.31;

    (v)           any related Series Hedge Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.32;

    (vi)          one or more Officer's Certificates dated as of the applicable Series Closing Date to the effect that:

(A)         the Senior ABS Leverage Ratio as of the applicable Series Closing Date is equal to or less than 5.5x after giving effect to the issuance of the new Series of Notes;

(B)         the Holdco Leverage Ratio is equal to less than 6.5x after giving effect to the issuance of the new Series of Notes;

(C)         no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of the issuance of the new Series of Notes;

(D)         all representations and warranties of the Co-Issuers in this Base Indenture and the other Related Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Series Closing Date, in all material respects (other than any such representation or warranty that, by its terms, speaks only as of the Closing Date);

(E)          no Cash Trapping Period is in effect or will commence as a result of the issuance of the new Series of Notes;

(F)          the New Series Pro Forma DSCR is greater than or equal to 2.0x;

(G)         no Manager Termination Event or Potential Manager Termination Event has occurred and is continuing or will occur as a result of such issuance;

(H)         the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under this Base Indenture or the applicable Series Supplement;

(I)           except with respect to any Class A-1 Senior Notes issued under the new Series of Notes, (i) the Series Anticipated Repayment Date for such new Series of Notes will not be prior to the Series Anticipated Repayment Date for any such Series of Notes then Outstanding and (ii) the Series Legal Final Maturity Date for such new Series of Notes will not be prior to the Series Legal Final Maturity Date for any such Series of Notes then Outstanding;

(J)          all expenses with respect to the issuance of the new Series of Notes or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Series Closing Date have been paid or will be paid from the proceeds of issuance of the new Series of Notes;

(K)         all conditions precedent with respect to the authentication and delivery of such new Series of Notes provided in this Base Indenture, the related Series Supplement and, if applicable, the related Variable Funding Note Purchase Agreement and any other related note purchase agreement executed in connection with the issuance of such new Series of Notes have been satisfied;

(L)          the G&C Agreement is in full force and effect as to such new Series of Notes;

(M)         if such new Series of Notes includes Subordinated Debt, the terms of any such new Series of Notes include the Subordinated Debt Provisions to the extent applicable; and

(N)         each of the parties to the Related Documents with respect to such new Series of Notes has covenanted and agreed in the Related Documents that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against any Securitization Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law;

provided, that none of the foregoing conditions shall apply and no Officer's Certificates shall be required under this clause (vi) if there are no Series of Notes Outstanding (apart from the new Series of Notes) on the applicable Series Closing Date, or if all Series of Notes Outstanding (apart from the new Series of Notes) will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date;

   (vii)           a Tax Opinion dated the applicable Series Closing Date; provided, however, that, if there are no Notes Outstanding or if all Series of Notes Outstanding will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date, only the opinion set forth in clause (b) of the definition of Tax Opinion is required to be given in connection with the issuance of such new Series of Notes;

   (viii)           one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Servicer, dated the applicable Series Closing Date, substantially to the effect that:

(A)         all of the instruments described in this Section 2.2(b) furnished to the Trustee and the Servicer conform to the requirements of this Base Indenture and the related Series Supplement and the new Series of Notes is permitted to be authenticated by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement;

(B)         the related Series Supplement and the G&C Agreement have been duly authorized, executed and delivered by the Co-Issuers and constitute legal, valid and binding agreements of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with their terms;

(C)         such additional Series of Notes have been duly authorized by the Co-Issuers, and, when such Notes have been duly authenticated and delivered by the Trustee, such Notes will be legal, valid and binding obligations of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with their terms;

(D)         none of the Co-Issuers is required to be registered under the Investment Company Act;

(E)         the Lien and the security interests created by the Base Indenture and the G&C Agreement on the Collateral remain perfected as required by the Base Indenture and the G&C Agreement and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such new Series of Notes;

(F)          based on a reasoned analysis, the assets of a Securitization Entity as a debtor in bankruptcy would not be substantively consolidated with the assets and liabilities of Holdco, the Manager or SRI in a manner prejudicial to Noteholders;

(G)         neither the execution and delivery by the Co-Issuers of such Notes and the Series Supplement nor the performance by the Co-Issuers of its obligations under each of the Notes and the Series Supplement: (i) conflicts with the Charter Documents of the Co-Issuers, (ii) constitutes a violation of, or a default under, any material agreement to which any of the Co-Issuers is a party (as set forth in a schedule to such opinion), or (iii) contravenes any order or decree that is applicable to any of the Co-Issuers (as set forth in a schedule to such opinion);

(H)         neither the execution and delivery by the Co-Issuers of such Notes and the Series Supplement nor the performance  by the Co-Issuers of their payment obligations under each of such Notes and the Series Supplement:  (i) violates any law, rule or regulation of any relevant jurisdiction, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

(I)         there is no action, proceeding, or investigation pending or threatened against Holdco or any of its Subsidiaries before any court or administrative agency that may reasonably be expected to have a material adverse effect on the business or assets of the Co-Issuers or the Franchisor;

(J)         it is not necessary in connection with the offer and sale of such Notes by the Co-Issuers to the Initial Purchaser thereof or by the Initial Purchaser to the initial investors in such Notes to register such Notes under the Securities Act; and

(K)         all conditions precedent to such issuance have been satisfied and that the related Supplement is authorized or permitted pursuant to the terms and conditions of the Indenture; and

   (ix)           such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

(c)           Upon satisfaction, or waiver by the Control Party (as directed by the Controlling Class Representative) (which waiver shall be in writing), of the conditions set forth in Section 2.2(b), the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by the Co-Issuers.

Section 2.3          Series Supplement for Each Series.

In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which may include, without limitation:

(a)          its name or designation;

(b)          the Initial Principal Amount with respect to such Series;

(c)          the Note Rate with respect to such Series or each Class of such Series and the applicable Default Rate;

(d)          the Series Closing Date;

(e)          the Series Anticipated Repayment Date;

(f)           the Series Legal Final Maturity Date;

(g)          the principal amortization schedule with respect to such Series;

(h)          each Rating Agency rating such Series;

(i)           the name of the Clearing Agency, if any;

(j)           the names of the Series Distribution Accounts and any other Series Accounts to be used with respect to such Series and the terms governing the operation of any such account and the use of moneys therein;

(k)          the method of allocating amounts deposited into any Series Distribution Account with respect to such Series;

(l)           whether the Notes of such Series will be issued in multiple Classes or Subclasses and the rights and priorities of each such Class or Subclass;

(m)         any deposit of funds to be made in any Base Indenture Account or any Series Account on the Series Closing Date;

(n)          whether the Notes of such Series may be issued in bearer form and any limitations imposed thereon;

(o)          whether the Notes of such Series include Senior Notes, and/or Subordinated Notes;

(p)          whether the Notes of such Series include Class A-1 Senior Notes or subfacilities of Class A-1 Senior Notes issued pursuant to a Variable Funding Note Purchase Agreement;

(q)          the terms of any related Enhancement and the Enhancement Provider thereof, if any;

(r)           the terms of any related Series Hedge Agreement and the applicable Series Hedge Counterparty, if any; and

(s)          any other relevant terms of such Series of Notes (all such terms, the “Principal Terms” of such Series).

Section 2.4          Execution and Authentication.

(a)           The Notes shall, upon issuance pursuant to Section 2.2, be executed on behalf of the Co-Issuers by an Authorized Officer of each Co-Issuer and delivered by the Co-Issuers to the Trustee for authentication and redelivery as provided herein.  The signature of each such Authorized Officer on the Notes may be manual or facsimile.  If an Authorized Officer of any Co-Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b)           At any time and from time to time after the execution and delivery of this Base Indenture, the Co-Issuers may deliver Notes of any particular Series (issued pursuant to Section 2.2) executed by the Co-Issuers to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes.

(c)           No Note shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual signature of a Trust Officer (and, the Luxembourg agent (the “Luxembourg Agent”), if the Notes of the Series to which such Note belongs are listed on the Luxembourg Stock Exchange).  Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture.  The Trustee may appoint an authenticating agent acceptable to the Co-Issuers to authenticate Notes.  Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent.  The Trustee's certificate of authentication shall be in substantially the following form:

This is one of the Notes of a Series issued under the within mentioned Indenture.

Citibank, N.A., as Trustee

By:
Authorized Signatory

(d)           Each Note shall be dated and issued as of the date of its authentication by the Trustee.

(e)           Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Co-Issuers, and the Co-Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement to the Trustee and the Servicer (which need not comply with Section 14.3) stating that such Note has never been issued and sold by the Co-Issuers, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.5          Registrar and Paying Agent.

(a)           The Co-Issuers shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes may be presented for payment.  The Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange.  The Trustee shall indicate in its books and records the commitment of each Noteholder and the principal amount owing to each Noteholder from time to time.  The Co-Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” shall include any additional paying agent and the term “Registrar” shall include any co-registrars.  The Co-Issuers may change the Paying Agent or the Registrar without prior notice to any Noteholder.  The Co-Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture.  The Trustee is hereby initially appointed as the Registrar and the Paying Agent and shall send copies of all notices and demands received by the Trustee (other than those sent by the Co-Issuers to the Trustee and those addressed to the Co-Issuers) in connection with the Notes to the Co-Issuers.

(b)           The Co-Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture.  Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent.  If the Co-Issuers fail to maintain a Registrar or Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Co-Issuers shall appoint a replacement Registrar or Paying Agent, as applicable.

Section 2.6          Paying Agent to Hold Money in Trust.

(a)           The Co-Issuers will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and, if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

   (i)            hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

   (ii)           give the Trustee notice of any default by any Co-Issuer of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

   (iii)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

   (iv)           immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

   (v)           comply with all requirements of applicable Tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding Taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b)           The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent.  Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c)           Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Co-Issuers upon delivery of a Company Request.  The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers for payment thereof (but only to the extent of the amounts so paid to the Co-Issuers), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Co-Issuers shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Co-Issuers, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London and Luxembourg (if the related Series of Notes has been listed on the Luxembourg Stock Exchange), if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Co-Issuers.  The Trustee may also adopt and employ, at the expense of the Co-Issuers, any other commercially reasonable means of notification of such repayment.

Section 2.7          Noteholder List.

(a)           The Trustee will furnish or cause to be furnished by the Registrar to the Co-Issuers, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent or any Class A-1 Administrative Agent, within five (5) Business Days after receipt by the Trustee of a request therefor from the Co-Issuers, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative, the Paying Agent or such Class A-1 Administrative Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders.  Unless otherwise provided in the applicable Series Supplement, holders of Notes of any Series having an aggregate Outstanding Principal Amount of not less than 10% of the aggregate Outstanding Principal Amount of such Series (the “Applicants”) may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of such Series or any other Series with respect to their rights under the Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give the Co-Issuers notice that such request has been made, within five (5) Business Days after the receipt of such application.  Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants' request.  Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Registrar nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

(b)           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes.  If the Trustee is not the Registrar, the Co-Issuers shall furnish to the Trustee at least seven (7) Business Days before each Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8          Transfer and Exchange.

(a)           Upon surrender for registration of transfer of any Note at the office or agency of the Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute and, after the Co-Issuers have executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Subclass) and a like original aggregate principal amount of the Notes so transferred.  At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose.  Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute, and after the Co-Issuers have executed, the Trustee upon receipt of a Company Order shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(b)           Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee may require.  The Co-Issuers shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c)           All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Co-Issuers, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d)           The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee or the Registrar, as the case may be, shall not be required to register the transfer or exchange of any Note of any Series for a period of fifteen (15) days preceding the due date for payment in full of the Notes of such Series and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a).

(e)           Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but the Co-Issuers or the Registrar may require payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(f)           Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied.  Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by the Co-

Issuers or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

(g)           If the Notes are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to the Co-Issuers upon any transfer or exchange of any Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

Section 2.9          Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Trustee, the Servicer, the Controlling Class Representative, any Agent and the Co-Issuers may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (other than purposes in which the vote or consent of a Note Owner is expressly required pursuant to this Base Indenture or the applicable Series Supplement), whether or not such Note is overdue, and none of the Trustee, the Servicer, the Controlling Class Representative, any Agent nor any Co-Issuer shall be affected by notice to the contrary.

Section 2.10        Replacement Notes.

(a)           If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Co-Issuers and the Trustee such security or indemnity as may be required by them to hold the Co-Issuers and the Trustee harmless then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met, the Co-Issuers shall execute and upon their request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Co-Issuers may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Co-Issuers and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Co-Issuers or the Trustee in connection therewith.

(b)           Upon the issuance of any replacement Note under this Section 2.10, the Co-Issuers may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) connected therewith.

(c)           Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d)           The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11        Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series or any Class of any Series of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by any Co-Issuer or any Affiliate of any Co-Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded.  Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual Note Owners.

Section 2.12        Book-Entry Notes.

(a)           Unless otherwise provided in any applicable Series Supplement, the Notes of each Class of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series or such Class.  The Notes of each Class of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency.  No Note Owner will receive a definitive note representing such Note Owner's interest in the related Series of Notes, except as provided in Section 2.13.  Unless and until definitive, fully registered Notes of any Series or any Class of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:

   (i)            the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

   (ii)            the Co-Issuers, the Paying Agent, the Registrar, the Trustee, the Servicer and the Controlling Class Representative may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

   (iii)           to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Class or Series of Notes;

   (iv)           subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and except for the Initial CCR Election and the rights granted pursuant to Section 11.5, the rights of Note Owners of each such Class or Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the procedures of the Clearing Agency; and

   (v)           subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and except for the Initial CCR Election and the rights granted pursuant to Section 11.5, whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the Outstanding Principal Amount of a Series or Class of a Series of Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Series or such Class of such Series of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b)           Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c)           Except with respect to the Initial CCR Election, whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Co-Issuers shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners.

Section 2.13        Definitive Notes.

(a)           The Notes of any Series or Class of any Series, to the extent provided in the related Series Supplement, upon original issuance, may be issued in the form of Definitive Notes.  All Class A-1 Senior Notes of any Series shall be issued in the form of Definitive Notes.  The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.

(b)           With respect to the Notes of any Series or Class of any Series issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Co-Issuers advise the Trustee in writing that the Clearing Agency with respect to any such Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or the Co-Issuers are unable to locate a qualified successor, (ii) the Co-Issuers, at their option, advise the Trustee in writing that they elect to terminate the book-entry system through the Clearing Agency with respect to any Series or Class of any Series of Notes Outstanding issued in the form of Book-Entry Notes or (iii) after the occurrence of a Rapid Amortization Event, with respect to any Series of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of such Series of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series.  Upon surrender to the Trustee of the Notes of such Series by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Co-Issuers shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency.  Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes of such Series or Class of such Series of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series or Class of such Series as Noteholders of such Series or Class of such Series hereunder and under the applicable Series Supplement.

Section 2.14        Cancellation.

The Co-Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Co-Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation.  Except as provided in any Variable Funding Note Purchase Agreement executed and delivered in connection with the issuance of any Series or any Class of any Series of Notes, the Co-Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation.  All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee's standard disposition procedures unless the Co-Issuers shall direct that cancelled Notes be returned to them for destruction pursuant to a Company Order.  No cancelled Notes may be reissued.  No provision of this Base Indenture or any Supplement that relates to prepayment procedures, penalties, fees, make-whole payments or any other related matters shall be applicable to any Notes cancelled pursuant to and in accordance with this Section 2.14.

Section 2.15        Principal and Interest.

(a)           The principal of and premium, if any, on each Series of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement and in accordance with the Priority of Payments.

(b)           Each Series of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be due and payable for such Series on each Payment Date in accordance with the Priority of Payments.

(c)           Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Payment Date for such Note shall be entitled to receive the principal, premium, if any, and interest payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date.  Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d)           Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement to the extent that the Paying Agent has been notified in writing of such exception by the Co-Issuers or the applicable Class A-1 Administrative Agent, the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding Taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding Taxes.

Section 2.16        Tax Treatment.

The Base Indenture has been structured and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable Tax law as indebtedness of the Co-Issuers or, if any of the Co-Issuers is treated as a division of another entity, such other entity.  Any Person or entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner's acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for all purposes of federal, state and local income or franchise Taxes and any other Tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is treated as a division of another entity, such other entity.

ARTICLE III

SECURITY

Section 3.1          Grant of Security Interest.

(a)           To secure the Obligations, each Co-Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in, each Co-Issuer's right, title and interest in, to and under all of the following property to the extent now owned or at any time hereafter acquired by such Co-Issuer (collectively, the “Indenture Collateral”):

   (i)            (A) the Collateral Franchise Documents including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with the Collateral Franchise Documents, whether payable as fees, rent, expenses, costs, indemnities, dividends, distributions, insurance recoveries, damages for the breach of any of the Collateral Franchise Documents or otherwise, but excluding any and all Excluded Amounts, and all security and supporting obligations for such amounts payable thereunder and (B) all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to the Collateral Franchise Documents (whether arising pursuant to the terms of the Collateral Franchise Documents or otherwise available to such Co-Issuer at law or in equity), the right to enforce any of the Collateral Franchise Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Franchise Documents or the obligations of any party thereunder;

   (ii)           the Collateral Transaction Documents, including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with the Collateral Transaction Documents, whether payable as fees, rent, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Collateral Transaction Documents or otherwise, all security and supporting obligations for amounts payable hereunder and thereunder and performance of all obligations hereunder and thereunder, including, without limitation, (A) all rights of the Co-Issuers to the Franchise IP under each IP License Agreement to which such Co-Issuer is a party and (B) all rights of the Co-Issuers under the Management Agreement and in and to all records, reports and documents in which they have any interest thereunder, and all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to the Collateral Transaction Documents (whether arising pursuant to the terms of the Collateral Transaction Documents or otherwise available to such Co-Issuer at law or in equity), the right to enforce any of the Collateral Transaction Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Transaction Documents or the obligations of any party thereunder;

   (iii)           the Equity Interests of any Person owned by any Co-Issuer including, without limitation, the Franchisor, the Franchise Assets Holder, ADR, the IP

Holder and the SRI Real Estate Assets Holder, and all rights as a member or shareholder of each of any such Person under the Charter Documents, as the case may be, of each such Person, including, without limitation, all moneys and other property distributable thereunder to any such Co-Issuer and all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to each such Charter Document (whether arising pursuant to the terms of such Charter Document or otherwise available to such Co-Issuer at law or in equity), the right to enforce each such Charter Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to each such Charter Document;

   (iv)           the Franchise IP, including all Proceeds and products thereof; provided that the pledge, assignment, conveyance, delivery, transfer, setting over and grant of security interest hereunder shall not include any application for a Trademark that would be deemed invalidated, cancelled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, all United States Patent and Trademark Office and foreign applications that are based on an intent-to-use, unless and until such time that the grant and/or enforcement of the security interest will not affect the status or validity of such Trademark;

   (v)           the Lock-Box Account, the Concentration Account, the IP Holder Operating Account and any other Securitization Entity Operating Account owned by any of the Co-Issuers, the Cash Trap Reserve Account and the Collection Account, each Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof;

   (vi)           the Senior Notes Interest Reserve Account, any Account Agreement related thereto and all money and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in such account and all Proceeds thereof;

   (vii)          the Senior Subordinated Notes Interest Reserve Account, any Account Agreement related thereto and all money and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in such account and all Proceeds thereof;

   (viii)         each other Base Indenture Account and each Series Account, each Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in such account and all Proceeds thereof;

   (ix)          all other assets of the Co-Issuers now owned or at any time hereafter acquired by such Co-Issuer, including, without limitation, all of the following (each as defined in the New York UCC): all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments (including, without limitation, any Non-Cash Proceeds Notes), securities accounts and other investment property, commercial tort claims, letter-of-credit rights, letters of credit and money;

   (x)           all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by such Co-Issuer or by anyone on its behalf;

   (xi)          any Contributed Company-owned Drive-Ins contributed after the Closing Date, including, without limitation, any Contributed Company-owned Drive-In Accounts and 100% of the Master Issuer's or any other Co-Issuer's (or any of their respective Subsidiaries') Equity Interests in any Contributed Company-owned Drive-In Holder and its related contract rights under the Charter Documents of such entity; and

   (xii)          to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees or other supporting obligations given by any Person with respect to any of the foregoing;

provided that the Indenture Collateral shall not include any amounts deposited in any Securitization Entity Excluded Amounts Lock-Box Account, or any Securitization Entity Excluded Amounts Concentration Account; provided further that (A) the security interest in the property set forth in clause (vi) above, shall only be for the benefit of the Senior Noteholders and the Trustee, solely in its capacity as trustee for the Senior Noteholders, and (B) the security interest in clause (vii) above, shall only be for the benefit of the Senior Subordinated Noteholders and the Trustee, in its capacity as trustee for the Senior Subordinated Noteholders.

(b)           The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplements, all as provided in this Base Indenture.  The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees to perform its duties required in this Base Indenture.  The Indenture Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).  The Trustee further acknowledges that it shall have no security interest in any Excluded Amounts or Excluded Property.

(c)           In addition, pursuant to Section 8.36, the Co-Issuers shall execute and deliver to the Trustee, for the benefit of the Secured Parties, a Mortgage (including each Assignment of Rents included therein) with respect to each Owned Property, each Company-owned Drive-In Master Lease and each Post-Securitization Franchise Drive-In Lease, which shall be delivered to the Trustee or its agent to be held in escrow; provided that upon the occurrence of a Mortgage Recordation Event, unless such Mortgage Recordation Event is waived by the Control Party (at the direction of the Controlling Class Representative), the Trustee shall (i) engage a third-party service provider (which shall be reasonably acceptable to the Control Party) and shall deliver to such third-party service provider for recordation promptly within five (5) Business Days of the occurrence of such Mortgage Recordation Event all such Mortgages (including each Assignment of Rents included therein) with each applicable Governmental Authority with respect to each such Mortgage (including each Assignment of Rents included therein) and (ii) pay all Mortgage Filing Fees in connection with such recordation.  The Trustee shall be reimbursed by the Co-Issuers for any and all costs and expenses incurred in connection with such recordation, including all Mortgage Filing Fees, pursuant to and in accordance with the Priority of Payments.  Neither the Trustee nor any custodian on behalf of the Trustee shall be under any duty or obligation to inspect, review or examine any such Mortgages or to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they are in recordable form.  Neither the Trustee nor any agent on its behalf shall in any way be liable for any delays in the recordation of any Mortgage, for the rejection of a Mortgage by any recording office or for the failure of any Mortgage to create in favor of the Trustee, for the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, the Co-Issuers' right, title and interest in and to each Owned Property, each Company-owned Drive-In Master Lease and each Post-Securitization Franchise Drive-In Lease, and the Proceeds thereof.

(d)           The parties hereto agree and acknowledge that a portion of the Collateral relating to the Mortgages (and the Assignments of Rent included therein) may be held by an Affiliate of the Trustee as custodian on behalf of the Trustee.

Section 3.2          Certain Rights and Obligations of the Co-Issuers Unaffected

(a)           Notwithstanding the grant of the security interest in the Indenture Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Co-Issuers acknowledge that the Manager, on behalf of the Securitization Entities, including, without limitation, the IP Holder, shall, subject to the terms and conditions of the Management Agreement, nevertheless have the right, subject to the Trustee's right to revoke such right in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Management Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by or on behalf of such Securitization Entities in the ordinary course of business under the Collateral Documents, and to enforce all rights, remedies, powers, privileges and claims of each Co-Issuer under the Collateral Documents and (ii) to give, in accordance with the Management Standard, all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given in the ordinary course of business by any Co-Issuer under any IP License Agreement to which such Co-Issuer is a party.

(b)           The grant of the security interest by the Co-Issuers in the Indenture Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve any Co-Issuer from the performance of any term, covenant, condition or agreement on such Co-Issuer's part to be performed or observed under or in connection with any of the Collateral Documents or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on such Co-Issuer's part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of such Co-Issuer or from any breach of any representation or warranty on the part of such Co-Issuer.

Section 3.3          Performance of Collateral Documents.

Upon the occurrence of a default or breach (a) by any Sonic Entity (other than any Co-Issuer) party to a Collateral Transaction Document or (b) by any Person (other than any Sonic Entity) party to a Collateral Franchise Document (only if a Manager Termination Event or an Event of Default has occurred and is continuing) promptly following a request from the Trustee to do so and at the Co-Issuers' expense, the Co-Issuers agree to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Servicer) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Co-Issuers, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Co-Issuers to the extent and in the manner directed by the Trustee (acting at the direction of the Servicer), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder.  If (i) the Co-Issuers shall have failed, within fifteen (15) days of receiving the direction of the Trustee to take action to accomplish such directions of the Trustee, (ii) the Co-Issuers refuse to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Servicer reasonably determines that such action must be taken immediately, in any such case the Servicer may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Servicer), at the expense of the Co-Issuers, such previously directed action and any related action permitted under this Base Indenture which the Servicer thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Co-Issuers to take such action), on behalf of the Co-Issuers and the Secured Parties.

Section 3.4          Stamp, Other Similar Taxes and Filing Fees.

The Co-Issuers shall jointly and severally indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Related Document or any Indenture Collateral.  The Co-Issuers shall pay, and jointly and severally indemnify and hold harmless each Secured Party against, any and all amounts in respect of, all search, filing, recording and registration fees, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Related Document.

Section 3.5          Authorization to File Financing Statements.

The Co-Issuers hereby irrevocably authorize the Servicer on behalf of the Secured Parties at any time and from time to time to file or record in any filing office in the United States, any state thereof and any Designated Foreign Country financing statements and other filing or recording documents or instruments with respect to the Indenture Collateral, including, without limitation, any and all Franchise IP, to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture.  Each Co-Issuer authorizes the filing of any such financing statement naming the Trustee as secured party and indicating that the Indenture Collateral includes “all assets” of each such Co-Issuer or words of similar effect or import regardless of whether any particular assets comprised in the Indenture Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Franchise IP.  The Co-Issuers agree to furnish any information necessary to accomplish the foregoing promptly upon the Trustee's request.  The Co-Issuers also hereby ratify and authorize the filing on behalf of the Secured Parties of any financing statement with respect to the Indenture Collateral made prior to the date hereof.

Section 3.6          Company-owned Drive-In Contributions

(a)           The Co-Issuers may at any time join a Contributed Company-owned Drive-In Holder as a party to the Indenture without the consent of the Trustee, the Control Party, the Controlling Class Representative or any Noteholder; provided that such Contributed Company-owned Drive-In Holder executes a Joinder Agreement with the parties hereto and in such Joinder Agreement (i) pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, a security interest in all the assets of such subsidiary including, but not limited to, any such Contributed Company-owned Drive-Ins and (ii) agrees that it will not transfer, or seek or cause to be transferred, any funds from any account pledged to the Trustee (other than from a Contributed Company-owned Drive-In Account that it holds) to (x) any Company-owned Drive-In that it holds or (y) any Contributed Company-owned Drive-In Account; provided, further, that the Co-Issuers shall provide written notice of the execution such Joinder Agreement to each Rating Agency.

(b)           Subsequent to the Series 2011-1 Closing Date, SRI may make one or more Company-owned Drive-In Contributions to an existing Contributed Company-owned Drive-In Holder, or a Contributed Company-owned Drive-In Holder that will be newly formed and joined to the Indenture at the time of such Company-owned Drive-In Contribution, without the consent of the Trustee, the Control Party, the Controlling Class Representative or any Noteholder, with prior written notice to each Rating Agency, provided that the following conditions are met as of the date of such Company-owned Drive-In Contribution (the “Company-owned Drive-In Contribution Date”): (i) the Trustee and the Servicer receive an Officer's Certificate stating that (A) the estimated Net Cash Flow of the Company-owned Drive-Ins included in the Company-owned Drive-In Contribution, taken as a whole, will be positive for the 12 months following the Company-owned Drive-In Contribution Date, (B) such Company-owned Drive-In Contribution could not reasonably be expected to have a material adverse effect on the interests of the Noteholders, (C) no Default, Event of Default, Manager Termination Event, Potential Manager Termination Event, Rapid Amortization Event, Potential Rapid Amortization Event or Cash Trapping Event has occurred and is continuing or will occur as a result of such Company-owned Drive-In Contribution, and (D) no funds will be transferred from any account pledged to the Trustee other than from a Contributed Company-owned Drive-In Account to (x) any Company-owned Drive-In or (y) any Contributed Company-owned Drive-In Account, (ii) an Opinion of Counsel in form reasonably satisfactory to the Trustee is delivered as to the perfection of the security interest of the Trustee in the Contributed Company-owned Drive-Ins contributed on such date, (iii) an Opinion of Counsel is delivered to the Trustee as to non-consolidation in bankruptcy as to Holdco and the related Contributed Company-owned Drive-In Holder in form reasonably satisfactory to the Trustee and (iv) the Rating Agency Condition with respect to all Series of Notes Outstanding is satisfied.

ARTICLE IV

REPORTS

Section 4.1          Reports and Instructions to Trustee.

(a)           Interim Manager's Certificate.  By 2:30 p.m. (New York City time) on the Business Day prior to each Interim Allocation Date, the Master Issuer and SRI Real Estate Holdco shall furnish, or cause the Manager to furnish, to the Trustee and the Servicer a certificate substantially in the form of Exhibit A (each, an “Interim Manager's Certificate”); provided that such Interim Manager's Certificate shall be considered material non-public information by such recipients and shall not be disclosed to Noteholders, Note Owners or any other Person without the prior written consent of the Master Issuer or SRI Real Estate Holdco.

(b)           Monthly Manager's Certificate.  On or before the third Business Day prior to each Payment Date, the Master Issuer and SRI Real Estate Holdco shall furnish, or cause the Manager to furnish, to the Trustee, the Servicer and each Paying Agent, a certificate substantially in the form of Exhibit B-1 (each, a “Monthly Manager's Certificate”).

(c)           Monthly Noteholders' Statement.  On or before the third Business Day prior to each Payment Date, the Master Issuer and SRI Real Estate Holdco shall provide, or cause the Manager to provide, a statement substantially in the form of Exhibit B-2 with respect to each Series of Notes (each, a “Monthly Noteholders' Statement”) to the Trustee and to the Rating Agencies with a copy to each of the Servicer, the Manager and the Back-Up Manager.

(d)           Quarterly Noteholders' Statement.  Not later than each date Holdco is required to file its financial statements with the Securities and Exchange Commission pursuant to the Exchange Act for each of the first three quarters of its fiscal year and at the end of its fiscal year as described in Sections 4.1(h) and (i) (each such filing date, a “Filing Date”), the Master Issuer and SRI Real Estate Holdco shall furnish, or cause the Manager to furnish, to the Trustee (with a copy to each of the Servicer, Manager, the Back-Up Manager and the Rating Agencies, which copies may be sent by email without the need for confirmation by the recipient of receipt) a Quarterly Noteholders' Statement with respect to each Series of Notes, substantially in the form of Exhibit B-3 containing the information set forth in the Monthly Manager's Certificates with respect to each of the Monthly Collection Periods corresponding to Holdco's prior fiscal quarter.

(e)           Monthly Compliance Certificates.  On or before the second Business Day prior to each Payment Date, the Master Issuer and SRI Real Estate Holdco shall deliver, or cause the Manager to deliver, to the Trustee and the Rating Agencies (with a copy to each of the Servicer, the Manager and the Back-Up Manager) an Officer's Certificate (each, a “Monthly Compliance Certificate”) to the effect that, except as provided in a notice delivered pursuant to Section 8.8, no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred or is continuing.

(f)           Scheduled Principal Payments Deficiency Notices.  On the last Interim Allocation Date with respect to any Monthly Collection Period, the Master Issuer and SRI Real Estate Holdco shall furnish, or cause the Manager to furnish, to the Trustee and the Rating Agencies (with a copy to each of the Servicer, the Manager and the Back-Up Manager) written notice of any Scheduled Principal Payments Deficiency Event with respect to any Class or Series of Notes that occurred with respect to such Monthly Collection Period (any such notice, a “Scheduled Principal Payments Deficiency Notice”).

(g)           Annual Accountants' Reports.  Within ninety (90) days after the end of each fiscal year, the Master Issuer and SRI Real Estate Holdco shall furnish, or cause to be furnished, to the Trustee, the Servicer and the Rating Agencies the reports of the Independent Accountants or the Back-Up Manager required to be delivered to the Master Issuer and SRI Real Estate Holdco by the Manager pursuant to Section 3.3 of the Management Agreement.

(h)           Master Issuer and Franchisor Financial Statements.  The Master Issuer shall furnish, or cause to be furnished, to the Trustee, the Servicer, the Manager, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements:

   (i)           as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year, unaudited consolidated and combined balance sheets of the Master Issuer as of the end of such quarter and unaudited consolidated and combined statements of income, changes in member's equity and cash flows of the Master Issuer for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; provided that the financial statements of the Master Issuer referred to in this clause (i) shall treat SRI Real Estate Holdco and SRI Real Estate Assets Holder as combined entities of the Master Issuer; and

   (ii)           as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, audited consolidated and combined balance sheets of each of the Master Issuer and the Franchisor as of the end of such fiscal year and audited consolidated and combined statements of income, changes in member's equity and cash flows of each of the Master Issuer and the Franchisor for such fiscal year, setting forth in comparative form the figures for the previous fiscal year prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Accountants stating that such audited financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP; provided that the financial statements of the Master Issuer referred to in this clause (ii) shall treat SRI Real Estate Holdco and SRI Real Estate Assets Holder as combined entities of the Master Issuer;

(i)            Holdco Financial Statements.  The Master Issuer and SRI Real Estate Holdco shall furnish to the Trustee, the Servicer, the Manager, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements:

   (ii)           as soon as available and in any event not later than the date required to be filed with the Securities and Exchange Commission pursuant to the Exchange Act with respect to each of the first three quarters of each fiscal year, an unaudited consolidated balance sheet of Holdco as of the end of each of the first three quarters of each fiscal year and unaudited consolidated statements of income, changes in shareholders' equity and cash flows of Holdco for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; and

   (iii)           as soon as available and in any event not later than the date required to be filed with the Securities and Exchange Commission pursuant to the Exchange Act with respect to each fiscal year, an audited consolidated balance sheet of Holdco as of the end of each fiscal year and audited consolidated statements of income, changes in shareholders' equity and cash flows of Holdco for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of independent public accountants of recognized national standing stating such audited consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP.

(j)           Additional Information.  The Master Issuer and SRI Real Estate Holdco will furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of Holdco, SISI, SRI or any other Sonic Entity as the Trustee, the Servicer, the Manager or the Back-Up Manager may reasonably request, subject to Requirements of Law and to the confidentiality provisions of any Related Documents to which such recipient is a party.

(k)           Instructions as to Withdrawals and Payments.  The Master Issuer and SRI Real Estate Holdco will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable (with a copy to each of the Servicer, the Manager and the Back-Up Manager), written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Account or Series Account and to make drawings under any Enhancement, as contemplated herein and in any Series Supplement; provided that such written instructions (other than those contained in the Quarterly Noteholders’ Statements) shall be considered material non-public information by such recipients and shall not be disclosed to any other Person without the prior written consent of the Master Issuer or SRI Real Estate Holdco; and provided further that such written instructions shall be subject in all respects to the confidentiality provisions of any Related Documents to which such recipient is a party.  The Trustee and the Paying Agent shall promptly follow any such written instructions.

(l)           Aggregate Gross Sales Report.  If on any Payment Date, the sum of Aggregate Franchise Drive-In Gross Sales and Aggregate Company-owned Drive-In Gross Sales, as calculated on such Payment Date, is less than $2,887,500,000, the Master Issuer and SRI Real Estate Holdco shall furnish, or cause to be furnished, to the Trustee, the Servicer, the Manager, the Back-Up Manager and the Rating Agencies, on the Payment Date immediately following such Payment Date, a report setting forth the sum of Aggregate Franchise Drive-In

Gross Sales and Aggregate Company-owned Drive-In Gross Sales as calculated on such Payment Date (each, an “Aggregate Gross Sales Report”); provided that such Aggregate Gross Sales Report shall be considered material non-public information by such recipients and shall not be disclosed to any other Person without the prior written consent of the Master Issuer or SRI Real Estate Holdco; and provided, further that such Aggregate Gross Sales Report shall be subject in all respects to the confidentiality provisions of any Related Documents to which such recipient is a party.

(m)          Copies to Rating Agencies.  The Master Issuer and SRI Real Estate Holdco shall deliver, or shall cause the Manager to deliver, a copy of each report, certificate or instruction, as applicable, described in this Section 4.1 to each Rating Agency at its address as listed in or otherwise designated pursuant to Section 14.1 or in the applicable Series Supplement, including any e-mail address.

Section 4.2          Annual Noteholders' Tax Statement.

Unless otherwise specified in the applicable Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2012, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by the Master Issuer and SRI Real Estate Holdco containing such information as the Master Issuer and SRI Real Estate Holdco deem necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders' Tax Statement”).  Such obligations of the Master Issuer and SRI Real Estate Holdco to prepare and the Paying Agent to distribute the Annual Noteholders' Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of applicable tax law as from time to time in effect.

Section 4.3          Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Co-Issuers agree to provide to any Noteholder or Note Owner and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder, owner or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 4.4          Reports, Financial Statements and Other Information to Noteholders.

The Trustee will (a) make the Monthly Manager's Certificates, the Monthly Noteholders' Statements, the Quarterly Noteholders' Statements, the financial statements referenced in Section 4.1(h) and Section 4.1(i), the reports referenced in Section 4.1(g) and the Indenture and other Related Documents available promptly upon receipt thereof to (1) each Rating Agency pursuant to Section 4.1(m) above and (2) to Noteholders, the Servicer, the Manager, the Back-Up Manager and the Rating Agencies via the Trustee's internet website at www.sf.citidirect.com and (b) furnish prospective purchasers with hard copies of such items listed above, provided, that as a condition to access to the Trustee's website, or to the Trustee's furnishing such hard copies, the Trustee shall require each such Noteholder or prospective purchaser to provide to the Trustee an Information Request Certification in the form of Exhibit C hereto to the effect that such Noteholder or prospective purchaser (i) is a Noteholder or prospective purchaser, as applicable, (ii) understands that such items contain material nonpublic information, (iii) is requesting the information solely for use in evaluating such party's investment in the Notes or potential purchase of the Notes, as applicable, and will keep such information strictly confidential (with such exceptions and restrictions to distribution of the information as are more fully set forth in the Information Request Certification and (iv) is not a Competitor.  Each time a Noteholder accesses the internet website, it will be deemed to have confirmed the representations and warranties made pursuant to the confirmation as of the date thereof.  The Trustee will provide the Servicer and the Manager with copies of such Information Request Certification, including the identity, address, contact information, email address and telephone number of such Noteholder, upon request.  Assistance in using the Trustee’s website can be obtained by calling the Trustee's customer service desk at (800) 422-2066.

Quarterly Noteholders' Statements for the Monthly Collection Periods corresponding to Holdco's prior fiscal quarter will be available from the Trustee and through the Trustee's internet website to Noteholders and prospective investors not later than each Filing Date.  Noteholders and prospective investors may obtain the Quarterly Noteholders' Statements directly from the Trustee or may access such statements on the Trustee's internet website without having to make the confirmation described above.

Section 4.5          Manager.

Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Master Issuer, SRI Real Estate Holdco and the other Co-Issuers.  The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Master Issuer, SRI Real Estate Holdco or any other Co-Issuer.  Any such reports and notices that are required to be delivered to the Noteholders hereunder shall be delivered by the Trustee.  The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Management Agreement.  All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement or Variable Funding Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Manager.

Section 4.6          No Constructive Notice.

Delivery of reports, information, Officer's Certificates and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports, information, Officer's Certificates and/or documents shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including the Master Issuer's, any Co-Issuer's, any Securitization Entity's, any IP Holder's, the Manager's, the Guarantor's or any other Person's compliance with any of its covenants under the Indenture, the Notes or any other Related Document (as to which the Trustee is entitled to rely exclusively on the most recent Monthly Compliance Certificate described above).

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1          Lock-Box Account.

(a)           Establishment of the Lock-Box Account.  As of the Closing Date and at all times thereafter, the Lock-Box Account shall be (i) jointly owned by the Master Issuer and SRI Real Estate Holdco, (ii) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (iii) subject to an Account Control Agreement; provided that only the Qualified Institution holding such Lock-Box shall have access to items deposited therein.  The Lock-Box Account shall be an Eligible Account.  If the Lock-Box Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that such Lock-Box Account is no longer an Eligible Account, notify the Trustee, the Servicer, the Manager and the Back-Up Manager and establish a new Lock-Box Account that is an Eligible Account and that is pledged to the Trustee for the benefit of the Secured Parties and subject to an Account Control Agreement.  If a new Lock-Box Account is established, the Master Issuer and SRI Real Estate Holdco shall transfer all cash and investments from the non-qualifying Lock-Box Account into the new Lock-Box Account and shall transfer all items deposited in the Lock-Box related to the non-qualifying Lock-Box Account to a new Lock-Box related to the new Lock-Box Account.

(b)           Administration of the Lock-Box Account.  All amounts held in the Lock-Box Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Lock-Box Account shall mature not later than the date on which such amount is required to be transferred to the Concentration Account as set forth in Section 5.12.  In the absence of written investment instructions hereunder, funds on deposit in the Lock-Box Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof.  Neither the Master Issuer nor SRI Real Estate Holdco shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)           Earnings from the Lock-Box Account.  All interest and earnings (net of losses and investment expenses), if any, paid on funds on deposit in the Lock-Box Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.12.

Section 5.2          Concentration Account.

(a)           Establishment of the Concentration Account.  The Master Issuer and SRI Real Estate Holdco shall continue to jointly own the Concentration Account, which such account, as of the Closing Date and at all times thereafter, shall (i) be jointly owned by the

Master Issuer and SRI Real Estate Holdco, (ii) be pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (iii) be subject to an Account Control Agreement.  The Concentration Account shall be an Eligible Account.  If the Concentration Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that such Concentration Account is no longer an Eligible Account, notify the Trustee, the Servicer, the Manager and the Back-Up Manager and establish a new Concentration Account that is an Eligible Account and that is pledged to the Trustee for the benefit of the Secured Parties and subject to an Account Control Agreement.  If a new Concentration Account is established, the Master Issuer and SRI Real Estate Holdco shall transfer all cash and investments from the non-qualifying Concentration Account into the new Concentration Account.

(b)           Administration of the Concentration Account.  All amounts held in the Concentration Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Concentration Account shall mature not later than the date on which such amount is required to be transferred to the Collection Account as set forth in Section 5.12.  In the absence of written investment instructions hereunder, funds on deposit in the Concentration Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof.  Neither the Master Issuer nor SRI Real Estate Holdco shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)           Earnings from the Concentration Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Concentration Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.12.

Section 5.3          Senior Notes Interest Reserve Account.

(a)           Establishment of the Senior Notes Interest Reserve Account.  On the Closing Date, the Senior Notes Interest Reserve Account shall be assigned to the Trustee for the benefit of the Senior Noteholders, and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties.  The Senior Notes Interest Reserve Account shall be an Eligible Account.  If the Senior Notes Interest Reserve Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that the Senior Notes Interest Reserve Account is no longer an Eligible Account, notify the Trustee, the Servicer, the Manager and the Back-Up Manager and establish a new Senior Notes Interest Reserve Account that is an Eligible Account.  If a new Senior Notes Interest Reserve Account is established, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Senior Notes Interest Reserve Account into the new Senior Notes Interest Reserve Account.  Initially, the Senior Notes Interest Reserve Account will be established with the Trustee.

(b)           Administration of the Senior Notes Interest Reserve Account.  All amounts held in the Senior Notes Interest Reserve Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Senior Notes Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Senior Notes Interest Reserve Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof.   Neither the Master Issuer nor SRI Real Estate Holdco shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)           Earnings from the Senior Notes Interest Reserve Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Senior Notes Interest Reserve Account or for distribution to the Collection Account in accordance with Section 5.12.

Section 5.4          Senior Subordinated Notes Interest Reserve Account.

(a)           Establishment of the Senior Subordinated Notes Interest Reserve Account.  The Master Issuer and SRI Real Estate Holdco shall jointly establish and maintain the Senior Subordinated Notes Interest Reserve Account in the name of the Trustee for the benefit of the Senior Subordinated Noteholders and the Trustee, solely in its capacity as trustee for the Senior Subordinated Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties.  The Senior Subordinated Notes Interest Reserve Account shall be an Eligible Account.  If the Senior Subordinated Notes Interest Reserve Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that the Senior Subordinated Notes Interest Reserve Account is no longer an Eligible Account, notify the Trustee, the Servicer, the Manager and the Back-Up Manager and establish a new Senior Subordinated Notes Interest Reserve Account that is an Eligible Account.  If a new Senior Subordinated Notes Interest Reserve Account is established, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Senior Subordinated Notes Interest Reserve Account into the new Senior Subordinated Notes Interest Reserve Account.  Initially, the Senior Subordinated Notes Interest Reserve Account will be established with the Trustee.

(b)           Administration of the Senior Subordinated Notes Interest Reserve Account.  All amounts held in the Senior Subordinated Notes Interest Reserve Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Senior Subordinated Notes Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof.   Neither the Master Issuer nor SRI Real

Estate Holdco shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)           Earnings from the Senior Subordinated Notes Interest Reserve Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Senior Subordinated Notes Interest Reserve Account or for distribution to the Collection Account in accordance with Section 5.12.

Section 5.5          Cash Trap Reserve Account.

(a)           Establishment of the Cash Trap Reserve Account.  On the Closing Date, the Cash Trap Reserve Account shall be assigned to the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.  The Cash Trap Reserve Account shall be an Eligible Account.  If the Cash Trap Reserve Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that the Cash Trap Reserve Account is no longer an Eligible Account, notify the Trustee, the Servicer, the Manager and the Back-Up Manager and establish a new Cash Trap Reserve Account that is an Eligible Account.  If a new Cash Trap Reserve Account is established, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Cash Trap Reserve Account into the new Cash Trap Reserve Account.  Initially, the Cash Trap Reserve Account will be established with the Trustee.

(b)           Administration of the Cash Trap Reserve Account.  All amounts held in the Cash Trap Reserve Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Cash Trap Reserve Account shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Cash Trap Reserve Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof.  Neither the Master Issuer nor SRI Real Estate Holdco shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)           Earnings from the Cash Trap Reserve Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Cash Trap Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Cash Trap Reserve Account or for distribution to the Collection Account in accordance with Section 5.12.

Section 5.6          Collection Account.

(a)           Establishment of Collection Account.  On the Closing Date, the Collection Account shall be assigned to the Trustee for the benefit of the Secured Parties, and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.  The Collection Account shall be an Eligible Account.  If the Collection Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that the Collection Account is no longer an Eligible Account, notify the Trustee, the Servicer, the Manager and the Back-Up Manager and establish a new Collection Account that is an Eligible Account.  If a new Collection Account is established, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Collection Account into the new Collection Account.  Initially, the Collection Account will be established with the Trustee.

(b)           Administration of the Collection Account.  All amounts held in the Collection Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Collection Account shall mature not later than the Business Day prior to the next succeeding Interim Allocation Date.  In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof.  Neither the Master Issuer nor SRI Real Estate Holder shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)           Earnings from Collection Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.13.

Section 5.7          Collection Account Administrative Accounts.

(a)           Establishment of Collection Account Administrative Accounts.  On the Closing Date, ten administrative accounts associated with the Collection Account, each of which shall be an Eligible Account, shall be assigned to the Trustee for the benefit of the Secured Parties bearing a designation clearly indicating that funds deposited therein are held for the benefit of the Secured Parties (collectively, the “Collection Account Administrative Accounts”):

   (i)            an account for the deposit of Senior Notes Monthly Interest (the “Senior Notes Interest Account”);

   (ii)           an account for the deposit of Senior Subordinated Notes Monthly Interest (the “Senior Subordinated Notes Interest Account”);

   (iii)           an account for the deposit of Subordinated Notes Monthly Interest (the “Subordinated Notes Interest Account”);

   (iv)           an account for the deposit of the Class A-1 Senior Notes Monthly Commitment Fees (the “Class A-1 Senior Notes Commitment Fees Account”);

   (v)           an account for the deposit of Indemnification Payments, Senior Notes Scheduled Principal Payments, Senior Notes Scheduled Principal Payments Deficiency Amounts or any other principal payments with respect to the Senior Notes (the “Senior Notes Principal Payments Account”);

   (vi)           an account for the deposit of Indemnification Payments, Senior Subordinated Notes Scheduled Principal Payments, Senior Subordinated Notes Scheduled Principal Payments Deficiency Amounts or any other principal payments with respect to the Senior Subordinated Notes (the “Senior Subordinated Notes Principal Payments Account”);

   (vii)          an account for the deposit of Indemnification Payments, Subordinated Notes Scheduled Principal Payments, Subordinated Notes Scheduled Principal Payments Deficiency Amounts or any other principal payments with respect to the Subordinated Notes (the “Subordinated Notes Principal Payments Account”);

   (viii)         an account for the deposit of Senior Notes Monthly Post-ARD Contingent Interest (the “Senior Notes Post-ARD Contingent Interest Account”);

   (ix)           an account for the deposit of Senior Subordinated Notes Monthly Post-ARD Contingent Interest (the “Senior Subordinated Notes Post-ARD Contingent Interest Account”); and

   (x)           an account for the deposit of the Subordinated Notes Monthly Post-ARD Contingent Interest Amount (the “Subordinated Notes Post-ARD Contingent Interest Account”);

provided that if any Collection Account Administrative Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that such Collection Account Administrative Account is no longer an Eligible Account, notify the Trustee, the Servicer, the Manager and the Back-Up Manager and establish a new Collection Account Administrative Account that is an Eligible Account to replace such non-qualifying Collection Account Administrative Account.  If such new Collection Account Administrative Account is established, the Master Issuer and SRI Real Estate Holdco shall transfer all cash and investments from the non-qualifying Collection Account Administrative Account into the new Collection Account Administrative Account.

(b)           Administration of the Collection Account Administrative Accounts.  All amounts held in the Collection Account Administrative Accounts shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Collection Account Administrative Accounts shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Collection Account Administrative Accounts shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof.  Neither the Master Issuer nor SRI Real Estate Holdco shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)           Earnings from the Collection Account Administrative Accounts.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account Administrative Accounts shall be deposited therein and shall be deemed to be Investment Income on deposit in the Collection Account for distribution in accordance with Section 5.13.

Section 5.8          Contributed Company-owned Drive-In Accounts.  In the event that one or more Contributed Company-owned Drive-In Holders are joined as parties to the Indenture, Contributed Company-owned Drive-In Accounts shall be established and maintained by such Contributed Company-owned Drive-In Holders in the name of the Trustee for the benefit of the Secured Parties for the receipt and management of the Company-owned Drive-In Gross Sales of such Contributed Company-owned Drive-Ins.  Each of the Contributed Company-owned Drive-In Accounts will be pledged to the Trustee for the benefit of the Secured Parties.

Section 5.9          Hedge Payment Account.

(a)           Establishment of the Hedge Payment Account.  On or prior to the Series Closing Date of the first Series of Notes issued pursuant to this Indenture providing for a Series Hedge Agreement, the Master Issuer, or the Manager on behalf of the Master Issuer, shall establish and maintain an account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Hedge Payment Account”).  The Hedge Payment Account shall be an Eligible Account.  If the Hedge Payment Account is at any time no longer an Eligible Account, the Master Issuer shall, within five (5) Business Days of obtaining knowledge that the Hedge Payment Account is no longer an Eligible Account, notify the Control Party and Trustee and establish a new Hedge Payment Account that is an Eligible Account.  If a new Hedge Payment Account is established the Master Issuer shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Hedge Payment Account into the new Hedge Payment Account. Initially, the Hedge Payment Account will be established with the Trustee.

(b)           Administration of the Hedge Payment Account.  All amounts held in the Hedge Payment Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Hedge Payment Account shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Hedge Payment Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof.  Neither the Master Issuer nor SRI Real Estate Holdco shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c)           Earnings from the Hedge Payment Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Hedge Payment Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Hedge Payment Account or for distribution to the Collection Account in accordance with Section 5.14.

Section 5.10        Trustee as Securities Intermediary

(a)           The Trustee or other Person holding any Base Indenture Account held in the name of the Trustee for the benefit of the Secured Parties (collectively the “Trustee Accounts”) shall be the “Securities Intermediary”.  If the Securities Intermediary in respect of any Trustee Account is not the Trustee, the Master Issuer and SRI Real Estate Holdco shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.10.

(b)           The Securities Intermediary agrees that:

   (i)            the Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

   (ii)           the Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

   (iii)           all securities or other property (other than cash) underlying any Financial Assets credited to any Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trustee Account be registered in the name of the Master Issuer and/or SRI Real Estate Holdco, payable to the order of the Master Issuer and SRI Real Estate Holdco or specially indorsed to the Master Issuer and SRI Real Estate Holdco;

   (iv)           all property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Trustee Account;

   (v)           each item of property (whether investment property, security, instrument or cash) credited to an Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

   (vi)           if at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Master Issuer, SRI Real Estate Holdco or any other Securitization Entity or any other Person;

   (vii)           the Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement.  For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

   (viii)          the Securities Intermediary has not entered into, and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Master Issuer or SRI Real Estate Holdco purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.10(b)(vi); and

   (ix)           except for the claims and interest of the Trustee, the Secured Parties and the Securitization Entities in the Trustee Accounts, neither the Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, the Trustee Accounts or in any Financial Asset credited thereto.  If the Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Servicer, the Manager, the Back-Up Manager, the Master Issuer and SRI Real Estate Holdco thereof.

(c)           At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trustee Accounts and in all Proceeds thereof, and (acting at the direction of the Controlling Class Representative) shall be the only Person authorized to originate entitlement orders in respect of the Trustee Accounts, provided, however, that at all other times the Master Issuer and SRI Real Estate Holdco shall, subject to the terms of the Indenture, jointly be authorized to instruct the Trustee to originate entitlement orders in respect of the Trustee Accounts.

Section 5.11        Establishment of Series Accounts.

To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative accounts of any such Series Account in accordance with the terms of such Series Supplement.

Section 5.12        Collections and Investment Income.

(a)           Collections in General.  Until the Indenture is terminated pursuant to Section 12.1, the Master Issuer shall cause all Collections due and to become due to the Master Issuer, SRI Real Estate Holdco, any other Securitization Entity or the Trustee, as the case may be, to be deposited in the following manner:

  (i)             all amounts due under or in connection with the Franchise Arrangements and the Post-Securitization Franchise Drive-In Leases, which have been paid by the Franchisee (other than SRI, any Sonic Partnership, any Co-Issuer or any of their respective Subsidiaries) party thereto by ACH or electronic funds transfer from a bank account of such Franchisee, will be paid directly into either the Concentration Account or, solely with respect to payments comprised only of Excluded Amounts, into a Securitization Entity Excluded Amounts Concentration Account from the bank account of such Franchisee;

   (ii)           all amounts due under or in connection with the Franchise Arrangements and Post-Securitization Franchise Drive-In Leases, which have not been paid by the Franchisee (other than SRI, any Sonic Partnership, any Co-Issuer or any of their respective Subsidiaries) party thereto by ACH or electronic funds transfer from a bank account of such Franchisee, will be sent, as determined by the Manager, to either (A) the Lock-Box related to the Lock-Box Account and deposited into the Lock-Box Account or (B) solely with respect to payments comprised only of Excluded Amounts, a Lock-Box related to a Securitization Entity Excluded Amounts Lock-Box Account; provided that any item received in any such Lock-Box will be deposited for collection within two (2) Business Days of the receipt thereof;

   (iii)           all amounts due under or in connection with the Sonic Sign Leases or the Pre-Securitization Franchise Drive-In Leases, which have been paid by the Franchisee (other than SRI, any Sonic Partnership, any Co-Issuer or any of their respective Subsidiaries) party thereto, will be paid, as determined by the Manager, directly into either the Concentration Account, an Excluded Amounts Concentration Account, the Lock-Box related to the Lock-Box Account or the Lock-Box related to an Excluded Amounts Lock-Box Account;

   (iv)           all amounts deposited into the Lock-Box Account pursuant to clause (ii) or (iii) above will be withdrawn by the Manager in accordance with the Management Agreement and deposited into the Concentration Account within one Business Day of the deposit thereof into the applicable Lock-Box Account;

   (v)           all amounts, including all Company-owned Drive-In Gross Sales, except for  Sonic Sign Lease Payments, collected from any Company-owned Drive-In will be paid, as determined by the Manager, by ACH or electronic funds transfer from a bank account of SRI (or any subsidiary thereof), any Sonic Partnership or any subsidiary of the Master Issuer or any other Co-Issuer directly into a Contributed Company-owned Drive-In Account or a concentration account held by SRI (as applicable), as determined by the Manager, and all Sonic Sign Lease Payments will be paid into a concentration account held by SRI; provided that all amounts due under or in connection with (A) any Franchise Arrangement or any Company-owned Drive-In Master Lease to which SRI or any subsidiary thereof, any such Sonic Partnership or any of the Master Issuer's or any of the other Co-Issuers' Subsidiaries is a party or (B) any Monthly Contributed Company-owned Drive-In Profits Amount, will, in each case, be deposited in accordance with clause (ix) or (x) below;

   (vi)           all payments of amounts owing by any counterparty to a Third-Party Vendor Agreement will be paid directly into either the Concentration Account, the Technology Fund Account, the System Marketing Fund Account or a Securitization Entity Excluded Amounts Concentration Account at the sole discretion of the Manager in accordance with the Management Agreement;

   (vii)          all amounts deposited into the Concentration Account pursuant to clause (i) above that constitute Retained Collections will be withdrawn by the Manager in accordance with the Management Agreement and deposited into the Collection Account within two (2) Business Days of the deposit thereof into the Concentration Account;

   (viii)         upon receipt by the Manager of the Monthly P/L Statement from the Franchisee who deposited any amounts pursuant to clause (ii) above, any portion of such amounts that have been deposited into the Concentration Account pursuant to clause (iv) above that constitute Retained Collections will be withdrawn by the Manager in accordance with the Management Agreement and deposited into the Collection Account within three (3) Business Days of the receipt of such Monthly P/L Statement;

   (ix)           all amounts due under or in connection with the Franchise Arrangements or the Company-owned Drive-In Master Leases, which are owed by SRI or any subsidiary thereof, any Sonic Partnership or any of the Master Issuer's or any other Co-Issuers' Subsidiaries and constitute Retained Collections, will be deposited directly by the Manager in accordance with the Management Agreement into the Collection Account when due whether from the Concentration Account, a Contributed Company-owned Drive-In Account, an Excluded Amounts Concentration Account or otherwise;

   (x)           the Monthly Contributed Company-owned Drive-In Profits Amount, if applicable, for all prior Monthly Collection Periods will be deposited directly by the Manager in accordance with the Management Agreement into the Collection Account whether from the relevant Contributed Company-owned Drive-In Account or other concentration account held by SRI (as applicable) when due in accordance with the Management Agreement;

   (xi)           all amounts deposited into the Concentration Account that constitute Sonic Brand Fund Fees, Advertising Co-Op Fees, Technology Fund Fees or System Marketing Fund Fees will be withdrawn and transferred by the Manager into a concentration account held by SRI and subsequently to the applicable funds such as the Sonic Brand Fund Account, the applicable Cooperative Advertising Fund Account, the

Technology Fund Account or the System Marketing Fund Account, as the case may be, in accordance with the Management Agreement;

   (xii)          all Sonic Brand Fund Fees, Advertising Co-Op Fees, Technology Fund Fees, or System Marketing Fund Fees owed by any Company-owned Drive-In will be deposited when due into the Sonic Brand Fund Account, the Technology Fund Account, the applicable Cooperative Advertising Fund Account or the System Marketing Fund Account, as the case may be, in accordance with the Management Agreement;

   (xiii)         all amounts deposited into the Concentration Account that constitute Excluded Amounts (other than the Excluded Amounts set forth in clause (xi) or (xii) above) will be withdrawn and transferred by the Manager, in its sole discretion, in accordance with the Management Agreement;

   (xiv)          all distributions, including any Interim Free Cash Flow Distributions and any IP Holder License Revenue, to the Master Issuer or SRI Real Estate Holdco, as the case may be, from any Securitization Entity will be deposited into the Collection Account upon receipt thereof; and

   (xv)          all Retained Collections from any other source, including Retained Collections Contributions, will be deposited into the Collection Account within two Business Days of receipt thereof by the Master Issuer, SRI Real Estate Holdco or the Manager, as the case may be.

(b)           Investment Income.  On the Business Day immediately prior to each Interim Allocation Date, the Master Issuer and SRI Real Estate Holdco, in their sole discretion, shall, or shall cause the Manager to, instruct the Trustee to transfer any Investment Income on deposit in the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account or the Collection Account Administrative Accounts to the Collection Account.

(c)           IP License Fees.  On the Business Day immediately prior to each Interim Allocation Date, the Master Issuer and SRI Real Estate Holdco shall, or shall cause the Manager to, instruct the Trustee to transfer all IP License Fees owed by any Securitization Entity to the IP Holder from the Collection Account to the IP Holder Operating Account or any other Securitization Entity Operating Account.

(d)           Instructions to Franchisees.  In accordance with and subject to the terms of the Management Agreement, the Master Issuer and SRI Real Estate Holdco shall cause the Manager to instruct each Franchisee (including SRI, each Sonic Partnership, any Co-Issuer or any of their respective Subsidiaries) obligated at any time to make any payment that constitutes Retained Collections pursuant to any Franchise Arrangement, any Company-owned Drive-In Master Lease or any Post-Securitization Franchise Drive-In Lease to the Lock-Box Account, the Concentration Account or the Collection Account unless the Manager has previously so instructed any such Franchisee.

(e)           Misdirected Collections.  The Co-Issuers agree that if any Retained Collections shall be received by any Co-Issuer or any other Securitization Entity in an account other than the Lock-Box Account, the Concentration Account or the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by such Co-Issuer or such other Securitization Entity with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by such Co-Issuer or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement.  The Trustee shall withdraw from the Collection Account any monies on deposit therein that the Manager certifies to it and the Servicer are not Retained Collections and pay such amounts to or at the direction of the Manager.  All monies, instruments, cash and other proceeds received by the Trustee pursuant to the Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article V.

Section 5.13        Application of Interim Collections on Interim Allocation Dates.

(a)           On each Interim Allocation Date with respect to a Monthly Collection Period unless the Master Issuer and SRI Real Estate Holdco shall have failed to deliver on such Interim Allocation Date the Interim Manager's Certificate relating to such Interim Allocation Date in which case the application of Interim Collections relating to such Interim Allocation Date shall occur on the Business Day subsequent to the day on which such Interim Manager's Certificate is delivered, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw or allocate the funds, including any Investment Income available thereon, on deposit in the Collection Account on such Interim Allocation Date, after giving effect to all allocations of Indemnification Payments and Real Estate Asset Disposition Proceeds Prepayment Amounts on such Interim Allocation Date pursuant to Section 5.13(b) and Section 5.13(c), in the order of the following Priority of Payments:

   (i)            first, (A) to reimburse the Trustee, and then, the Servicer, for any unreimbursed Servicing Advances (and interest thereon at the Advance Interest Rate), then (B) to reimburse the Manager for any unreimbursed Manager Advances (and interest thereon at the Advance Interest Rate), and then (C) to pay the Servicer all Servicing Fees, Liquidation Fees and Workout Fees for such Interim Allocation Date;

   (ii)           second, to pay Successor Manager Transition Expenses, if any;

   (iii)          third, to pay to the Manager an amount equal to the Interim Management Fee for such Interim Allocation Date;

   (iv)          fourth, to pay (or retain to the extent payable to the Trustee) (A) to the Master Issuer and SRI Real Estate Holdco pro rata based on the Securitization Operating Expenses attributable to the Master Issuer Entities and the SRI Real Estate Entities for payment of the Capped Securitization Operating Expenses Amount for such Interim Allocation Date and (B) so long as an Event of Default has occurred and is continuing, to the Trustee for payment of the Post-Default Capped Trustee Expenses Amount for such Interim Allocation Date;

   (v)           fifth, to allocate pro rata: (A) to the Senior Notes Interest Account, an amount equal to the Senior Notes Accrued Monthly Interest Amount for such Interim Allocation Date, if any; and (B) to the Hedge Payment Account, the applicable amount of the accrued and unpaid Series Hedge Payment Amount, if any, payable on or before the next Payment Date to a Hedge Counterparty; provided, that the deposit to the Hedge Payment Account pursuant to this subclause (B) will exclude any termination payment payable on or before the next Payment Date to a Hedge Counterparty, if any;

   (vi)           sixth, to allocate to the Class A-1 Senior Notes Commitment Fees Account, the Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount for such Interim Allocation Date;

   (vii)          seventh, to pay to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Capped Class A-1 Senior Notes Administrative Expenses Amount due under such Variable Funding Note Purchase Agreement for such Interim Allocation Date pro rata based on the amounts owed under each such Variable Funding Note Purchase Agreement on such Interim Allocation Date pursuant to this clause (vii);

   (viii)         eighth, to allocate to the Senior Subordinated Notes Interest Account, an amount equal to the Senior Subordinated Notes Accrued Monthly Interest Amount for such Interim Allocation Date;

   (ix)           ninth, to deposit into the Senior Notes Interest Reserve Account, an amount equal to the Senior Notes Interest Reserve Account Deficit Amount on such Interim Allocation Date with respect to each Class of Senior Notes in accordance with the applicable Series Supplement;

   (x)           tenth, to deposit into the Senior Subordinated Notes Interest Reserve Account, an amount equal to the Senior Subordinated Notes Interest Reserve Account Deficit Amount on such Interim Allocation Date with respect to each Class of Senior Subordinated Notes in accordance with the applicable Series Supplement;

   (xi)           eleventh, to allocate to the Senior Notes Principal Payments Account, an amount equal to the sum of (A) the Senior Notes Accrued Scheduled Principal Payments Amount for such Interim Allocation Date and (B) the Senior Notes Scheduled Principal Payments Deficiency Amount for such Interim Allocation Date;

   (xii)          twelfth, to pay to the Manager, an amount equal to the Supplemental Management Fee, if any, for such Interim Allocation Date;

   (xiii)         thirteenth, so long as no Rapid Amortization Period is continuing, if a Class A-1 Senior Notes Amortization Event is continuing, to allocate to the Senior Notes Principal Payments Account, all remaining funds on deposit in the Collection Account on such Interim Allocation Date until no principal amounts with respect to the Class A-1 Senior Notes are Outstanding;

   (xiv)         fourteenth, so long as no Rapid Amortization Period is continuing, and such Interim Allocation Date occurs during a Cash Trapping Period, to deposit into the Cash Trap Reserve Account, an amount equal to the Cash Trapping Amount, if any, on such Interim Allocation Date;

   (xv)          fifteenth, if such Interim Allocation Date occurs during a Rapid Amortization Period, to allocate to the Senior Notes Principal Payments Account all remaining funds on deposit in the Collection Account on such Interim Allocation Date, until there are no principal amounts with respect to the Senior Notes Outstanding;

   (xvi)         sixteenth, to allocate to the Senior Subordinated Notes Principal Payments Account, an amount equal to the sum of (A) the Senior Subordinated Notes Accrued Scheduled Principal Payments Amount for such Interim Allocation Date and (B) the Senior Subordinated Notes Scheduled Principal Payments Deficiency Amount for such Interim Allocation Date;

   (xvii)        seventeenth, if such Interim Allocation Date occurs during a Rapid Amortization Period, to allocate to the Senior Subordinated Notes Principal Payments Account, all remaining funds on deposit in the Collection Account on such Interim Allocation Date, until there are no principal amounts with respect to the Senior Subordinated Notes Outstanding;

   (xviii)       eighteenth, to pay (or retain to the extent payable to the Trustee) to the Master Issuer and SRI Real Estate Holdco pro rata for payment of the Excess Securitization Operating Expenses Amount for such Interim Allocation Date;

   (xix)         nineteenth, to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Excess Class A-1 Senior Notes Administrative Expenses Amounts due under each Variable Funding Note Purchase Agreement for such Interim Allocation Date pro rata based on amounts due under each such Variable Funding Note Purchase Agreement on such Interim Allocation Date pursuant to this clause (xix);

   (xx)         twentieth, to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of Class A-1 Senior Notes Other Amounts due under such Variable Funding Note Purchase Agreement for such Interim Allocation Date pro rata based on amounts due under each such Variable Funding Note Purchase Agreement on such Interim Allocation Date pursuant to this clause (xx);

   (xxi)         twenty-first, to allocate to the Subordinated Notes Interest Account, the Subordinated Notes Accrued Monthly Interest Amount for such Interim Allocation Date;

   (xxii)        twenty-second, to allocate to the Subordinated Notes Principal Payments Account, an amount equal to the sum of (A) the Subordinated Notes Accrued Scheduled Principal Payments Amount, if any, and (B) the Subordinated

Notes Scheduled Principal Payments Deficiency Amount, if any, for such Interim Allocation Date;

   (xxiii)       twenty-third, if such Interim Allocation Date occurs during a Rapid Amortization Period, to allocate to the Subordinated Notes Principal Payments Account, all remaining funds on deposit in the Collection Account on such Interim Allocation Date until there are no principal amounts with respect to the Subordinated Notes Outstanding;

   (xxiv)       twenty-fourth, to allocate to the Senior Notes Post-ARD Contingent Interest Account, the Senior Notes Accrued Monthly Post-ARD Contingent Interest Amount for such Interim Allocation Date;

   (xxv)        twenty-fifth, to allocate to the Senior Subordinated Notes Post-ARD Contingent Interest Account, the Senior Subordinated Notes Accrued Monthly Post-ARD Contingent Interest Amount for such Interim Allocation Date;

   (xxvi)       twenty-sixth, to allocate to the Subordinated Notes Post-ARD Contingent Interest Account, the Subordinated Notes Accrued Monthly Post-ARD Contingent Interest Amount for such Interim Allocation Date;

   (xxvii)      twenty-seventh, to deposit to the Hedge Payment Account, (A) any accrued and unpaid Series Hedge Payment Amount that constitutes a termination payment payable to a Hedge Counterparty, if any, and (B) any other amount payable to a Hedge Counterparty, if any, pursuant to the related Series Hedge Agreement, in each case pro rata to each Hedge Counterparty according to the amount due and payable to each of them;

   (xxviii)      twenty-eighth, to pay, as directed by the Manager in accordance with the Management Agreement, the Environmental Remediation Expenses Amount, if any, for such Interim Allocation Date;

   (xxix)       twenty-ninth, to allocate to the Senior Notes Principal Payments Account, an amount equal to any unpaid premiums and make-whole prepayment premiums with respect to Senior Notes;

   (xxx)        thirtieth, to allocate to the Senior Subordinated Notes Principal Payments Account, an amount equal to any unpaid premiums and make-whole prepayment premiums with respect to Senior Subordinated Notes;

   (xxxi)       thirty-first, to allocate to the Subordinated Notes Principal Payments Account, an amount equal to any unpaid premiums and make-whole prepayment premiums with respect to Subordinated Notes; and

   (xxxii)      thirty-second, to pay to, or at the written direction of, the Master Issuer and SRI Real Estate Holdco pro rata based upon the amount of Retained Collections for such Interim Allocation Date attributable to the Master Issuer Entities and the SRI Real Estate Entities, respectively, the Residual Amount for such Interim Allocation Date.

(b)           Indemnification Payments.  Any Indemnification Payments shall be applied by the Master Issuer on the first Interim Allocation Date following receipt thereof to repay any outstanding Debt Service Advances and Collateral Protection Advances made by the Trustee and interest thereon; then to repay any outstanding Debt Service Advances and Collateral Protection Advances made by the Servicer and interest thereon; and then to repay any outstanding Manager Advances and interest thereon; and to the extent any Indemnification Payments are available after making such payments, the remaining amount shall be applied by the Master Issuer on such Interim Allocation Date, prior to the application of the Priority of Payments, in the following order of priority:  first, if a Class A-1 Senior Notes Amortization Event is continuing, to allocate to the Senior Notes Principal Payments Account, an amount up to the Outstanding Principal Amount under all Class A-1 Senior Notes affected by such Class A-1 Senior Notes Amortization Event on a pro rata basis based on Commitment Amounts; second, to allocate to the Senior Notes Principal Payments Account an amount up to the Outstanding Principal Amount of all Senior Notes of all Series other than Class A-1 Senior Notes on a pro rata basis based on Outstanding Principal Amounts thereof; third, provided clause first does not apply, to allocate to the Senior Notes Principal Payments Account an amount up to the Outstanding Principal Amount under all Class A-1 Senior Notes of all Series on a pro rata basis based on Commitment Amounts; and fourth, to allocate to the applicable Principal Payments Account an amount up to the Outstanding Principal Amount of all other Classes of Notes sequentially in alphabetical order on a pro rata basis based on Outstanding Principal Amounts thereof across the Classes of all Series with the same alphabetical designation.  Any Indemnification Payments allocated to a Principal Payments Account on any Interim Allocation Date shall be applied as prepayments on the following Payment Date in accordance with Section 5.14(f), Section 5.14(i) and Section 5.14(l).

(c)           Real Estate Asset Disposition Proceeds Prepayment Amount.  Any Real Estate Asset Disposition Proceeds Prepayment Amount shall be applied by the Master Issuer on the first Interim Allocation Date following the 365th day following the related disposition to repay any outstanding Debt Service Advances and Collateral Protection Advances made by the Trustee and interest thereon; then to repay any outstanding Debt Service Advances and Collateral Protection Advances made by the Servicer and interest thereon; and then to repay any outstanding Manager Advances and interest thereon; and to the extent any Real Estate Disposition Proceeds Prepayment Amounts are available after making such payments, the remaining amount will be applied by the Master Issuer on such Interim Allocation Date, prior to the application of the Priority of Payments, in the following order of priority:  first, if a Class A-1 Senior Notes Amortization Event is continuing, to allocate to the Senior Notes Principal Payments Account an amount up to the Outstanding Principal Amount under all Class A-1 Senior Notes affected by such Class A-1 Senior Notes Amortization Event on a pro rata basis based on Commitment Amounts; second, to allocate to the Senior Notes Principal Payments Account an amount up to the Outstanding Principal Amount of all Senior Notes of all Series other than Class A-1 Senior Notes on a pro rata basis based on Outstanding Principal Amounts thereof; third, provided clause first does not apply, to allocate to the Senior Notes Principal Payments Account an amount up to the Outstanding Principal Amount under all Class A-1 Senior Notes of all Series on a pro rata basis based on Commitment Amounts;

and fourth, to allocate to the applicable Principal Payments Account an amount up to the Outstanding Principal Amount of all other Classes of Notes sequentially in alphabetical order on a pro rata basis based on Outstanding Principal Amounts thereof across the Classes of all Series with the same alphabetical designation.  Any Real Estate Disposition Proceeds Prepayment Amount allocated to a Principal Payments Account on any Interim Allocation Date shall be applied as prepayments on the following Payment Date in accordance with Section 5.14(f), Section 5.14(i) and Section 5.14(l).  In connection with any such prepayment of principal, each applicable Scheduled Principal Payment Amount relating to the Class of Notes receiving such prepayment shall be ratably reduced.  Any Real Estate Asset Disposition Proceeds below the Real Estate Asset Disposition Threshold not Reinvested within 365 days of the disposition giving rise to such proceeds shall be deposited into the Collection Account and applied pursuant to the Priority of Payments set forth in Section 5.13(a).

Section 5.14        Payment Date Applications.

(a)           Senior Notes Interest Account.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date: (i) the funds allocated to the Senior Notes Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period (or, to the extent necessary to cover any Class A-1 Senior Notes Interest Adjustment Amount, the then-current Monthly Collection Period) to be paid to the Senior Notes from the Collection Account, up to the amount of Senior Notes Monthly Interest accrued and unpaid with respect to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Monthly Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts, and (ii) if the amount of funds allocated to the Senior Notes Interest Account pursuant to the immediately preceding clause (i) is less than the Senior Notes Aggregate Monthly Interest for the Interest Period with respect to each Class of Senior Notes ending most recently prior to such Payment Date, as applicable, an amount equal to the lesser of such insufficiency and the Senior Notes Available Reserve Account Amount from first, the Senior Notes Interest Reserve Account and second, the Cash Trap Reserve Account to be paid to the Senior Notes up to the amount of Senior Notes Monthly Interest accrued and unpaid with respect to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Monthly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(b)           Senior Notes Interest Shortfall Amount.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall determine the excess, if any (the “Senior Notes Interest Shortfall Amount”), of (i) Senior Notes Aggregate Monthly Interest for the Interest Period for each Class of Senior Notes ending most recently prior to the next succeeding Payment Date over (ii) the amount that will be available to make payments on the Senior Notes in accordance with Section 5.14(a) on such Payment Date.

(c)           Debt Service Advances.  If the Senior Notes Interest Shortfall Amount, as determined pursuant to Section 5.14(b), is greater than zero, in accordance with the terms and conditions of the Servicing Agreement, by 3:00 p.m. (New York City time) on the

Business Day preceding such Payment Date, the Servicer shall make a Debt Service Advance in such amount unless the Servicer notifies the Master Issuer, SRI Real Estate Holdco, the Manager, the Back-Up Manager and the Trustee by such time that it has determined such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance.  If the Servicer fails to make such Debt Service Advance (unless the Servicer has determined that such Debt Service Advance (and the interest thereon) would be a Nonrecoverable Advance), pursuant to Section 10.1(l), the Trustee shall make the Debt Service Advance unless it determines that such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance.  In determining whether any Debt Service Advance (and interest thereon) is a Nonrecoverable Advance, the Trustee may conclusively rely on the determination of the Servicer.  All Debt Service Advances shall be deposited into the Senior Notes Interest Account.  If, after giving effect to all Debt Service Advances made with respect to any Payment Date, the Senior Notes Interest Shortfall Amount with respect to such Payment Date is greater than zero, the payment of the Senior Notes Aggregate Monthly Interest as reduced by the Senior Notes Interest Shortfall Amount to be distributed on such Payment Date to the Senior Notes will be paid to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Monthly Interest payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Notes Interest Shortfall Amount.  An additional amount of interest (“Additional Senior Notes Interest Shortfall Interest”) shall accrue on the Senior Notes Interest Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Senior Notes Interest Shortfall Amount is paid in full.

(d)           Class A-1 Senior Notes Commitment Fees Account.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date: (i) the funds allocated to the Class A-1 Senior Notes Commitment Fees Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period (or, to the extent necessary to cover any Class A-1 Senior Notes Commitment Fee Adjustment Amount, the then-current Monthly Collection Period) to be paid to the Class A-1 Senior Notes from the Collection Account, up to the amount of the Class A-1 Senior Notes Monthly Commitment Fees accrued and unpaid with respect to the Class A-1 Senior Notes, pro rata among each Class of Class A-1 Senior Notes based upon the amount of Class A-1 Senior Notes Monthly Commitment Fees payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Class A-1 Senior Notes Commitment Fees Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period is less than Class A-1 Senior Notes Aggregate Monthly Commitment Fees for the Interest Period ending most recently prior to such Payment Date, an amount equal to the lesser of such insufficiency and the Senior Notes Available Reserve Account Amount (after giving effect to any payments made from the Senior Notes Interest Reserve Account and/or the Cash Trap Reserve Account pursuant to Section 5.14(a)(ii)) from, first, the Senior Notes Interest Reserve Account and second, the Cash Trap Reserve Account to be paid to the Class A-1 Senior Notes up to the amount of Class A-1 Senior Notes Monthly Commitment Fees accrued and unpaid with respect to the Class A-1 Senior Notes, pro rata among each Class of Class A-1 Senior Notes based upon the amount of Class A-1 Senior Notes

Monthly Commitment Fees payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(e)           Class A-1 Senior Notes Commitment Fees Shortfall Amount.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall determine the excess, if any (the “Class A-1 Senior Notes Commitment Fees Shortfall Amount”), of (i) Class A-1 Senior Notes Aggregate Monthly Commitment Fees for the Interest Period ending most recently prior to the next succeeding Payment Date over (ii) the amount that will be available to make payments on the Class A-1 Senior Notes in accordance with Section 5.14(d) on such Payment Date.  If the Class A-1 Senior Notes Commitment Fees Shortfall Amount with respect to any Payment Date is greater than zero, the payment of the Class A-1 Senior Notes Aggregate Monthly Commitment Fees as reduced by the Class A-1 Senior Notes Commitment Fees Shortfall Amount to be distributed on such Payment Date to the Class A-1 Senior Notes will be paid to the Class A-1 Senior Notes, pro rata among each Class of Class A-1 Senior Notes based upon the amount of Class A-1 Senior Notes Monthly Commitment Fees payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Class A-1 Senior Notes Commitment Fees Shortfall Amount.  An additional amount of interest (“Additional Class A-1 Senior Notes Commitment Fees Shortfall Interest”) shall accrue on the Class A-1 Senior Notes Commitment Fees Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Class A-1 Senior Notes Commitment Fees Shortfall Amount is paid in full.

(f)           Senior Notes Principal Payments Account.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date the funds allocated to the Senior Notes Principal Payments Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period (i) to be paid to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of the Senior Notes Aggregate Scheduled Principal Payments, the Senior Notes Scheduled Principal Payments Deficiency Amount and amounts distributed to such account pursuant to clause (xv) of the Priority of Payments owed to each such Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of such Class; provided that no Senior Notes Scheduled Principal Payments shall be made in respect of any Series of Senior Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (e) of Section 9.1; and (ii) to be paid to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of the Indemnification Payments and the Real Estate Asset Disposition Proceeds Prepayment Amount owed to each such Class of Senior Notes, in the following order: first, if a Class A-1 Senior Notes Amortization Period is in effect, to prepay and permanently reduce the Commitment Amounts under all Class A-1 Senior Notes on a pro rata basis; second, to prepay the Outstanding Principal Amount of all Senior Notes of all Series other than Class A-1 Senior Notes sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based on the Outstanding Principal Amount of the Senior Notes of such Class; third, provided clause first does not apply, to prepay and permanently reduce the Commitment Amounts under all Class A-1 Senior Notes of all Series on a pro rata basis.

(g)           Senior Subordinated Notes Interest Account.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date: (i) the funds allocated to the Senior Subordinated Notes Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period to be paid to each Class of Senior Subordinated Notes from the Collection Account, up to the amount of Senior Subordinated Notes Monthly Interest accrued and unpaid with respect to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Monthly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Senior Subordinated Notes Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period pursuant to the immediately preceding clause (i) is less than Senior Subordinated Notes Aggregate Monthly Interest for the Interest Period ending most recently prior to such Payment Date and no Senior Notes are Outstanding, an amount equal to the lesser of such insufficiency and the Senior Subordinated Notes Available Reserve Account Amount (after giving effect to any payments made from the Cash Trap Reserve Account pursuant to Section 5.14(a)(ii) and Section 5.14(d)(ii) on such Payment Date) from first, the Senior Subordinated Notes Interest Reserve Account and, second, the Cash Trap Reserve Account to be paid to each Class of Senior Subordinated Notes up to the amount of Senior Subordinated Notes Monthly Interest accrued and unpaid with respect to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Monthly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(h)           Senior Subordinated Notes Interest Shortfall Amount.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco will determine the excess, if any (the “Senior Subordinated Notes Interest Shortfall Amount”), of (i) Senior Subordinated Notes Aggregate Monthly Interest for the Interest Period ending most recently prior to the next succeeding Payment Date over (ii) the amount that will be available to make payments on the Senior Subordinated Notes in accordance with Section 5.14(g) on such Payment Date.  If the Senior Subordinated Notes Interest Shortfall Amount with respect to any Payment Date is greater than zero, payments of Senior Subordinated Notes Aggregate Monthly Interest as reduced by the Senior Subordinated Notes Interest Shortfall Amount to be distributed on such Payment Date to the Senior Subordinated Notes will be paid to each Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Monthly Interest payable with respect to each such Class; provided that such reduction will not be deemed to be a waiver of any default caused by the existence of such Senior Subordinated Notes Interest Shortfall Amount.  An additional amount of interest (“Additional Senior Subordinated Notes Interest Shortfall Interest”) will accrue on the Senior Subordinated Notes Interest Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Senior Subordinated Notes Interest Shortfall Amount is paid in full.

(i)           Senior Subordinated Notes Principal Payments Account.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco will instruct the Trustee in writing to withdraw on the following Payment Date the funds allocated to the Senior Subordinated Notes Principal Payments Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period (i) to be paid to each applicable Class of Senior Subordinated Notes from the Collection Account up to the amount of Senior Subordinated Notes Scheduled Principal Payments, the Senior Subordinated Notes Scheduled Principal Payments Deficiency Amount and amounts distributed to such account pursuant to clause (xvii) of the Priority of Payments owed to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of such Class; provided that no Senior Subordinated Notes Scheduled Principal Payments shall be made in respect of any Series of Senior Subordinated Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (e) of Section 9.1; and (ii) to be paid (so long as no Senior Notes are Outstanding) to each applicable Class of Senior Subordinated Notes from the Collection Account up to the aggregate amount of Indemnification Payments and the Real Estate Asset Disposition Proceeds Prepayment Amount owed to each such Class of Senior Subordinated Notes, sequentially in order of alphabetical designation and pro rata among each Class of Senior Subordinated Notes of the same alphabetical designation based upon the Outstanding Principal Amount of each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(j)           Subordinated Notes Interest Account.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date: (i) the funds allocated to the Subordinated Notes Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period to be paid to each Class of Subordinated Notes from the Collection Account, up to the amount of Subordinated Notes Monthly Interest accrued and unpaid with respect to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Monthly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Subordinated Notes Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period pursuant to the immediately preceding clause (i) is less than Subordinated Notes Aggregate Monthly Interest for the Interest Period ending most recently prior to such Payment Date and no Senior Notes or Senior Subordinated Notes are Outstanding, an amount equal to the lesser of such insufficiency and the Available Cash Trap Reserve Account Amount (after giving effect to any payments made from the Cash Trap Reserve Account pursuant to Section 5.14(a)(ii), Section 5.14(d)(ii) and Section 5.14(g)(ii)) from the Cash Trap Reserve Account to be paid to each Class of Subordinated Notes up to the amount of Subordinated Notes Monthly Interest accrued and unpaid with respect to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Monthly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(k)           Subordinated Notes Interest Shortfall Amount.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall determine the excess, if any (the “Subordinated Notes Interest Shortfall Amount”), of (i) Subordinated Notes Aggregate Monthly Interest for the Interest Period ending most recently prior to the next succeeding Payment Date over (ii) the amount that will be available to make payments on the Subordinated Notes in accordance with Section 5.14(j) on such Payment Date.  If the Subordinated Notes Interest Shortfall Amount with respect to any Payment Date is greater than zero, payments of Subordinated Notes Aggregate Monthly Interest as reduced by the Subordinated Notes Interest Shortfall Amount to be distributed on such Payment Date to the Subordinated Notes will be paid to each Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Monthly Interest payable with respect to each such Class.  An additional amount of interest (“Additional Subordinated Notes Interest Shortfall Interest”) shall accrue on the Subordinated Notes Interest Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Subordinated Notes Interest Shortfall Amount is paid in full.

(l)           Subordinated Notes Principal Payments Account.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date the funds allocated to the Subordinated Notes Principal Payments Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period (i) to be paid to each applicable Class of Subordinated Notes from the Collection Account up to the amount of Subordinated Notes Scheduled Principal Payments, the Subordinated Notes Scheduled Principal Payments Deficiency Amount and amounts distributed to such account pursuant to clause (xxiii) of the Priority of Payments owed to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of such Class; provided that no Subordinated Notes Scheduled Principal Payments shall be made in respect of any Series of Subordinated Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (e) of Section 9.1; and (ii) to be paid (so long as no Senior Notes or Senior Subordinated Notes are Outstanding) to each applicable Class of Subordinated Notes from the Collection Account up to the aggregate amount of Indemnification Payments and the Real Estate Assets Disposition Proceeds Prepayment Amount owed to each such Class of Subordinated Notes, sequentially in order of alphabetical designation and pro rata among each Class of Subordinated Notes of the same alphabetical designation based upon the Outstanding Principal Amount of each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(m)           Senior Notes Post-ARD Contingent Interest Account.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date the funds allocated to the Senior Notes Post-ARD Contingent Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period to be paid to each applicable Class of Senior Notes from the Collection Account up to the amount of Senior Notes Monthly Post-ARD Contingent Interest distributed to such account owed to each such Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of

Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Monthly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(n)           Senior Subordinated Notes Post-ARD Contingent Interest Account.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date the funds allocated to the Senior Subordinated Notes Post-ARD Contingent Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period to be paid to each applicable Class of Senior Subordinated Notes from the Collection Account up to the amount of Senior Subordinated Notes Monthly Post-ARD Contingent Interest distributed to such account owed to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Monthly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(o)           Subordinated Notes Post-ARD Contingent Interest Account.  On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date the funds allocated to the Subordinated Notes Post-ARD Contingent Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period to be paid to each applicable Class of Subordinated Notes from the Collection Account up to the amount of Subordinated Notes Monthly Post-ARD Contingent Interest distributed to such account owed to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Monthly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(p)           Hedge Payment Account.  On each Accounting Date, after giving effect to the allocations set forth in clause (v) of the Priority of Payments, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Payment Date the funds allocated to the Hedge Payment Account on such Payment Date with respect to the immediately preceding Monthly Collection Period and to pay such funds pro rata among the Hedge Counterparties according to the amount due and payable to each such Hedge Counterparties as of such Payment Date.

(q)           Amounts on Deposit in the Senior Notes Interest Reserve Account, Senior Subordinated Notes Interest Reserve Account and the Cash Trap Reserve Account.

  (i)             On the Accounting Date preceding any Payment Date that is a Cash Trapping Release Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on such Payment Date funds then on deposit in the Cash Trap Reserve Account equal to the Cash Trapping Release Amount and to deposit such funds into the Collection Account.

   (ii)           On the Accounting Date preceding the first Payment Date following the commencement of the Rapid Amortization Period, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on such Payment Date any funds then on deposit in the Cash Trap Reserve Account for payment to each Class of Notes Outstanding and deposit such funds into the applicable Series Distribution Accounts, sequentially in order of alphanumerical designation and pro rata among each such Class of Notes of the same alphanumerical designation based upon the Outstanding Principal Amounts of the Notes of such Class.

   (iii)           On the Accounting Date preceding the Final Series Anticipated Repayment Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Cash Trap Reserve Account for payment to each Class of Notes Outstanding and deposit such funds into the applicable Series Distribution Accounts, sequentially in order of alphanumerical designation and pro rata among each such Class of Notes of the same alphanumerical designation based upon the Outstanding Principal Amounts of the Notes of such Class.

   (iv)           So long as no Rapid Amortization Period or Event of Default is continuing, on the Accounting Date preceding the first Payment Date following the commencement of the Class A-1 Senior Notes Amortization Event, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the related Payment Date any funds then on deposit in the Cash Trap Reserve Account for payment to the Class A-1 Senior Notes Outstanding and deposit such funds into the applicable Series Distribution Accounts, pro rata among each such Class of Notes of the same alphanumerical designation based upon the Outstanding Principal Amounts of the Notes of such Class.

   (v)           If the Master Issuer and SRI Real Estate Holdco determine, with respect to any Series of Senior Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.14 on any Series Legal Final Maturity Date related to such Series of Senior Notes is less than the Outstanding Principal Amount of such Series of Senior Notes, on the Accounting Date immediately preceding such Series Legal Final Maturity Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Notes Interest Reserve Account and deposit, sequentially in order of alphanumeric designation and pro rata based upon the Outstanding Principal Amount of the Senior Notes, into the applicable Series Distribution Accounts, an amount equal to the lesser of such insufficiency and the Available Senior Notes Interest Reserve Account Amount (after giving effect to any payments made from the Senior Notes Interest Reserve Account pursuant to Section 5.14(a)(ii) and Section 5.14(d)(ii)) on such Series Legal Final Maturity Date).

   (vi)           If the Master Issuer and SRI Real Estate Holdco determine, with respect to any Series of Senior Subordinated Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.13 on any Series

Legal Final Maturity Date related to such Series of Senior Subordinated Notes is less than the Outstanding Principal Amount of such Series of Senior Subordinated Notes, on the Accounting Date immediately preceding such Series Legal Final Maturity Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Subordinated Notes Interest Reserve Account and deposit, sequentially in order of alphanumeric designation and pro rata based upon the Outstanding Principal Amount of the Senior Subordinated Notes, into the applicable Series Distribution Accounts, an amount equal to the lesser of such insufficiency and the Available Senior Subordinated Notes Interest Reserve Account Amount (after giving effect to any payments made from the Senior Subordinated Notes Interest Reserve Account pursuant to Section 5.14(a)(ii) and Section 5.14(g)(ii)) on such Series Legal Final Maturity Date).

   (vii)           On any date on which no Senior Notes are Outstanding, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Notes Interest Reserve Account and to deposit such funds into the Collection Account.

   (viii)         On any date on which no Senior Subordinated Notes are Outstanding, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Subordinated Notes Interest Reserve Account and to deposit such funds into the Collection Account.

   (ix)           On the Accounting Date preceding the Payment Date following any Senior Notes Interest Reserve Release Event or on which a Senior Notes Interest Reserve Release Event is to occur, the Master Issuer and SRI Real Estate Holder shall instruct the Trustee in writing to withdraw on such Payment Date funds then on deposit in the Senior Notes Interest Reserve Account equal to the Senior Notes Interest Reserve Release Amount and deposit such funds into the Collection Account.

   (x)           On the Accounting Date preceding the Payment Date following any Senior Subordinated Notes Interest Reserve Release Event or on which a Senior Subordinated Notes Interest Reserve Release Event is to occur, the Master Issuer and SRI Real Estate Holder shall instruct the Trustee in writing to withdraw on such Payment Date funds then on deposit in the Senior Subordinated Notes Interest Reserve Account equal to the Senior Subordinated Notes Interest Reserve Release Amount and deposit such funds into the Collection Account.

Section 5.15        Determination of Monthly Interest.

Monthly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.16        Determination of Monthly Principal.

Monthly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.17        Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

Section 5.18        Retained Collections Contributions.

At any time after the Closing Date, the Master Issuer may designate Retained Collections Contributions to be included in Net Cash Flow for purposes of calculating the DSCR, but not more than $2,000,000 in any Monthly Collection Period or more than $5,000,000 during any period of 12 Monthly Collection Periods or more than $10,000,000 from the Closing Date to the Final Series Legal Final Maturity Date.  Any Retained Collections Contribution that is included in Net Cash Flow for the purpose of calculating the DSCR will be retained in the Collection Account until the Interim Allocation Date on which either (i) the DSCR for the period of twelve Monthly Collection Periods ended immediately prior to such Interim Allocation Date is at least 1.50x without giving effect to the inclusion of such Retained Collections Contribution or (ii) such Retained Collections Contribution is required to pay any shortfall in the amounts payable under clauses (i) through (xxxi) of the Priority of Payments, to the extent of any shortfall.  Any equity contribution made to the Master Issuer after the Closing Date will not be included for purposes of calculating the DSCR in order to determine if the conditions to the issuance of additional Series of Notes have been satisfied.  The Master Issuer may not designate equity contributions as Retained Collections Contributions to the extent such equity contributions were funded by the proceeds of a draw under any Class A-1 Senior Notes.

ARTICLE VI

DISTRIBUTIONS

Section 6.1          Distributions in General.

(a)           Unless otherwise specified in the applicable Series Supplement, on each Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto (i) by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account no later than 12:30 p.m. (New York City time) if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register if such Noteholder has not provided wire instructions pursuant to clause (i) above; provided, however, that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of the Note at the applicable Corporate Trust Office.

(b)           Unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Variable Funding Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes will be made from amounts allocated in accordance with the Priority of Payments among each Class of Notes in alphanumerical order (i.e., A-1, A-2, B-1, B-2 and not A-1, B-1, A-2, B-2) and pro rata among holders of Notes within each Class of the same alphanumerical designation; provided, however, that unless otherwise specified in the Series Supplement, in this Base Indenture or in any applicable Variable Funding Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes having the same alphabetical designation will be pari passu with each other with respect to the distribution of Collateral proceeds resulting from exercise of remedies upon an Event of Default.

(c)           Unless otherwise specified in the applicable Series Supplement, the Trustee shall distribute all amounts owed to the Noteholders of any Class of Notes pursuant to the instructions of the Co-Issuers whether set forth in a Monthly Manager's Certificate, Company Order or otherwise.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Co-Issuers hereby represent and warrant, for the benefit of the Trustee and the Noteholders, as follows as of each Series Closing Date:

Section 7.1          Existence and Power.

Each Securitization Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction (including, without limitation, any Foreign Country) where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Indenture and the other Related Documents.

Section 7.2          Company and Governmental Authorization.

The execution, delivery and performance by each Co-Issuer of this Base Indenture and any Series Supplement and by each Co-Issuer and each other Securitization Entity of the other Related Documents to which it is a party (a) is within such Securitization Entity's limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action and (b) does not contravene, or constitute a default under, any Requirements of Law with respect to such Securitization Entity or any

Contractual Obligation with respect to such Securitization Entity or result in the creation or imposition of any Lien on any property of any Securitization Entity, except for Liens created by this Base Indenture or the other Related Documents.  This Base Indenture and each of the other Related Documents to which each Securitization Entity is a party has been executed and delivered by a duly Authorized Officer of such Securitization Entity.

Section 7.3          No Consent.

No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by each Co-Issuer of this Base Indenture and any Series Supplement and by each Co-Issuer and each other Securitization Entity of any Related Document to which it is a party or for the performance of any of the Securitization Entities' obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained or made by such Securitization Entity prior to the Closing Date.

Section 7.4          Binding Effect.

This Base Indenture and each other Related Document to which a Securitization Entity is a party is a legal, valid and binding obligation of each such Securitization Entity enforceable against such Securitization Entity in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.5          Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of any Co-Issuer, threatened against or affecting any Securitization Entity before any court or arbitrator or any Governmental Authority that would, individually or in the aggregate, affect the validity or enforceability of this Base Indenture or any Series Supplement, materially adversely affect the performance by the Securitization Entities of their obligations hereunder or thereunder or which is reasonably likely to have a Material Adverse Effect.

Section 7.6          ERISA.

As of the Closing Date, (i) no Securitization Entity or any member of the Controlled Group of any Securitization Entity has established or sponsors, maintains, contributes to or has any obligation to contribute to (or has in the past six years established, maintained, sponsored, contributed to or incurred any obligation to contribute to) any Benefit Plan, (ii) each “employee benefit plan” as defined in Section 3(3) of ERISA that any Securitization Entity or any member of such Securitization Entity's Controlled Group sponsors, maintains or contributes to, or is obligated to contribute to, is in compliance with applicable provisions of ERISA, the Code and all other applicable laws, except as would not reasonably be expected to have a Material Adverse Effect and (iii) no Securitization Entity nor any member of the same Controlled Group as any Securitization Entity has any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.  As of each Series Closing Date that occurs after the Closing Date, each Co-Issuer shall make the representations and warranties in the preceding sentence, provided that, to the extent that any of the Securitization Entities or any member of any Securitization Entity's Controlled Group has established or become obligated to maintain, sponsor or contribute to any Benefit Plan, then, in lieu of the representations and warranties in clause (i) of the preceding sentence, each Co-Issuer shall represent and warrant that, during the six-year period prior to the date on which this representation is made or deemed made, with respect to such Benefit Plan, except as would not reasonably be expected to have a Material Adverse Effect: (a) no ERISA Event has occurred, (b) no steps have been taken by any Securitization Entity or any member of the same Controlled Group as any Securitization Entity to terminate such Benefit Plan, (c) no condition exists or event or transaction has occurred with respect to such Benefit Plan which might result in the incurrence by any Securitization Entity or any member of the same Controlled Group as any Securitization Entity of any liability, fine, lien or penalty under ERISA, the Code or any other applicable law, (d) no such Benefit Plan that is a Multiemployer Plan is in “reorganization” (within the meaning of Section 4241 of ERISA) or is “insolvent” (within the meaning of Section 4245 of ERISA), (e) the present value of all accrued benefits under such Benefit Plan (based on those assumptions used to fund such Benefit Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Benefit Plan allocable to such accrued benefits and (f) no non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred involving such Benefit Plan.

Section 7.7          Tax Filings and Expenses.

Each Securitization Entity has filed, or caused to be filed, all federal, state and local Tax returns and all other Tax returns which, to the knowledge of any Co-Issuer, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all material Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP.  As of the Closing Date, except as set forth on Schedule 7.7, no Co-Issuer has received in writing any proposed Tax assessment.  Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each Foreign Country and each state in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8          Disclosure.

All certificates, reports, statements, notices, documents and other information furnished to the Trustee or the Noteholders by or on behalf of the Securitization Entities pursuant to any provision of the Indenture or any other Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other

Related Document, are, at the time the same are so furnished, complete and correct in all material respects and give the Trustee or the Noteholders, as the case may be, true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee or the Noteholders, as the case may be, shall constitute a representation and warranty by each Co-Issuer made on the date the same are furnished to the Trustee or the Noteholders, as the case may be, to the effect specified herein.

Section 7.9          Investment Company Act.

No Securitization Entity is, or is controlled by, an “investment company” that is required to be registered under the Investment Company Act.

Section 7.10        Regulations T, U and X.

The transactions contemplated by the Indenture Documents comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11        Solvency.

Both before and after giving effect to the transactions contemplated by the Indenture and the other Related Documents, each Securitization Entity is solvent within the meaning of the Bankruptcy Code and any applicable state law and each Securitization Entity is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to any Securitization Entity.

Section 7.12        Ownership of Equity Interests, Subsidiaries.

(a)           All of the issued and outstanding limited liability company interests of the Master Issuer are owned by SISI, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by SISI, free and clear of all Liens other than Permitted Liens.

(b)           All of the issued and outstanding limited liability company interests of SRI Real Estate Holdco are owned by SRI, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by SRI, free and clear of all Liens other than Permitted Liens.

(c)           All of the issued and outstanding limited liability company interests of the Franchise Assets Holder and the Franchisor are owned by the Master Issuer, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by the Master Issuer, free and clear of all Liens other than Permitted Liens.

(d)           All of the issued and outstanding limited liability company interests of the IP Holder and ADR are owned by the Franchise Assets Holder, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by the Franchise Assets Holder, free and clear of all Liens other than Permitted Liens.

(e)           All of the issued and outstanding limited liability company interests of the SRI Real Estate Assets Holder are owned by SRI Real Estate Holdco, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by SRI Real Estate Holdco, free and clear of all Liens other than Permitted Liens.

(f)           The Master Issuer has no subsidiaries and owns no Equity Interests in any other Person, other than the Franchisor and the Franchise Assets Holder.  The Franchise Assets Holder has no subsidiaries and owns no Equity Interest in any Person, other than the IP Holder and ADR.  The Franchisor, the IP Holder and ADR have no subsidiaries and own no Equity Interests in any other Person.

Section 7.13        Security Interests.

(a)           Each Co-Issuer and the Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens.  The Co-Issuers' and the Guarantor's rights under the Collateral Documents constitute accounts or general intangibles under the applicable UCC.  The Mortgages constitute instruments under the applicable UCC.  This Base Indenture and the G&C Agreement constitute a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected (except as described on Schedule 7.13) and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from each Co-Issuer and the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.  The Co-Issuers and the Guarantor have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under the G&C Agreement.  All action necessary to perfect such first-priority security interest has been duly taken, subject to the making of filings with respect to certain intellectual property described in Section 7.13(b) below.

(b)           Other than the security interest granted to the Trustee hereunder, pursuant to the other Related Documents or any other Permitted Lien, none of the Co-Issuers or the Guarantor has pledged, assigned, sold or granted a security interest in the Collateral.  All action necessary (including the filing of UCC-1 financing statements and filings with the United States Patent and Trademark Office, the United States Copyright Office or any applicable foreign intellectual property office or agency) to protect and evidence the Trustee's security interest in the Collateral in the United States and each Designated Foreign Country (as to which there are none, as of the Closing Date) has been duly and effectively taken, except as described on Schedule 7.13; provided that (i) notwithstanding anything to the contrary contained in this Section 7.13, any filings with the United States Patent and Trademark Office, the United States Copyright Office or any applicable foreign intellectual property office will be made, and, to the extent the security interest in any Collateral is perfected upon such filing, such security interest will have been perfected or will be perfected as soon as reasonably practicable after the Closing Date, but in no event later than thirty (30) days thereafter with respect to filings with the United States Copyright Office and ninety (90) days thereafter with respect to filings with the United States Patent and Trademark Office, and (ii) any filings with the foreign intellectual property office or agency of any Designated Foreign Country shall be required to be made only once such Foreign Country is designated for purposes of this Section 7.13(b) as a “Designated Foreign Country” in accordance with Section 5.2(c) of the Management Agreement.  No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Co-Issuer or the Guarantor and listing such Co-Issuer or the Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction in the United States or in any Designated Foreign Country except in respect of Permitted Liens or such as may have been filed, recorded or made by such Co-Issuer or the Guarantor in favor of the Trustee on behalf of the Secured Parties in connection with this Base Indenture and the G&C Agreement, and neither any of the Co-Issuers nor the Guarantor has authorized any such filing.  None of the Co-Issuers is aware of any material judgment or material tax lien filings against any Co-Issuer.  None of the Mortgages that constitute or evidence the Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Secured Parties.

(c)           All authorizations in this Base Indenture and the G&C Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture and the G&C Agreement are powers coupled with an interest and are irrevocable for so long as the Indenture has not been terminated in accordance with its terms.

Section 7.14        Related Documents.

The Indenture Documents, the Collateral Transaction Documents, the Account Agreements, the Depository Agreements, any Variable Funding Note Purchase Agreement, any Swap Contract, any Series Hedge Agreement and any Enhancement Agreement with respect to each Series of Notes are in full force and effect.  There are no Defaults thereunder.

Section 7.15        Non-Existence of Other Agreements.

Other than as permitted by Section 8.22, (a) no Securitization Entity is a party to any contract or agreement of any kind or nature and (b) no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.  No Securitization Entity has engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issue of Series of Notes, the execution of the Related Documents to which such Securitization Entity is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 7.16        Compliance with Contractual Obligations and Laws.

No Securitization Entity is in violation of (a) its Charter Documents, (b) any Requirement of Law with respect to such Securitization Entity or (c) any Contractual Obligation with respect to such Securitization Entity, except, in each case, to the extent that such violation will not have a material adverse effect on the interests of the Noteholders.

Section 7.17        Other Representations.

All representations and warranties of each Securitization Entity made in each Related Document to which it is a party are true and correct in all material respects and are repeated herein as though fully set forth herein.

Section 7.18        No Employees.

Notwithstanding any other provision of the Indenture or any Charter Documents of any Securitization Entity to the contrary, no Securitization Entity has any employees.

Section 7.19        Insurance.

The Securitization Entities maintain the insurance coverages described on Schedule 7.19 hereto.  All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Securitization Entities than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.

Section 7.20        Environmental Matters.

Except as would not be expected to have a Material Adverse Effect:

(a)           the Securitization Entities: (i) are in compliance with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and (iii) are in compliance with all of their Environmental Permits;

(b)           Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Securitization Entity or any of its Affiliates, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could reasonably be expected to (i) give rise to liability of any Securitization Entity or any of its Affiliates under any applicable Environmental Law, (ii) interfere with any Securitization Entity's or any of its Affiliates' continued operations or (iii) impair the fair saleable value of any real property owned or leased by any Securitization Entity or any of its Affiliates;

(c)           there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental

Law to which any Securitization Entity or any of its Affiliates is, or to the knowledge of the Securitization Entities or any of their Affiliates will be, named as a party that is pending or, to the knowledge of any Securitization Entity or any of its Affiliates, threatened;

(d)           neither any Securitization Entity nor any of its Affiliates has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the Federal Comprehensive Environmental Response, Compensation and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern;

(e)           neither any Securitization Entity nor any of its Affiliates has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, in each case, that would be expected to result in ongoing obligations or costs relating to compliance with or liability under any Environmental Law; and

(f)           neither any Securitization Entity nor any of its Affiliates has assumed or retained, by contract or conduct, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

ARTICLE VIII

COVENANTS

Section 8.1          Payment of Notes.

(a)           Each Co-Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest, subject to Section 2.15(d), on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due.  Except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement or any other Related Document, amounts properly withheld under the applicable Tax law or any applicable state, local or foreign law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Co-Issuers to such Noteholder for all purposes of the Indenture and the Notes.

(b)           By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate Tax certifications (which includes (i) an Internal Revenue Service Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or applicable successor form or (ii) an applicable Internal Revenue Service Form W-8, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Co-Issuers as provided in clause (a) above.

Section 8.2          Maintenance of Office or Agency.

(a)           The Co-Issuers will maintain an office or agency (which may be an office of the Trustee, the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Co-Issuers in respect of the Notes and the Indenture may be served, and where, at any time when the Co-Issuers are obligated to make a payment of principal of, and premium, if any, on the Notes, the Notes may be surrendered for payment.  The Co-Issuers will give prompt written notice to the Trustee and the Servicer of the location, and any change in the location, of such office or agency.  If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Servicer with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and notices and demands may be made at the address set forth in Section 14.1 hereof.

(b)           The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Co-Issuers will give prompt written notice to the Trustee and the Servicer of any such designation or rescission and of any change in the location of any such other office or agency.  The Co-Issuers hereby designate the applicable Corporate Trust Office as one such office or agency of the Co-Issuers.

Section 8.3          Payment and Performance of Obligations.

Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon the Securitization Entity or upon the income, properties or operations of any Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Collateral Documents and the Securitization Entity Leases, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Co-Issuers hereunder and the Guarantor under the G&C Agreement regarding the protection of the Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4          Maintenance of Existence.

Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, maintain its existence as a limited liability company or corporation validly existing, and in good standing under the laws of its state of organization and duly qualified as a foreign limited liability company or corporation licensed under the laws of each state and each foreign country in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect.

Section 8.5          Compliance with Laws.

Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, comply in all respects with all Requirements of Law with respect to such Co-Issuer or such other Securitization Entity except where such noncompliance would not be reasonably likely to result in a Material Adverse Effect.

Section 8.6          Inspection of Property; Books and Records.

Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions, business and activities in accordance with GAAP.  Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, permit each of the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Trustee or any Person appointed by it to act as its agent to visit and inspect any of its properties upon reasonable notice and during normal business hours, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent certified public accountants at the Servicer's, the Manager's, the Back-Up Manager's, the Controlling Class Representative's, the Trustee's or such Person's reasonable expense, all at such reasonable times upon reasonable notice and as often as may reasonably be requested; provided, however, that during the continuance of a Rapid Amortization Event or an Event of Default each of the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Trustee or any Person appointed by it to act as its agent may visit and conduct such activities at any time and all such visits and activities shall be at the Co-Issuers' expense.

Section 8.7          Actions under the Collateral Documents and Related Documents.

(a)           Except as otherwise provided in Section 8.7(d), no Co-Issuer will, or will permit any Securitization Entity that is a Subsidiary of such Co-Issuer to, take any action which would permit any Sonic Entity or any other Person party to a Collateral Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Collateral Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Collateral Transaction Document.

(b)           Except as otherwise provided in Section 8.7(d), no Co-Issuer will, or will permit any Securitization Entity that is a Subsidiary of such Co-Issuer to, take any action which would permit any other Person party to a Collateral Franchise Document or a Securitization Entity Lease to have the right to refuse to perform any of its respective obligations under such Collateral Franchise Document or such Securitization Entity Lease or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, such Collateral Franchise Document or such Securitization Entity Lease if such action when taken by or on behalf of any Securitization Entity by the Manager or otherwise would be in violation of the Management Standard.

(c)           Except as otherwise provided in Section 3.2(a), each Co-Issuer agrees that it will not, and will cause each Securitization Entity that is a Subsidiary of such Co-Issuer not to, without the prior written consent of the Control Party, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Document or under a Securitization Entity Lease or under any instrument or agreement included in the

Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to such Co-Issuer or such other Securitization Entity or give any consent, request, notice, direction or approval with respect to any such obligor.

(d)           Each Co-Issuer agrees that it will not, and will cause each Securitization Entity that is a Subsidiary of such Co-Issuer not to, without the prior written consent of the Control Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Related Documents; provided, however, that the Securitization Entities may agree to any amendment, modification, supplement or waiver of any such term of any Related Document without any such consent:

   (i)           to add to the covenants of any Securitization Entity for the benefit of the Secured Parties or to add to the covenants of any Sonic Entity for the benefit of any Securitization Entity;

   (ii)          to terminate any Related Document if any party thereto (other than a Securitization Entity) becomes, in the reasonable judgment of the Co-Issuers, unable to pay its debts as they become due, even if such party has not yet defaulted on its obligations under the Related Document, so long as the Co-Issuers enter into a replacement agreement with a new party within 90 days of the termination of the Related Document; or

   (iii)         to make such other provisions in regard to matters or questions arising under the Related Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of any Noteholder, any Note Owner, or any other Secured Party; provided that an Opinion of Counsel and Officer's Certificate shall be delivered to the Trustee and the Servicer to such effect.

Section 8.8          Notice of Defaults and Other Events.

Promptly (and in any event within two (2) Business Days) upon becoming aware of (i) any Potential Rapid Amortization Event, (ii) any Rapid Amortization Event, (iii) any Potential Manager Termination Event, (iv) any Manager Termination Event, (v) any Default, (vi) any Event of Default or (vii) any default under any Collateral Transaction Document, the Co-Issuers shall give the Trustee, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Rating Agencies with respect to each Series of Notes Outstanding notice thereof, together with an Officer's Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Co-Issuers.  The Co-Issuers shall, at their expense, promptly provide to the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Trustee such additional information as the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative or the Trustee may request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Section 8.9          Notice of Material Proceedings.

Without limiting Section 8.29, promptly (and in any event within five (5) Business Days) upon becoming aware thereof, the Co-Issuers shall give the Trustee, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority involving any Sonic Entity which is reasonably likely to have a Material Adverse Effect.

Section 8.10        Further Requests.

Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.

Section 8.11        Further Assurances.

(a)           Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, do such further acts and things, and execute and deliver to the Trustee and the Servicer such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain and maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of the Indenture or the other Related Documents or to better assure and confirm unto the Trustee, the Servicer, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby and by the G&C Agreement.  If any Co-Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), the Servicer itself may perform such agreement or obligation, and the reasonable expenses of the Servicer incurred in connection therewith shall be payable by the Co-Issuers upon the Servicer's demand therefor.  The Servicer is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee's security interest in the Collateral.

(b)           If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within two (2) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c)           Notwithstanding the provisions set forth in clauses (a) and (b) above, the Co-Issuers and the Guarantor shall not be required to perfect any security interest in any fixtures (other than through a central filing of a UCC financing statement) or any real property included in the Collateral.

(d)           If any Co-Issuer or the Guarantor shall obtain an interest in any commercial tort claim (as such term is defined in the New York UCC) such Person shall within ten (10) Business Days of becoming aware that it has obtained such an interest sign and deliver documentation acceptable to the Servicer granting a security interest under this Base Indenture or the G&C Agreement, as the case may be, in and to such commercial tort claim.

(e)           Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, warrant and defend the Trustee's right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

Section 8.12        Liens.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.

Section 8.13        Other Indebtedness.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder or under the G&C Agreement, (ii) any Company-owned Drive-In Master Lease and any Post-Securitization Franchise Drive-In Leases or (iii) any Indebtedness of any Securitization Entity to any other Securitization Entity.

Section 8.14        No ERISA Plan.

No Securitization Entity or any member of the same Controlled Group as any Securitization Entity shall establish, sponsor, maintain, contribute to or incur any obligation to contribute to any Benefit Plan unless such Securitization Entity notifies the Trustee and the Control Party in writing that it intends to incur such obligation and the Control Party consents in writing, which consent shall not be unreasonably withheld or delayed, but which may be subject to such reasonable conditions as the Control Party may require.  Within five (5) business days after becoming aware of the occurrence of any ERISA Event or, with respect to any such Benefit Plan, or, within three (3) business days after receiving notice of the institution of proceedings or the taking of any other action by the PBGC, any Securitization Entity or any member of the same Controlled Group as any Securitization Entity, which is intended to result in the withdrawal from, or the termination, reorganization or insolvency of, any such Benefit Plan, including any such Benefit Plan that is a Multiemployer Plan, the Securitization Entities shall provide the Trustee and the Control Party with a written notice of the same.

Section 8.15        Mergers.

On and after the Closing Date, no Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, merge or consolidate with or into any other Person (whether by means of single transaction or a series of related transactions).

Section 8.16        Asset Dispositions.

(a)           No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, sell, transfer, lease, license, liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), except in the case of the following (each, a “Permitted Asset Disposition”):

   (i)           any Real Estate Asset Dispositions (including, for avoidance of doubt, any Contributed Company-owned Drive-In Dispositions); provided that (A) during each fiscal year of the Co-Issuers, all Real Estate Asset Disposition Proceeds received during such fiscal year and prior to the commencement of a Rapid Amortization Period up to and including the Real Estate Asset Disposition Threshold shall be deposited into the Collection Account unless such proceeds are Reinvested in Eligible Real Estate Assets within 365 days of the date of such Real Estate Asset Disposition; provided that any Real Estate Asset Disposition Proceeds being held for reinvestment in accordance with this clause (A) shall remain the property of a Securitization Entity, shall be held in the Concentration Account and shall not be distributed or transferred to any other entity that is not a Securitization Entity, (B) during each fiscal year of the Co-Issuers, all Real Estate Asset Disposition Proceeds Prepayment Amounts received during such fiscal year and prior to the commencement of a Rapid Amortization Period in excess of the Real Estate Asset Dispositions Threshold shall be used to prepay the Outstanding Principal Amount (to the extent of such proceeds) of any Notes Outstanding in accordance with the Indenture unless such proceeds are Reinvested in Eligible Real Estate Assets within 365 days of the date of such Real Estate Asset Disposition; provided that any Real Estate Asset Disposition Proceeds being held for reinvestment in accordance with this clause (B) shall remain the property of a Securitization Entity, shall be held in the Concentration Account and shall not be distributed or transferred to any other entity that is not a Securitization Entity and (C) all Real Estate Asset Disposition Proceeds received on or following the commencement of a Rapid Amortization Period shall be deposited into the Collection Account;

   (ii)         any other sale, lease, license, transfer or other disposition of property owned by any Securitization Entity to which the Control Party has given the Master Issuer and SRI Real Estate Holdco prior written consent; provided that all Asset Disposition Proceeds arising from such sale, lease, license, transfer or other disposition are deposited in accordance with the instructions provided by the Control Party in the document providing such prior written consent and that if such document does not contain deposit instructions, that such Asset Disposition Proceeds shall be deposited into the Collection Account;

   (iii)         any license of the Franchise IP expressly permitted under the terms of the Related Documents; and

   (iv)         any Company-owned Drive-In Master Lease and any Post-Securitization Franchise Drive-In Lease permitted under Section 8.26.

(b)           No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, consummate a Real Estate Asset Disposition for Non-Cash Proceeds if the total number of Owned Properties that have been sold, transferred or otherwise disposed of pursuant to a Real Estate Asset Disposition for Non-Cash Proceeds and with respect to which there is a Non-Cash Proceeds Note outstanding exceeds ten percent (10%) of the number of all Owned Properties owned by the Securitization Entities at the time such Real Estate Asset Disposition is to be consummated.

(c)           Each Non-Cash Proceeds Note, if any, shall accrue interest at a fair market rate and shall mature no later than five (5) years after the disposition of the Owned Property for which such Non-Cash Proceed Note relates.

(d)           Notwithstanding any other provision in this Base Indenture, (i) ADR shall be permitted to sell, transfer and assign any or all of its assets to SRI Real Estate Assets Holder at any time without consent of the Trustee, the Servicer or the Controlling Class Representative and (ii) Co-Issuer may sell assets in the ordinary course of business.

Section 8.17        Acquisition of Assets.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, acquire, by long-term or operating lease or otherwise, any property if such acquisition when effected by or on behalf of any Securitization Entity by the Manager or otherwise would be in violation of the Management Standard.

Section 8.18        Dividends, Officers' Compensation, etc.

Neither the Master Issuer nor SRI Real Estate Holdco will declare or pay any distributions on any of its limited liability company interests; provided, however, that so long as no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Master Issuer and SRI Real Estate Holdco may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act and the Master Issuer Operating Agreement or the SRI Real Estate Holdco Operating Agreement, as the case may be.  Without limiting Section 8.27, no Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, pay any wages or salaries or other compensation to its officers, directors, employees or other agents except out of earnings computed in accordance with GAAP or except for the fees paid to its Independent Manager.  No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, redeem, purchase, retire or otherwise acquire for value any Equity Interest or other security in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as consented to by the Control Party.

Section 8.19        Legal Name, Location Under Section 9-301 or 9-307.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days' prior written notice to the Trustee, the Servicer, the Manager, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding.  In the event that any Co-Issuer or other Securitization Entity desires to so change its location or change its legal name, such Co-Issuer will, or will cause such other Securitization Entity that is a Subsidiary of such Co-Issuer to, make any required filings and prior to actually changing its location or its legal name such Co-Issuer will, or will cause such other Securitization Entity to, deliver to the Trustee and the Servicer (i) an Officer's Certificate confirming that all required filings have been made, subject to Section 8.11(c), to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of such Co-Issuer or other Securitization Entity and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20        Charter Documents.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, amend or consent to the amendment of any of its Charter Documents to which it is a party as a member or shareholder unless, prior to such amendment, the Servicer shall have consented thereto (such consent not to be unreasonably withheld) and the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment; provided, however, the Co-Issuers and the other Securitization Entities shall be permitted to amend their Charter Documents without having to meet the Rating Agency Condition to cure any ambiguity, defect or inconsistency therein or if such amendments could not reasonably be deemed to be disadvantageous to any Noteholder in the reasonable judgment of the Servicer.  The Servicer may rely on an Officer's Certificate to make such determination).  The Co-Issuers shall provide written notice to each Rating Agency of any amendment of any Charter Document of any Securitization Entity.

Section 8.21        Investments.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person if such investment when made by or on behalf of any Securitization Entity by the Manager or otherwise would be in violation of the Management Standard and other than (a) investments in the Base Indenture Accounts, the Series Accounts, the Concentration Account and the Lock-Box Account or (b) in any other Securitization Entity.

Section 8.22        No Other Agreements.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, enter into or be a party to any agreement or instrument other than any Related Document, any Collateral Franchise Document, any Securitization Entity Lease, any other document permitted by a Series Supplement or the Related Documents, as the same may be amended, supplemented or otherwise modified from time to time, any documents related to any Enhancement (subject to Section 8.31) or any Series Hedge Agreement (subject to Section 8.32).

Section 8.23        Other Business.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, engage in any business or enterprise or enter into any transaction other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing or any other transaction which when effected by or on behalf of any Securitization Entity by the Manager or otherwise would be in violation of the Management Standard.

Section 8.24        Maintenance of Separate Existence.

(a)           Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to:

   (i)          maintain their own deposit and securities account or accounts, separate from those of any of its Affiliates (other than the other Securitization Entities), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Affiliates (other than the other Securitization Entities) other than as provided in the Related Documents;

   (ii)         ensure that all transactions between it and any of its Affiliates (other than the other Securitization Entities), whether currently existing or hereafter entered into, shall be only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Related Documents meet the requirements of this clause (ii);

   (iii)         to the extent that it requires an office to conduct its business, conduct its business from an office at a separate address from that of any of its Affiliates (other than the other Securitization Entities); provided that segregated offices in the same building shall constitute separate addresses for purposes of this clause (iii).  To the extent that any Securitization Entity and any of its members or Affiliates (other than the other Securitization Entities) have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

   (iv)         issue separate financial statements from any of its Affiliates (other than the other Securitization Entities) prepared at least quarterly and prepared in accordance with GAAP;

  (v)           conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize' actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

   (vi)         not assume or guarantee any of the liabilities of any of its Affiliates (other than the other Securitization Entities);

   (vii)        take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (y) comply in all material respects with those procedures described in such provisions which are applicable to it;

   (viii)       maintain at least one Independent Manager on its Board of Managers or its Board of Directors, as the case may be.

(b)           Each Co-Issuer, on behalf of itself and each of the other Securitization Entities, confirms that the statements relating to the Co-Issuers referenced in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding substantive consolidation matters delivered to the Trustee on each Series Closing Date are true and correct with respect to itself and each other Securitization Entity, and that each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.25        Covenants Regarding Franchise IP.

(a)           The Co-Issuers agree that in accordance with, and solely as and to the extent provided by, the terms of the Management Agreement and the IP License Agreements, as applicable, they shall, and they shall cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to: (i) maintain their rights in and to the Franchise IP, including all applicable registrations and applications, in all material respects, (ii) with respect to each of the Trademarks included in the Franchise IP, not permit the abandonment or expiration of any United States or foreign application or registration and shall, to the extent required by applicable law, diligently prosecute each United States and foreign application for trademark registration and maintain registrations of such Trademarks, including, to the extent required by applicable law, timely filing statements of use, applications for renewal and affidavits of use and/or incontestability and timely paying necessary examination, maintenance and renewal fees, and (iii) use, and ensure that all licensed users of Franchise IP use, proper statutory notice in connection with its use of each item of Franchise IP in accordance with applicable law, (iv) take all reasonable steps to preserve and protect each item of its Franchise IP, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks included in the Franchise IP, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of such Trademarks use such consistent standards of quality and (v) not do any act, or omit to do any act, whereby any Franchise IP may expire prematurely or become abandoned or invalid.

(b)           The Co-Issuers shall notify the Trustee, the Servicer, the Manager and the Back-Up Manager in writing within thirty (30) Business Days if they know that any application or registration relating to any material Franchise IP (now or hereafter existing) has become abandoned, dedicated to the public domain, invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such final determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, similar offices or agencies in any foreign countries in which material Franchise IP is located or any court but excluding any non-final determinations of the United States Patent and Trademark Office or any similar office or agency in any such foreign country) regarding any Securitization Entity's ownership of any material Franchise IP, its right to register the same, or to keep and maintain the same.

(c)           With respect to the Franchise IP, the IP Holder, and each other Co-Issuer agrees to cause the IP Holder to, execute, deliver and file instruments substantially in the form of Exhibit D-1 hereto with respect to Trademarks that are Registered, Exhibit D-2 hereto with respect to Patents that are Registered and Exhibit D-3 with respect to Copyrights that are Registered, or otherwise in form and substance reasonably satisfactory to the Servicer, and any other instruments or documents as may be reasonably necessary or, in the Servicer's reasonable opinion, desirable under the law of any appropriate jurisdiction, in the United States or any Designated Foreign Country, to perfect or protect the Trustee's security interest granted under this Base Indenture and the G&C Agreement in the Patents, Trademarks and Copyrights that are Registered and included in the Franchise IP; provided that any filings with the foreign intellectual property office or agency of any Designated Foreign Country shall only be required to be made once such Foreign Country is designated for purposes of this Section 8.25(c) as a “Designated Foreign Country” in accordance with Section 5.2(c) of the Management Agreement and not on the Closing Date.

(d)           If any Co-Issuer or the Guarantor, either itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any foreign country in which Franchise IP is located, such Co-Issuer or Guarantor shall direct the Manager to include information about such filing in its quarterly report on serviced assets delivered pursuant to Section 3.1(b) of the Management Agreement and, upon request of the Servicer, subject to Section 3.1(a)(iv), shall execute and deliver all instruments and documents, and take all further action, that the Servicer may reasonably request in order to continue, perfect or protect the security interest granted hereunder in the United States or any Designated Foreign Country, including, without limitation, executing and delivering (x) the Supplemental Grant of Security Interest in Trademarks substantially in the form attached as Exhibit E-1 hereto (y) the Supplemental Grant of Security Interest in Patents substantially in the form attached as Exhibit E-2 hereto and/or (z) the Supplemental Grant of Security Interest in Copyrights substantially in the form attached as Exhibit E-3 hereto.

(e)           In the event that any Franchise IP is infringed upon, misappropriated or diluted by a third party in any material respect, the IP Holder or any other Co-Issuer shall promptly notify the Trustee, the Back-Up Manager, the Servicer and the Manager in writing upon becoming aware of such infringement, misappropriation or dilution.  The IP Holder and each other Co-Issuer shall, unless the IP Holder (or the Manager, on behalf of the IP Holder) shall reasonably determine in compliance with the Management Standard that such Franchise IP is in no way material to the conduct of the business or operations of the Securitization Entities, take all reasonable and appropriate actions, at its reasonable expense, to protect or enforce such Franchise IP, including, if reasonable, suing for infringement, misappropriation or dilution and for an injunction against such infringement, misappropriation or dilution; provided that the IP Holder or Manager, on the IP Holder’s behalf, as applicable, shall deliver written notice to the Trustee and the Servicer of such determination and upon the Trustee's or the Servicer's written request shall promptly provide, in reasonable detail, the basis for such determination.

Section 8.26        Real Property Leases.

No Co-Issuer shall, or shall permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, enter into any lease of real property with a Franchisee, including any Sonic Partnership, after the Closing Date if such lease when entered into by or on behalf of such Securitization Entity by the Manager or otherwise would be in violation of the Management Standard.

Section 8.27        No Employees.

The Co-Issuers and the other Securitization Entities shall have no employees.

Section 8.28        Insurance.

The Co-Issuers shall maintain, or cause the Servicer to maintain, with financially sound insurers with an S&P Credit Rating of not less than “BBB-” and with a claims-paying ability rated not less than “A:VIII” by A.M. Best's Key Rating Guide, insurance coverages customary for business operations of the type conducted in respect of the Sonic System; provided that the Co-Issuers shall, on any insurance policy maintained by the Manager for the benefit of any Securitization Entity, cause the Manager to list each such Securitization Entity as an “additional insured” or “loss payee.”  The terms and conditions of all such insurance shall be no less favorable to the Co-Issuers than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.  The Co-Issuers shall annually provide to the Trustee, the Servicer and the Back-Up Manager evidence reasonably satisfactory to the Servicer (which may be by covernote) that the insurance required to be maintained by the Co-Issuers hereunder is in full force and effect, by not later than December 31 of each calendar year.  Notwithstanding anything to the contrary contained herein, the Co-Issuers' obligation under this Section 8.28 with respect to each applicable Franchise Arrangement, Company-owned Drive-In Master Lease or Post-Securitization Franchise Drive-In Lease shall be deemed satisfied if the applicable Co-Issuer has contractually obligated the Franchisee party to such Franchise Arrangement, Company-owned Drive-In Master Lease or Post-Securitization Franchise Drive-In Lease, as the case may be, to maintain insurance with respect to such Franchise Arrangement,

Company-owned Drive-In Master Lease or Post-Securitization Franchise Drive-In Lease, as the case may be, in a manner that is customary for business operations of this type.

Section 8.29        Litigation.

The Co-Issuers, upon obtaining knowledge thereof, shall provide prompt written notice to the Servicer, the Manager, the Back-Up Manager and the Rating Agencies with respect to the threat or commencement of any material litigation, arbitration or administrative proceedings against any Securitization Entity or any property included in the Collateral.  In the event that any such litigation, arbitration or proceeding shall have been commenced, the Co-Issuers shall keep the Servicer, the Manager and the Back-Up Manager informed on a regular basis as reasonably requested by the Servicer, the Manager or the Back-Up Manager regarding the same.  The Servicer shall be entitled, but not obligated, to consult with the Co-Issuers and any of their Affiliates with respect to, and participate in the defense or resolution of, any such proceeding.

Section 8.30        Environmental.

(a)           The Co-Issuers shall, and shall cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, comply in all material respects with, and to the extent within the control of any Securitization Entity ensure compliance in all material respects by all Franchisees with, all applicable Environmental Laws, and shall obtain and comply in all material respects with and maintain, and take commercially reasonable steps to ensure that all Franchisees obtain and comply in all material respects with and maintain, any and all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws in connection with any real properties constituting Collateral.

(b)           The Co-Issuers shall, and shall cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, conduct and complete all investigations, assessments, studies, sampling and testing, and all remedial, removal and other actions required to be conducted by any Securitization Entity under Environmental Laws in connection with any real properties constituting Collateral, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws in connection with any such properties.

(c)           The Co-Issuers shall, and shall cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, promptly notify the Servicer, the Manager, the Back-Up Manager, the Trustee and the Rating Agencies, in writing, upon becoming aware of (i) any material presences or release of Materials of Environmental Concern in, on, under, from or migrating towards any real property included in the Collateral; (ii) any material non-compliance with any Environmental Laws related in any way to any such property; (iii) any required or proposed remediation of environmental conditions relating to any such property; and (iv) any written notice of which any Securitization Entity becomes aware from any source (including but not limited to a governmental entity) relating in any way to any of the foregoing matters in this Section 8.30(c), possible material liability of any Person pursuant to any Environmental Law with respect to any such property, other materially adverse environmental conditions in connection with any such property, or any actual or potential administrative or judicial proceedings under Environmental Laws in connection with any such property.

(d)           In connection with the acquisition by a Securitization Entity of any fee or leasehold interest in real property that will be included in the Collateral, the Co-Issuers shall conduct the environmental investigation and, as applicable, further studies and, if required, remediation efforts, contemplated in Section 5.1(b) of the Management Agreement.

(e)           The Co-Issuers shall pay the Environmental Remediation Expenses Amount through the Priority of Payments, to the extent of funds available therefor, on the  Payment Date immediately succeeding the delivery of the Monthly Manager's Certificate in which such Environmental Remediation Expenses Amount is identified.

Section 8.31        Enhancements.  No Enhancement shall be provided in respect of any Series of Notes, nor will any Enhancement Provider have any rights hereunder, as third-party beneficiary or otherwise, unless the Servicer has provided its prior written consent to such Enhancement, such consent not to be unreasonably withheld.

Section 8.32        Series Hedge Agreements; Derivatives Generally.

(a)           No Series Hedge Agreement shall be provided in respect of any Series of Notes, nor will any Hedge Counterparty have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Series Hedge Agreement, such consent not to be unreasonably withheld.

(b)           No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, enter into any derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument without the prior written consent of the Control Party, other than forward purchase agreements entered into by the Master Issuer with Third-Party Vendors on behalf of the Sonic System in the ordinary course of business.

Section 8.33        Voluntary Subordinated Debt Repayments.  No Co-Issuer shall repay any Subordinated Debt or Senior Subordinated Debt after the Series Anticipated Repayment Date with amounts obtained by the Master Issuer from SISI or by SRI Real Estate Holdco from SRI or any other direct or indirect owner of Equity Interests of the Master Issuer or SRI Real Estate Holdco in the form of any capital contributions or any portion of any Residual Amounts distributed to the Master Issuer or SRI Real Estate Holdco pursuant to the Priority of Payments unless and until all Senior Notes Outstanding have been paid in full and are no longer Outstanding.

Section 8.34        Negative Pledge.  No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, (a) grant a Mortgage on any real property assets to any Person other than the Trustee for the benefit of the Secured Parties, (b) provide a Title Insurance Policy with respect to any Owned Property naming any Person other than a Securitization Entity as the insured party thereunder, (c) provide a collateral assignment of any leases or rents with respect to any real property assets to any Person other than the Trustee for the benefit of the Secured Parties or (d) create, incur, assume or permit to exist a Lien (other than a Permitted Lien) in favor of any Person upon any Securitization Entity Excluded Amounts Lock-Box Account or any Securitization Entity Excluded Amounts Concentration Account or any money or other property (including, without limitation, Investment Property and Financial Assets) on deposit in, or credited from time to time to, such accounts or any Proceeds constituting collections thereof.

Section 8.35        Annual Bringdown Opinion.  On or before December 31 of each calendar year, commencing with December 31, 2011, the Co-Issuers shall furnish to the Trustee, the Rating Agencies and the Servicer (with a copy to the Back-Up Manager) Opinions of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the G&C Agreement and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments to financing statements and such other documents as are, subject to Section 8.36, necessary to maintain the perfection of the Lien and security interest created by this Base Indenture and the G&C Agreement under Article 9 of the New York UCC in the United States and under any comparable law in any Designated Foreign Country in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such Lien and security interest.  Each such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the G&C Agreement and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments or other documents that will, in the opinion of such counsel, be required, subject to Section 8.36, to maintain the perfection of the lien and security interest of this Base Indenture and the G&C Agreement under Article 9 of the New York UCC in the Collateral in the United States and under any comparable law in any Designated Foreign Country until December 31 in the following calendar year.

Section 8.36        Mortgages.  With respect to each Existing Owned Property, ADR or the SRI Real Estate Assets Holder, as the case may be, shall have, within ninety (90) days of Closing, executed and delivered to the Trustee, for the benefit of the Secured Parties, a Mortgage in a form suitable for recordation under applicable law (including an Assignment of Rents) with respect to each such Existing Owned Property to be held in escrow by the Trustee or its agent and recorded by the Trustee or its agent solely upon the occurrence of a Mortgage Recordation Event.  With respect to each New Owned Property, ADR or the SRI Real Estate Assets Holder, as the case may be, shall execute and deliver promptly to the Trustee, for the benefit of the Secured Parties, a Mortgage (which shall include an Assignment of Rents with respect to any lease of such New Owned Property whether pursuant to a Company-owned Drive-In Master Lease, a Post-Securitization Franchise Drive-In Lease or otherwise) with respect to each such New Owned Property upon the purchase of such New Owned Property to be held in escrow by the Trustee or its agent and recorded by the Trustee or its agent solely upon the occurrence of a Mortgage Recordation Event.  In connection with any Company-owned Drive-In Master Lease or any Post-Securitization Franchise Drive-In Lease, upon the request of ADR or the SRI Real Estate Assets Holder, as the case may be, prior to the recording of any mortgage following the occurrence of a Mortgage Recordation Event, the Trustee will enter into a Subordination, Nondisturbance and Attornment Agreement with ADR or the SRI Real Estate Assets Holder, as the case may be, and the tenant of such Company-owned Drive-In Master Lease or Post-

Securitization Franchise Drive-In Lease, in the form attached as Exhibit F, so long as such Subordination, Non-Disturbance and Attornment Agreement does not impose or purport to impose obligations or liabilities upon the Trustee or the Secured Parties.  Upon the request of ADR or the SRI Real Estate Assets Holder, and at the direction of the Manager, the Trustee shall execute and deliver a release of mortgage to be held in escrow pending a closing of a sale of any Owned Property; provided that if such closing shall not occur, such release of mortgage shall be returned by the escrow agent directly to the Trustee.

Section 8.37        Franchise Drive-Ins.  The total number of Franchise Drive-Ins shall at no time comprise less than sixty-five percent (65%) of all Drive-Ins.

ARTICLE IX

REMEDIES

Section 9.1          Rapid Amortization Events.

Upon the occurrence of any one of the following events:

(a)           the Debt Service Coverage Ratio for any Payment Date is less than the Rapid Amortization DSCR Threshold;

(b)           the sum of Aggregate Franchise Drive-In Gross Sales and Aggregate Company-owned Drive-In Gross Sales on any Payment Date is less than $2.25 billion;

(c)           a Manager Termination Event shall have occurred;

(d)           an Event of Default shall have occurred; or

(e)           the Co-Issuers have not repaid, including through one or more refinancings, any Series of Notes (or Class thereof) in full on or prior to the Series Anticipated Repayment Date relating to such Series or Class, a “Rapid Amortization Event” shall be deemed to have occurred, as and when declared by the Control Party (as directed by the Controlling Class Representative) by written notice to the Trustee and the Co-Issuers but without the giving of further notice or any other action on the part of the Trustee or any Noteholder; provided, however, that upon the occurrence of the event set forth in clause (e) above, a Rapid Amortization Event shall automatically occur without any declaration thereof by the Control Party (at the direction of the Controlling Class Representative).  For the avoidance of doubt, any Scheduled Principal Payments set forth in any Series Supplement shall continue to be made when due and payable subsequent to the occurrence of a Rapid Amortization Event, except that no Scheduled Principal Payments with respect to any Series of Notes shall be due and payable subsequent to the occurrence of a Rapid Amortization Event set forth in clause (e) above.

Section 9.2          Events of Default.

If any one of the following events shall occur (each an “Event of Default”):

(a)           any Co-Issuer defaults in the payment of any interest on, or other amount (other than amounts referred to in clause (b) below) payable in respect of, any Series of Notes Outstanding when the same becomes due and payable (in each case without giving effect to payments of any interest on, or other amount payable in respect of, any Series of Notes made by any financial guarantor that has insured or guaranteed payment of interest on, or other amounts payable in respect of, such Series of Notes) and such default continues for two Business Days; provided that the failure to pay any Prepayment Premium on any prepayment of principal made during any Rapid Amortization Period occurring prior to the related Series Anticipated Repayment Date will not be an Event of Default;

(b)           any Co-Issuer defaults in the payment of or any principal of any Series of Notes Outstanding or any other Obligation when the same becomes due and payable (whether on any Series Legal Final Maturity Date, any redemption date, any prepayment date or any maturity date or otherwise with respect to such Series and without giving effect to payments of any principal of any Series of Notes made by any financial guarantor that has insured or guaranteed payment of principal of such Series of Notes);

(c)           any Securitization Entity fails to comply with any of its other agreements or covenants in, or other provisions of, the Indenture or any other Related Document (other than with respect to any provision of the Charter Documents covered by clause (h) below) to which it is a party and the failure continues unremedied for a period of thirty (30) days after the earlier of (i) the date on which any Securitization Entity obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, is given to any Securitization Entity by the Trustee or to each Securitization Entity and the Trustee by the Control Party (at the direction of the Controlling Class Representative);

(d)           any representation made by any Securitization Entity in the Indenture or any other Related Document is false in any material respect when made and such false representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which any Securitization Entity obtains knowledge thereof or (ii) the date that written notice thereof is given to any Securitization Entity by the Trustee or to each Securitization Entity and the Trustee by the Control Party (at the direction of the Controlling Class Representative);

(e)           the occurrence of an Event of Bankruptcy with respect to any Securitization Entity;

(f)           the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that any Securitization Entity is an “investment company” or is under the “control” of an “investment company”;

(g)           any of the Related Documents or any material portion thereof shall cease to be in full force and effect, enforceable in accordance with its terms or any Sonic Entity shall so assert in writing, other than (A) a Related Document that is terminated in accordance with the express termination provisions thereof or pursuant to a Permitted Asset Disposition, or that is terminated in the ordinary course of business and which termination could not reasonably be expected to result in a Material Adverse Effect, and (B) a Related Document that ceases to be in full force and effect, or enforceable in accordance with its terms, because of actions, omissions, or breaches of representations or warranties by any party to such Related Document that is not a Sonic Entity;

(h)           any Securitization Entity fails to comply in any material respect with any of the provisions of Section 5(c), 7, 8, 9(a), 9(h), 9(j), 10, 16, 19(e), 20, 21, 22, 23, 24 or 29 of the Master Issuer Operating Agreement or the comparable provisions of any other Securitization Entity's Charter Documents and such failure continues for a period of five (5) Business Days after (i) the date on which any Securitization Entity obtains knowledge thereof or (ii) the date on which written notice of such failure is given to any Securitization Entity by the Trustee or to each Securitization Entity and the Trustee by the Control Party (at the direction of the Controlling Class Representative);

(i)           the transfer of any material portion of the property contributed pursuant to the Initial Contribution Agreements fails to constitute a valid transfer of ownership of such property and the Proceeds thereof; provided, however, that no Event of Default shall occur pursuant to this clause (i) if, with respect to any such property deemed not have been validly transferred, SISI has made an Indemnification Payment to the Master Issuer pursuant to Section 7.1 of the SISI Contribution Agreement with respect to such property or SRI has made an Indemnification Payment to SRI Real Estate Holdco or the SRI Real Estate Assets Holder pursuant to Section 7.1 of the applicable SRI Contribution Agreement with respect to such property, as applicable;

(j)            (i) the IP Holder fails to have good title to the Franchise IP, free and clear of all Liens, other than Permitted Liens, except such failures which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (ii) either the Master Issuer or SRI Real Estate Holdco itself or through any of its wholly-owned Subsidiaries fails to have good title to the Franchise Arrangements, the Owned Property and all other Collateral, free and clear of all Liens, other than Permitted Liens, except for such failures which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(k)           the Trustee ceases to have for any reason a valid and perfected first priority security interest in the Collateral to the extent required by the Related Documents or any Sonic Entity or any Affiliate thereof so asserts in writing;

(l)           a final judgment or order for the payment of money shall be rendered against any Sonic Entity, and such judgment or order is in an amount which, when aggregated with the amount of other unsatisfied final judgments or orders against any Sonic Entity, exceeds $20,000,000 and either: (i) such judgment or order is not discharged within the period of thirty (30) days after entry thereof or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order shall not be in effect;

(m)           a final judgment or order for the payment of money shall be rendered against any Securitization Entity and such judgment or order is in an amount which, when aggregated with the amount of other unsatisfied final judgments or orders against any Securitization Entity exceeds $1,000,000 and either: (i) such judgment or order is not discharged within the period of thirty (30) days after entry thereof or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order shall not be in effect; or

(n)           the Debt Service Coverage Ratio for any Payment Date is less than 1.1x.

then (i) in the case of any event described in each clause above (except for clause (e) thereof) that is continuing the Trustee, at the direction of the Control Party (at the direction of the Controlling Class Representative) and on behalf of the Noteholders, by written notice to the Co-Issuers, may declare the Notes of all Series to be immediately due and payable, and upon any such declaration the unpaid principal amount of the Notes of all Series, together with accrued and unpaid interest thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture Documents shall become immediately due and payable or (ii) in the case of any event described in clause (e) above, the unpaid principal amount of the Notes of all Series, together with interest accrued but unpaid thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture, shall immediately and without further act become due and payable.  Promptly following its receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to the Co-Issuers, the Servicer, each Rating Agency, the Controlling Class Representative, the Manager, the Back-Up Manager, each Noteholder and each other Secured Party.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Control Party (at the direction of the Controlling Class Representative), by written notice to the Co-Issuers and to the Trustee, may rescind and annul such declaration and its consequences, if all existing Events of Default, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7.  No such rescission shall affect any subsequent default or impair any right consequent thereon.  Any acceleration resulting from any event described in clause (e) above may not be rescinded.

Section 9.3          Rights of the Control Party  and Trustee upon Event of Default.

(a)           Payment of Principal and Interest.  Each Co-Issuer covenants that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of, or premium, if any, on any Series of Notes Outstanding when due and payable, the Co-Issuers will, to the extent of funds available, upon demand of the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative), pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the

Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b)           Proceedings To Collect Money.  In case any Co-Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee at the direction of the Control Party (at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against any Co-Issuer and collect in the manner provided by law out of the property of any Co-Issuer, wherever situated, the moneys adjudged or decreed to be payable.

(c)           Other Proceedings.  If and whenever an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) shall:

  (i)           proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Control Party (at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Related Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Related Document or by law, including any remedies of a secured party under applicable law;

  (ii)           (A) direct the Co-Issuers to exercise (and each Co-Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of any Co-Issuer against any party to any Collateral Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to any Co-Issuer, and any right of any Co-Issuer to take such action independent of such direction shall be suspended, and (B) if (x) the Co-Issuers shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) any Co-Issuer refuses to take such action or (z) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under the Indenture to direct the Co-Issuers to take such action);

  (iii)          institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Related Document, with respect to the Collateral; provided that the Trustee shall not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder and title to such property shall instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or

  (iv)         sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (at the direction of the Controlling Class Representative) and the Trustee will provide notice to the Co-Issuers and each Holder of Subordinated Notes and Senior Subordinated Notes of a proposed sale of Collateral.

(d)           Sale of Collateral.  In connection with any sale of the Collateral hereunder, under the G&C Agreement (which may proceed separately and independently from the exercise of remedies under the Indenture) or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture, the G&C Agreement or any other Related Document:

  (i)           the Trustee, any Noteholder, any Enhancement Provider, any Hedge Counterparty and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

  (ii)           the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

  (iii)          all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns; and

  (iv)         the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(e)           Application of Proceeds.  Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right hereunder or under the G&C Agreement shall be held by the Trustee as additional collateral for the repayment of Obligations, shall be deposited into the Collection Account and shall be applied as provided in Article V;

provided, however, that, unless otherwise provided in this Article IX, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical designation and pro rata among each Class of Notes of the same alphabetical designation based upon Outstanding Principal Amount of the Notes of each such Class.

(f)           Additional Remedies.  In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g)           Proceedings.  The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee.  All remedies are cumulative to the extent permitted by law.

(h)           Power of Attorney.  Each Co-Issuer hereby grants to the Trustee an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office, United States Copyright Office, any similar office or agency in each foreign country in which any Franchise IP is located, or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Franchise IP, and record the same.

Section 9.4          Waiver of Appraisal, Valuation, Stay and Right to Marshaling.  To the extent it may lawfully do so, each Co-Issuer for itself and for any Person who may claim through or under it hereby:

(a)           agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture or the G&C Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b)           waives all benefit or advantage of any such laws;

(c)           waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture; and

(d)           consents and agrees that, subject to the terms of the Indenture and the G&C Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Controlling Class Representative) determine.

Section 9.5          Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes or any other Related Document or otherwise, the liability of the Securitization Entities to the Noteholders and

any other Secured Parties under or in relation to the Indenture, the Notes or any other Related Document or otherwise, is limited in recourse to the Collateral.  The Collateral having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Securitization Entity to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6          Optional Preservation of the Collateral.

If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), shall elect to maintain possession of the Collateral.  It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of, and premium, if any, and interest on each Series of Notes Outstanding and all other Obligations and the Control Party (acting at the direction of the Controlling Class Representative), shall take such desire into account when determining whether to maintain possession of the Collateral.

Section 9.7          Waiver of Past Events.

Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative) by notice to the Trustee, may waive any existing Default or Event of Default described in any clause of Section 9.2 (except clause (e) thereof) and its consequences; provided, however, that before any waiver may be effective, the Trustee and the Servicer must have received any reimbursement then due or payable in respect of unreimbursed Servicing Advances (including interest thereon) or any other amounts then due to the Servicer or the Trustee hereunder or under the Related Documents; provided, further, that the Control Party shall provide written notice of any such waiver to each Rating Agency.  Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.  A Default or an Event of Default described in clause (e) of Section 9.2 shall not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder.  Subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative), by notice to the Trustee, may waive any existing Potential Rapid Amortization Event or any Rapid Amortization Event; provided however, that a Rapid Amortization Event described in clause (e) of Section 9.1 relating to a particular Series of Notes (or Class thereof) shall not be permitted to be waived by any party unless each affected Noteholder has consented to such waiver.

Section 9.8          Control by the Control Party.

Notwithstanding any other provision hereof, the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) may cause the institution of and direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercise any trust or power conferred on the Trustee; provided that:

(a)           such direction of time, method and place shall not be in conflict with any rule of law, the Servicing Standard or with the Indenture;

(b)           the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Control Party Controlling Class Representative) that is not inconsistent with such direction; and

(c)           such direction shall be in writing;

provided further that, subject to Section 10.1, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein.

Section 9.9          Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes may pursue a remedy with respect to the Indenture or any other Related Document only if:

(a)           the Noteholder gives to the Trustee, the Control Party and the Controlling Class Representative written notice of a continuing Event of Default;

(b)           the Noteholders of at least 25% of the aggregate Principal Amount of all then Outstanding Notes make a written request to the Trustee, the Control Party and the Controlling Class Representative to pursue the remedy;

(c)           such Noteholder or Noteholders offer and, if requested, provide to the Trustee, the Control Party and the Controlling Class Representative indemnity satisfactory to the Trustee, the Control Party and the Controlling Class against any loss, liability or expense;

(d)           the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

(e)           during such sixty (60) day period the Majority of Senior Noteholders do not give the Trustee a direction inconsistent with the request; and

(f)           the Control Party (at the direction of the Controlling Class Representative) has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Related Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10        Unconditional Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.11        The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to any Co-Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.12        Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 9.2 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.9 or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.13        Restoration of Rights and Remedies.

If the Trustee any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Related Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.14        Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Related Document or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy under the Indenture or any other Related Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15        Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16        Waiver of Stay or Extension Laws.

Each Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Related Document; and each Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE X

THE TRUSTEE

Section 10.1        Duties of the Trustee.

(a)           If an Event of Default or Rapid Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture and the other Related Documents, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, a Rapid Amortization Event, a Manager Termination Event or a Servicer Termination Event of which a Trust Officer has not received written notice; provided further, however, that the Trustee shall have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party or the Controlling Class Representative in connection with any Event of Default, Rapid Amortization Event, Manager Termination Event or Servicer Termination Event or for acting or failing to act due to any direction or lack of direction from the Control Party or Controlling Class Representative.  The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee's negligence or willful misconduct.  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform to the requirements of this Indenture; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement opinion, report, document, order or other instrument furnished by the Co-Issuers under the Indenture.

(b)           Except during the occurrence and continuance of an Event of Default, Rapid Amortization Event, Manager Termination Event or Servicer Termination Event of which a Trust Officer shall have Actual Knowledge:

   (i)           The Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Related Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into the Indenture or any other Related Document against the Trustee; and

   (ii)          In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Related Document; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture and shall promptly notify the party of any non-conformity.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

   (i)           This clause (c) does not limit the effect of clause (b) of this Section 10.1.

   (ii)          The Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

   (iii)         The Trustee shall not be liable in its individual capacity with respect to any action it takes, suffers or omits to take in good faith in accordance with a direction received by it pursuant to the Indenture.

   (iv)         The Trustee shall not be charged with knowledge of any Mortgage Recordation Event, Default, Event of Default, Potential Rapid Amortization Event, Rapid Amortization Event, Manager Termination Event, Potential Manager Termination Event or Servicer Termination Event, or the commencement and continuation of a Cash Trapping Period until such time as a Trust Officer shall have Actual Knowledge or have received written notice thereof.  In the absence of such Actual Knowledge or receipt of such notice, the Trustee may conclusively assume that no such event has occurred or is continuing.

(d)           Notwithstanding anything to the contrary contained in the Indenture or any of the other Related Documents, no provision of the Indenture or the other Related Documents shall require the Trustee to expend or risk its own funds or incur any material liability (financial or otherwise) if there are reasonable grounds for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of the Indenture or the G&C Agreement.  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(e)           In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon Actual Knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f)           Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Related Documents.

(g)           Whether or not therein expressly so provided, every provision of the Indenture and the other Related Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(h)           The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Securitization Entities to the Collateral, for insuring the Collateral or for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Related Documents by the Securitization Entities.

(i)           The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture or at the direction of the Servicer, the Control Party or the Controlling Class Representative, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, under the Indenture.

(j)           The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refilling or redeposition of any thereof; provided, however, the Trustee shall be obligated to take all necessary actions in connection with any filings delivered by the Manager or the Co-Issuers as required by the terms of the Indenture, (ii) to see to any insurance, (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind or (iv) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Base Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(k)           The Trustee shall not be personally liable for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of the performance of its duties under the Indenture.

(l)           (i)  Notwithstanding anything to the contrary in this Section 10.1, the Trustee shall make Debt Service Advances to the extent and in the manner set forth in Section 5.14(c) hereof: provided, however, that notwithstanding anything herein or in any other Related Document to the contrary, the Trustee will not be responsible for advancing any principal on the Senior Notes, any Senior Notes Monthly Post-ARD Contingent Interest, any reserve amounts, any make-whole premiums, any Class A-1 Senior Notes Administrative Expenses, any Class A-1 Senior Notes Aggregate Monthly Commitment Fees, or any interest or principal payable on, or any other amounts due with respect to, the Senior Subordinated Notes and the Subordinated Notes.

(ii)           Notwithstanding anything herein to the contrary, no Debt Service Advance shall be required to be made hereunder by the Trustee if the Trustee determines such Debt Service Advance (including interest thereon) would, if made, constitute a Nonrecoverable Advance.  The determination by the Trustee that it has made a Nonrecoverable Advance or that any proposed Debt Service Advance, if made, would constitute a Nonrecoverable Advance, shall be made by the Trustee in its reasonable good faith judgment.  The Trustee is entitled to conclusively rely on the determination of the Servicer that a Debt Service Advance is or would be a Nonrecoverable Advance.  Any such determination will be conclusive and binding on the Noteholders.

(iii)           The Trustee shall be entitled to receive interest at the Advance Interest Rate accrued on the amount of each Debt Service Advance made thereby (with its own funds) for so long as such Debt Service Advance is outstanding.  Such interest with respect to any Debt Service Advance made pursuant to this Section 10.1(l) shall be payable out of Collections in accordance with the Priority of Payments pursuant to Section 5.13 hereof and the other applicable provisions of the Related Documents.

Section 10.2        Rights of the Trustee.

Except as otherwise provided by Section 10.1:

(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer's Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b)           The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided, however, the Trustee shall have received the consent of the Servicer prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d)           The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of negligence which it believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the applicable Related Documents.

(e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Related Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Servicer, the Control Party, the Controlling Class Representative, any of the Noteholders or any other Secured Party, pursuant to the provisions of this Base Indenture or any Series Supplement, unless the Trustee shall have been offered reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(f)           Prior to the occurrence of an Event of Default or Rapid Amortization Event, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the aggregate Principal Amount of all then Outstanding Notes.  If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Securitization Entities, personally or by agent or attorney, at the sole cost of the Co-Issuers, and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g)           The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of negligence or willful misconduct for the performance of such act.

(h)           In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(i)           Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process.  Information and assistance on registering and using the email encryption technology can be found at the Indenture Trustee’s secure website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

(j)           The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

Section 10.3        Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Securitization Entities or an Affiliate of the Securitization Entities with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

Section 10.4        Notice of Events of Default and Defaults.

If an Event of Default, a Default, a Rapid Amortization Event or a Potential Rapid Amortization Event occurs and is continuing and if it is actually known to a Trust Officer, or written notice of the existence thereof has been delivered to a Trust Officer, the Trustee shall promptly provide the Noteholders, the Servicer, the Manager, the Back-Up Manager, the Co-Issuers, any Class A-1 Administrative Agent and each Rating Agency with notice of such Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by telephone and facsimile and otherwise by first class mail.

Section 10.5        Compensation and Indemnity.

(a)           The Co-Issuers shall promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Related Documents to which the Trustee is a party as the Trustee and the Co-Issuers shall from time to time agree in writing.  The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Co-Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments).  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and outside counsel.  The Co-Issuers shall not be required to reimburse any expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.  When the Trustee incurs expenses or renders services after an Event of Default or Rapid Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(b)           The Co-Issuers shall jointly and severally indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture, any Series Supplement or any other Related Documents to which the Trustee is a party and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Co-Issuers or otherwise, including, without limitation, to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Co-Issuers, the Servicer, the

Control Party or any Noteholder or any other Person), the enforcing of the Indenture or any other Related Document or the exercise or performance of any of its powers or duties hereunder or under any other Related Document, the preservation of any of its rights to, or the realization upon, any of the Collateral or the enforcement of the provisions of this Section 10.5(b); provided, however, that the Co-Issuers shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.

(c)           The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6        Replacement of the Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 10.6.

(b)           The Trustee may, after giving thirty (30) days prior written notice to the Co-Issuers, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative, each Class A-1 Administrative Agent and each Rating Agency, resign at any time from its office and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder.  The Control Party (at the direction of the Controlling Class Representative) or the Majority of Noteholders of the Controlling Class may remove the Trustee at any time by so notifying the Trustee and the Co-Issuers.  So long as no Event of Default or Rapid Amortization Event has occurred and is continuing, the Co-Issuers (with prior written consent of the Control Party) may remove the Trustee at any time.  The Co-Issuers (with the prior written consent of the Control Party) shall remove the Trustee if:

   (i)           the Trustee fails to comply with Section 10.8;

   (ii)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

   (iii)         a custodian or public officer takes charge of the Trustee or its property; or

   (iv)         the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Co-Issuers shall promptly, with the prior written consent of the Control Party, appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Majority of Noteholders of the Controlling Class (with the prior written consent of the Control Party) may appoint a successor Trustee to replace the successor Trustee appointed by the Co-Issuers.

(c)           If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Co-

Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)           If the Trustee after written request by the Servicer or any Noteholder fails to comply with Section 10.8, the Servicer or such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to the Servicer and the Co-Issuers.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base Indenture, any Series Supplement and any other Related Document to which the Trustee is a party.  The successor Trustee shall mail a notice of its succession to Noteholders and each Class A-1 Administrative Agent.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 10.6, the Co-Issuers' obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

Section 10.7        Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that written notice of such consolidation, merger or conversion shall be provided to the Co-Issuers, the Servicer, the Noteholders and each Class A-1 Administrative Agent; provided further that the resulting or successor corporation is eligible to be a Trustee under Section 10.8.

Section 10.8        Eligibility Disqualification.

(a)           There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Servicer and (v) have a long-term unsecured debt rating of at least “A” and “A2” by Standard & Poor's and Moody's, respectively.

(b)           At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee shall resign immediately in the manner and with the effect specified in Section 10.6.

Section 10.9        Appointment of Co-Trustee or Separate Trustee.

(a)           Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Related Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power upon notice to the Control Party, the Co-Issuers and each Class A-1 Administrative Agent and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 or shall be otherwise acceptable to the Servicer.  No notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6.  No co-trustee shall be appointed without the consent of the Servicer and the Co-Issuers unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b)           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

   (i)           the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

   (ii)          all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

   (iii)         no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

   (iv)         the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Related Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Related Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Co-Issuers.

(d)           Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Related Document on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10      Representations and Warranties of Trustee.  The Trustee represents and warrants to the Co-Issuers and the Noteholders that:

(a)           the Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(b)           the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Related Document to which it is a party and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Related Document and to authenticate the Notes;

(c)           this Base Indenture and each other Related Document to which it is a party has been duly executed and delivered by the Trustee; and

(d)           The Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8(a).

ARTICLE XI

CONTROLLING CLASS REPRESENTATIVE AND CONTROL PARTY

Section 11.1        Controlling Class Representative.

(a)           Within five (5) Business Days  following the Closing Date, the Trustee shall deliver a notice in the form of Exhibit G attached hereto, through the Applicable Procedures of the Clearing Agency for the related Series and posted to the Trustee's internet website at www.sf.citidirect.com, announcing that there will be an election of a Controlling Class Representative and offering Controlling Class Members the opportunity to provide the Trustee with their contact information in writing within ten (10) Business Days of the date of such notice should they wish to participate in the election (such election, the “Initial CCR Election”).  The Trustee shall provide any contact information that it receives, and any contact information in the Initial Controlling Class Member List, to the Manager and the Master Issuer upon request.  During the Initial CCR Election, any notices and communications required to be sent by the Trustee pursuant to this Section 11.1 shall be sent directly to the Controlling Class

Members at the mail and e-mail addresses provided to the Trustee in the Initial Controlling Class Member List and by each Controlling Class Member individually, and all communications delivered to the Trustee by any Controlling Class Member shall be sent directly by such Controlling Class Member (and not through the Applicable Procedures of the Clearing Agency).  During any subsequent CCR Election, both the Trustee and the Controlling Class Members shall be entitled to rely on the Applicable Procedures of the Clearing Agency for all such notices and communications.

(b)           Within 30 days after the Closing Date or any CCR Re-election Event, the Trustee will send to each of the Controlling Class Members a written notice (with copies to the Manager and the Master Issuer) in the form attached as Exhibit H hereto, announcing an election and soliciting nominations for a Controlling Class Representative (a “CCR Election Notice”).  Each Controlling Class Member will be allowed to nominate one CCR Candidate by submitting a nomination in the form attached as Exhibit I hereto (a “CCR Nomination”) within either (i) in the case of the Initial CCR Election, ten (10) Business Days of the date of the CCR Election Notice, or (ii) in the case of any subsequent election, thirty (30) calendar days (such period, as applicable, the “CCR Nomination Period”).  Each Controlling Class Member submitting a CCR Nomination shall represent that (i) as of (A) for the Initial CCR Election, the Closing Date or (B) in the case of any subsequent election, a date not more than ten (10) Business Days prior to the date of the CCR Election Notice as determined by the Trustee (either such date, the “Nomination Record Date”) it was the Note Owner or Noteholder, as applicable, of the Outstanding Principal Amount of Notes of the Controlling Class specified by it in the CCR Nomination; and (ii) the CCR Candidate that it has nominated pursuant to such CCR Nomination is either (A) a Controlling Class Member or (B) an Eligible Third-Party Candidate; provided, that for purposes of such nomination and determining the CCR Candidates pursuant to Section 11.1(c), with respect to any Series of Class A-1 Senior Notes Outstanding, the Class A-1 Senior Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series.

(c)           Within three Business Days following the end of the CCR Nomination Period, the Trustee shall either (i) notify the Manager, the Master Issuer, the Servicer and the Controlling Class Members that no nominations have been received and that the election will not be held, or (ii) prepare and send to each applicable Controlling Class Member a ballot in the form of Exhibit J attached hereto (the “CCR Ballot”) naming the top three candidates based upon the highest aggregate Outstanding Principal Amount of Notes of Controlling Class Members nominating such candidate (or, if less than three (3) candidates are nominated, the CCR Ballot will list all candidates).  Each Controlling Class Member shall, in its sole discretion, indicate its vote for Controlling Class Representative by returning a completed CCR Ballot directly to the Trustee within (i) in the case of the Initial CCR Election, ten (10) Business Days of the date of the CCR Ballot or (ii) in the case of any subsequent election, within thirty (30) calendar days (a “CCR Election Period”).  Each Controlling Class Member returning a completed CCR Ballot will also be required to confirm that, as of the date of the CCR Ballot (the “CCR Voting Record Date”), such Controlling Class Member was the owner or beneficial owner of the Outstanding Principal Amount of Notes of the Controlling Class specified by such Controlling Class Member in the CCR Ballot; provided that for the purposes of such certification and the tabulation of votes pursuant to Section 11.1(d), with respect to any Series of Class A-1 Senior Notes Outstanding, the Class A-1 Senior Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series.

(d)           If a CCR Candidate receives votes from Controlling Class Members holding beneficial interests in at least 50% of the Outstanding Principal Amount of Notes of the Controlling Class (or any beneficial interest therein) that are Outstanding as of the CCR Voting Record Date and with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date), such CCR Candidate shall be appointed the Controlling Class Representative by the Trustee promptly after the conclusion of the CCR Election Period.  Notes of the Controlling Class held by any Co-Issuer or any Affiliate of any Co-Issuer will not be considered Outstanding for such voting purposes.  If two CCR Candidates both receive votes from Controlling Class Members holding beneficial interests in exactly 50% of the Aggregate Outstanding Principal Amount of Notes of the Controlling Class, the Trustee shall appoint one of such CCR Candidates as the Controlling Class Representative at the direction of the Manager, pursuant to the Management Agreement.  In the event that no CCR Candidate receives 50% of the Aggregate Outstanding Principal Amount of Notes of the Controlling Class, the Trustee will notify the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members that no Controlling Class Representative shall be appointed, and the Control Party will assume the duties of the Controlling Class Representative until a CCR Re-election Event occurs.

(e)           In the event that a Controlling Class Representative is elected pursuant to Section 11.1(d) or the Trustee appoints a Controlling Class Representative at the direction of the Manager pursuant to Section 11.1(d), the Trustee shall forward an acceptance letter in the form of Exhibit K attached hereto (a “CCR Acceptance Letter”) to such Controlling Class Representative.  No Person shall be appointed Controlling Class Representative unless it executes such CCR Acceptance Letter, pursuant to which it shall (i) agree to act as the Controlling Class Representative, (ii) provide its name and contact information and permit such information to be shared with the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members and (iii) represent and warrant that it is either a Controlling Class Member or an Eligible Third-Party Candidate. Within two (2) Business Days of receipt of the acceptance letter, the Trustee shall promptly forward copies thereof, or provide notice of the identity and contact information of the new Controlling Class Representative, to the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members.

(f)           Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative or from a Majority of Controlling Class Members, as applicable, the Trustee shall deliver to each Noteholder, the Co-Issuers, the Manager, the Back-Up Manager and the Servicer a notice setting forth the identity of the new Controlling Class Representative.

(g)           The Trustee shall be entitled to conclusively rely on, and will be fully protected in all actions taken or not taken by it with respect to, (i) the Initial Controlling

Class Member List for purposes of identifying the recipients of the CCR Election Notices and CCR Ballots and all subsequent communications related to the Initial CCR Election, (ii) with respect to any subsequent election of a Controlling Class Representative, the Applicable Procedures of the Clearing Agency for delivery of the CCR Election Notices and CCR Ballots to Note Owners of Notes of the Controlling Class and (iii) the representations and warranties of the Persons submitting CCR Nominations, CCR Ballots and CCR Acceptance Letters.

(h)           The Servicer shall be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right hereunder that the Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability to it for such reliance.

(i)           The Controlling Class Representative shall be entitled to receive from the Trustee, upon request, any memoranda delivered to the Trustee by the Back-Up Manager pursuant to the Back-Up Management Agreement; provided that it shall have first executed a confidentiality agreement, in form and substance satisfactory to the Manager, and such confidentiality agreement remains in effect.  Any such memoranda shall be deemed to contain material non-public information.

Section 11.2        Resignation or Removal of the Controlling Class Representative.  The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Servicer and to each Noteholder of the Controlling Class.  As of any Record Date, a Majority of the Controlling Class Members shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Servicer and such existing Controlling Class Representative.  No resignation or removal of the Controlling Class Representative shall be effective until a successor Controlling Class Representative has been appointed pursuant to Section 11.1 or until the end of the CCR Election Period following such resignation or removal; provided, that any Controlling Class Representative that has been removed pursuant to this Section 11.2 may subsequently be nominated as a CCR Candidate and appointed as Controlling Class Representative pursuant to Section 11.1; provided, further, that an existing Controlling Class Representative shall cease to be the Controlling Class Representative at the end of a CCR Election Period, even if no successor is re-elected pursuant to Section 11.1, unless such Controlling Class Representative is elected during such CCR Election Period.  In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of the Controlling Class Representative, the Trustee shall notify the Servicer and the parties to this Indenture of such event.

Section 11.3        Expenses and Liabilities of the Controlling Class Representative.

(a)           The Controlling Class Representative shall have no liability to the Note Owners for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Indenture or for errors in judgment; provided, however, that the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence or reckless disregard of its obligations or duties under the Indenture.  Each Note Owner acknowledges and agrees, by its acceptance of its Notes or interests therein, that (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Note Owners of one or more Classes of Notes, or that conflict with other Note Owners, (ii) the Controlling Class Representative may act solely in the interests of the Controlling Class Members or in its own interest, (iii) the Controlling Class Representative does not have any duties to Note Owners other than the Controlling Class Members, (iv) the Controlling Class Representative may take actions that favor the interests of the Controlling Class Members over the interests of Note Owners of one or more other Classes of Notes, or that favor its own interests over those of other Note Owners or other Controlling Class Members, (v) the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class Members or in its own interests, and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted pursuant to clauses (i) through (v), and no Note Owner or Noteholder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

(b)           Any and all expenses of the Controlling Class Representative for acting in its capacity as Controlling Class Representative shall be borne by the Controlling Class Members, pro rata according to their respective Outstanding Principal Amounts.  Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative and the Servicer or the Trustee are also named parties to the same action and, in the sole judgment of the Servicer, the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the particular matter at issue, and there is no potential for the Servicer or the Trustee to be an adverse party in such action as regards the Controlling Class Representative, the Servicer on behalf of the Trustee shall be required to assume the defense (with any costs incurred in connection therewith being deemed to be reimbursable as a Collateral Protection Advance) of any such claim against the Controlling Class Representative.

Section 11.4        Control Party

(a)           Pursuant to the Indenture and the other Related Documents, the Control Party is authorized to consent to and implement, subject to the Servicing Standard, any Consent Request that does not require the consent of any Noteholder, including the Controlling Class Representative.

(b)           For any Consent Request that requires, pursuant to the terms of the Indenture and the other Related Documents, the consent or direction of the Controlling Class Representative, the Control Party shall evaluate such Consent Request, form a Consent Recommendation and then promptly deliver such Consent Request and a Consent Recommendation to the Controlling Class Representative (if a Controlling Class Representative exists at such time). Except as provided in the following sentence, until the Controlling Class Representative consents to a Consent Request, the Control Party is not authorized to implement such Consent Request, provided that the Control Party shall work in good faith with the Controlling Class Representative to obtain such consent. Notwithstanding anything in any Related Document to the contrary, if the Controlling Class Representative does not reject or approve a Consent Recommendation within ten (10) Business Days following delivery of a

Consent Request and the related Consent Recommendation to the Controlling Class Representative or if there is no Controlling Class Representative at such time (including, without limitation, during the first CCR Election Period or following the resignation or removal of the Controlling Class Representative), the Control Party is authorized (but not required) to implement such Consent Request in accordance with the Servicing Standard, whether or not the Indenture or any Related Document indicates that the Control Party is required to act with the consent or at the direction of the Controlling Class Representative with respect to any specific matter relating to such Consent Request, other than with respect to Servicer Termination Events.

(c)           For any Consent Request that requires the consent of any affected Noteholders or 100% of the Noteholders pursuant to Section 13.2, the Control Party shall evaluate such Consent Request and shall formulate and present a Consent Recommendation to the Trustee which shall forward such Consent Request and the Consent Recommendation to each Noteholder or each affected Noteholder, as applicable.  Subject to Section 11.4(e), until the consent of each Noteholder that is required to consent to any such Consent Request has been obtained and the Control Party is provided with notice of such consents being obtained by the Trustee, the Control Party is not authorized to implement such Consent Request, provided that the Control Party shall work in good faith with the Trustee to identify and deliver to the Trustee for delivery by the Trustee to such Noteholders such additional information and Consent Recommendations as may be appropriate in accordance with the Servicing Standard to obtain such consent.

(d)           The Control Party shall promptly notify the Trustee, the Manager, the Back-Up Manager, the Co-Issuers and the Controlling Class Representative if the Control Party determines, in accordance with the Servicing Standard, not to implement a Consent Request or has not received the requisite consent of the Controlling Class Representative or the Noteholders, if applicable, to implement a Consent Request.  The Trustee shall promptly notify the Control Party, the Manager, the Back-Up Manager, the Co-Issuers and the Controlling Class Representative if the Trustee has not received the requisite consent of the required percentage of Noteholders to implement a Consent Request.

(e)           Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative may (i) require or cause the Trustee or the Control Party to violate applicable law, the terms of this Indenture, the Notes, the Servicing Agreement or the other Related Documents, including, without limitation with respect to the Control Party, the Control Party's obligation to act in accordance with the Servicing Standard, (ii) expose the Control Party or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, to any material claim, suit or liability, or (iii) materially expand the scope of the Control Party's responsibilities under the Servicing Agreement or the Trustee under this Indenture, the Notes or the other Related Documents.  In addition, notwithstanding anything herein or in the other Related Documents to the contrary, the Controlling Class Representative shall not be able to prevent the Control Party from transferring the ownership of all or any portion of the Collateral if any Servicing Advance by the Control Party is outstanding and the Control Party determines in accordance with the Servicing Standard that such transfer of ownership would be in the best interest of the Noteholders (taken as a whole).

Section 11.5        Note Owner List.

(a)           To facilitate communication among Note Owners, the Manager, the Trustee, the Control Party and the Controlling Class Representative, a Note Owner may elect, but is not required, to notify the Trustee of its name, address and other contact information, which will be kept in a register maintained by the Trustee.  The Trustee will be required to furnish the Manager, the Control Party and the Controlling Class Representative upon request with the information maintained in such register as of the most recent date of determination.  Every Note Owner, by receiving and holding a beneficial interest in a Note, will agree that none of the Trustee, the Co-Issuers, the Servicer, the Controlling Class Representative nor any of their respective agents will be held accountable by reason of any disclosure of any such information as to the names and addresses of the Note Owners in the register maintained by the Trustee.

(b)           Note Owners having beneficial interests of not less than 10% of the aggregate beneficial interests in the Outstanding Principal Amount of the Notes that wish to communicate with the other Note Owners with respect to their rights under the Indenture or under the Notes may request in writing that the Trustee deliver a notice or communication to the other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding.  If such request states that such Note Owners desire to communicate with other Note Owners with respect to their rights under the Indenture or under the Notes and is accompanied by a copy of the communication which such Note Owners propose to transmit, then the Trustee, after having been adequately indemnified by such Note Owners for its costs and expenses, shall transmit the requested communication to all other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding, and shall give the Co-Issuers, the Servicer and the Controlling Class Representative notice that such request has been made, within five (5) Business Days after receipt of the request.

ARTICLE XII

DISCHARGE OF INDENTURE

Section 12.1        Termination of the Co-Issuers' and Guarantor's Obligations.

(a)           Satisfaction and Discharge.  The Indenture and the G&C Agreement shall cease to be of further effect when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation, the Co-Issuers have paid all sums payable hereunder and under each other Indenture Document, all commitments to extend credit under all Variable Funding Note Purchase Agreements have been terminated, all Series Hedge Agreements have been terminated and payments by the Co-Issuers thereunder have been paid or otherwise provided for; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee's  rights to compensation and indemnity under Section 10.5, and the Guarantor's guaranty thereof, (ii) the Trustee's and the Paying Agent's obligations under Section 12.2 and Section 12.3, (iii) the Noteholders' and the Trustee's obligations under Section 14.13 and (iv) this Section 12.1(a) shall survive.  The Trustee, on demand of the

Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the G&C Agreement.

(b)           Defeasance.  The Co-Issuers may terminate all of their obligations under the Indenture and all obligations of the Guarantor under the G&C Agreement in respect thereof if:

   (i)           the Co-Issuers irrevocably deposit in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Servicer, the Trustee and the Co-Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. dollars or Government Securities (or any combination thereof) in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay (without consideration of any reinvestment), when due, principal, Prepayment Premium, if any, and interest on the Notes to prepayment, redemption or maturity, as the case may be, and to pay all other sums payable by them hereunder and under each other Indenture Document and Series Hedge Agreement; provided, however, the terms of each Government Security deposited in trust shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the prepayment date, redemption date or maturity date, as applicable; and provided, further, that if (x) if the deposit is held by a trustee of an irrevocable trust other than Trustee, such trustee shall have been irrevocably instructed by the Co-Issuers to pay such money or the proceeds of such Government Securities to the Trustee on or prior to the prepayment date, redemption date or maturity date, as applicable and (y) the Trustee shall have been irrevocably instructed by the Co-Issuers to apply such money or the proceeds of such Government Securities to the payment of principal and interest with respect to the Notes and such other obligations;

   (ii)          all commitments under all Variable Funding Note Purchase Agreements and all Series Hedge Agreements have been terminated; and

   (iii)         the Co-Issuers deliver notice of prepayment, redemption or maturity of the Notes in full to the Noteholders of Outstanding Notes, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager and the Rating Agencies, which notice is expressly stated to be, or has become as of the prepayment date, redemption date or maturity date, as applicable, irrevocable, and the date of prepayment, redemption or maturity as specified in such notice when delivered was not longer than twenty (20) Business Days after the date of such notice;

   (iv)         the Co-Issuers deliver notice of such deposit to the Control Party, the Manager, the Back Up Manager and the Rating Agencies on or before the date of the deposit; and

   (v)          an Opinion of Counsel is delivered to the Trustee and the Servicer to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture and the G&C Agreement shall cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee's rights to compensation and indemnity under Section 10.5, and the Guarantor's guaranty thereof, (ii) the Trustee's and the Paying Agent's obligations under Section 12.2 and Section 12.3, (iii) the Noteholders' and the Trustee's obligations under Section 14.13, (iv) this Section 12.1(b) and (v) the Noteholders' rights to registration of transfer and exchange under Section 2.8 and to  replacement or substitution of  mutilated, destroyed, lost or stolen Notes under Section 2.10(a) shall survive.  The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the G&C Agreement.

(c)           Series Defeasance.  Except as may be provided to the contrary in any Series Supplement, the Co-Issuers, solely in connection with an optional prepayment in full, a mandatory prepayment in full or a redemption in full of all Outstanding Notes of a particular Series or in connection with the Series Legal Final Maturity Date of a particular Series of Notes, may terminate all Series Obligations with respect to such Series of Notes (the “Defeased Series”) and all Series Obligations of the Guarantor under the G&C Agreement in respect thereof on and as of any Business Day (the “Series Defeasance Date”), provided:

   (i)          the Co-Issuers irrevocably deposit in trust with the Trustee, or at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Co-Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. dollars or Government Securities (or any combination thereof) in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay (without consideration of any reinvestment) without duplication:

(1)           all principal, interest, contingent interest, premiums, make-whole prepayment premiums, Series Hedge Payment Amounts, commitment fees, Class A-1 Senior Notes Administrative Expenses, Class A-1 Senior Notes Interest Adjustment Amounts, Class A-1 Senior Notes Other Amounts and any other Series Obligations that will be due and payable by the Co-Issuers solely with respect to the Defeased Series as of the applicable prepayment date, redemption date or Series Legal Final Maturity Date, as applicable; and

(2)           all Interim Management Fees and all Supplemental Management Fees, all unreimbursed Servicing Advances and Manager Advances (and outstanding interest thereon), all fees, indemnities, reimbursements and expenses due to the Trustee, the Manager, the Servicer and the Back-Up Manager, all Successor Manager Transition Expenses, all Successor Servicer Transition Expenses, all Securitization Operating Expenses and all Environmental Remediation Expenses Amounts that will be due and payable on or as of the following Accounting Date (or if the Series Defeasance Date is an Accounting Date, then as of the Series Defeasance Date);

(3)           all unreimbursed Servicing Advances and Manager Advances (and outstanding interest thereon), all fees, indemnities, reimbursements and expenses due to the Trustee, the Manager, the Servicer and the Back-Up Manager, all Successor Manager Transition Expenses, all Securitization Operation Expenses, all Environmental Remediation Expenses Amounts, all Class A-1 Senior Notes Administrative Expenses for the Defeased Series, all Class A-1 Senior Notes Interest Adjustment Amounts for the Defeased Series and all Class A-1 Senior Notes Other Amounts for the Defeased Series, in each case, that are due and unpaid as of the Series Defeasance Date to the Actual Knowledge of the Manager;

   (ii)          in each case, after giving effect to any other funds on deposit (A) in the Series Distribution Accounts for such Defeased Series on such Series Defeasance Date and (B) in the Senior Notes Principal Payments Account, Senior Subordinated Notes Principal Payments Account, Subordinated Notes Principal Payments Account, the Class A-1 Senior Notes Commitment Fees Account and the Hedge Payment Account as of the Series Defeasance Date to the extent such funds will be allocated to the Defeased Series and deposited to the applicable Series Distribution Account for the Defeased Series on or before the prepayment date, redemption date or Series Legal Final Maturity Date of the Defeased Series, as applicable; provided, the terms of each Government Security deposited in trust shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the prepayment date, redemption date or Series Legal Final Maturity of the Defeased Series, as applicable; and provided, further, that if (x) if the deposit is held by a trustee of an irrevocable trust other than Trustee, such trustee shall have been irrevocably instructed by the Co-Issuers to pay such money or the proceeds of such Government Securities to the Trustee on or prior to the prepayment date, redemption date, or Series Legal Final Maturity Date, as applicable and (y) the Trustee shall have been irrevocably instructed by the Co-Issuers to apply such money or the proceeds of such Government Securities to the payment of the Series Obligations with respect to the Defeased Series and to the payment of other fees and expenses, as applicable and as provided for in this Section 12.1(c);

   (iii)         all commitments under all Variable Funding Note Purchase Agreements and all  Series Hedge Agreements with respect to such Series of Notes shall have been terminated on or before the Series Defeasance Date;

   (iv)         the Co-Issuers deliver notice of prepayment, redemption or maturity of such Series of Notes in full to the Noteholders of the Defeased Series, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager and the Rating Agencies in accordance with the terms of the Indenture, which notice is expressly stated to be, or in accordance with the terms of the Indenture has become as of the Series Defeasance Date, irrevocable, and the date of prepayment, redemption or maturity as specified in such notice when delivered was not longer than twenty (20) Business Days after the date of such notice;

   (v)          if, after giving effect to the deposit, any other Series of Notes is Outstanding, the Co-Issuers deliver to the Trustee an Officer's Certificate of the

Co-Issuers stating that no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall have occurred and be continuing on the date of such deposit;

   (vi)         the Co-Issuers deliver notice of such deposit to the Control Party, the Manager, the Back Up Manager and the Rating Agencies on or before the date of the deposit; and

   (vii)        an Opinion of Counsel is delivered to the Trustee and the Servicer to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture and the G&C Agreement shall cease to be of further effect with respect to such Defeased Series, the Co-Issuers and the Guarantor shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Series and thereafter such Defeased Series shall be deemed to be “Outstanding” only for purposes of (1) the Trustee's and the Paying Agent's obligations under Section 12.2 and Section 12.3, (2) the Noteholders' and the Trustee's obligations under Section 14.13 and (3) the Noteholders' rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of  mutilated, destroyed, lost or stolen Notes under Section 2.10(a).  The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the G&C Agreement of such Series Obligations.

(d)           After the conditions set forth in Section 12.1(a) have been met, or after the irrevocable deposit is made pursuant to Section 12.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request of the Co-Issuers shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the applicable Co-Issuers.

Section 12.2        Application of Trust Money.

The Trustee or a trustee satisfactory to the Servicer, the Trustee and the Co-Issuers shall hold in trust money or Government Securities deposited with it pursuant to Section 12.1.  The Trustee shall apply the deposited money and the money from Government Securities through the Paying Agent in accordance with this Base Indenture and the other Related Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above.  The provisions of this Section 12.2 shall survive the expiration or earlier termination of the Indenture.

Section 12.3        Repayment to the Co-Issuers.

(a)           The Trustee and the Paying Agent shall promptly pay to the Co-Issuers upon written request any excess money or, pursuant to Section 2.9 and Section 2.12, return any cancelled Notes held by them at any time.

(b)           Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Co-Issuers upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

(c)           The provisions of this Section 12.3 shall survive the expiration or earlier termination of the Indenture.

Section 12.4        Reinstatement.

If the Trustee is unable to apply any funds received under this Article XII by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Co-Issuers' obligations under the Indenture or the other Indenture Documents and in respect of the Notes and the Guarantor's obligations under the G&C Agreement shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XII.  If the Co-Issuers or the Guarantor make any payment of principal, premium or interest on any Notes or any other sums under the Indenture Documents while such obligations have been reinstated, the Co-Issuers and the Guarantor shall be subrogated to the rights of the Noteholders or Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

ARTICLE XIII

AMENDMENTS

Section 13.1        Without Consent of the Controlling Class Representative or the Noteholders.

(a)           Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the Co-Issuers and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes:

   (i)           to create a new Series of Notes;

   (ii)          to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities; provided, however, that no Co-Issuer will pursuant to this Section 13.1(a)(ii) surrender any right or power it has under the Related Documents;

   (iii)         to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the

Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Co-Issuers, the Servicer and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

   (iv)        to cure any ambiguity, defect or inconsistency or to correct or supplement any provision contained herein or in any Supplement or in any Notes issued hereunder or in the G&C Agreement or any other Indenture Document to which the Trustee is a party;

   (v)         to provide for uncertificated Notes in addition to certificated Notes;

   (vi)        to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

   (vii)        to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture or the G&C Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee; or

   (viii)       to correct or supplement any provision herein or in any Supplement or in the G&C Agreement or any other Indenture Document to which the Trustee is a party which may be inconsistent with any other provision herein or therein or to make consistent any other provisions with respect to matters or questions arising under this Base Indenture or in any Supplement, in the G&C Agreement or any other Indenture Document to which the Trustee is a party;

   (ix)        to comply with Requirements of Law (as evidenced by an Opinion of Counsel);

   (x)         to facilitate the transfer of Notes in accordance with applicable Law (as evidenced by an Opinion of Counsel);

   (xi)         to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable law, of any Tax, including withholding Tax; or

   (xii)        to take any action necessary and appropriate to facilitate the origination of additional Post-Securitization Franchise Drive-In Leases and New Franchise Arrangements, the acquisition of New Owned Property, or the management and preservation of the Franchise Arrangements and Owned Property, in each case, in accordance with the Management Standard.

provided, however, that, as evidenced by an Officer's Certificate delivered to the Trustee and the Servicer, such action shall not adversely affect in any material respect the interests of any Noteholder, any Note Owner, the Servicer or any other Secured Party.

(b)           Upon the request of the Co-Issuers and receipt by the Servicer and the Trustee of the documents described in Section 2.2 and delivery by the Servicer of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Co-Issuers in the execution of any Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

Section 13.2        With Consent of the Controlling Class Representative or the Noteholders.

(a)           Except as provided in Section 13.1, the provisions of this Base Indenture, the G&C Agreement, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the Control Party (at the direction of the Controlling Class Representative).  Notwithstanding the foregoing:

   (i)           any amendment, waiver or other modification that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 13.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Related Document or defaults hereunder or thereunder and their consequences provided for in herein and therein or for any other action hereunder or thereunder, shall require the consent of each affected Noteholder;

   (ii)          any amendment, waiver or other modification that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture, the G&C Agreement or any other Related Documents with respect to any part of the Collateral or, except as otherwise permitted by the Related Documents, terminate the Lien created by the Indenture, the G&C Agreement or any other Related Documents on any portion of the Collateral at any time subject thereto or deprive any Secured Party of the security provided by the Lien created by the Indenture, the G&C Agreement or any other Related Documents shall require the consent of each affected Noteholder and each other affected Secured Party;

   (iii)         any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note or of the other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note and the other Obligations); provided that the Controlling Class Representative shall have the option, in its sole discretion, to waive the requirement set forth in Section 8.16(a) that

Real Estate Asset Disposition Proceeds described in clause (i) of such Section be Reinvested within 365 days of the applicable Real Estate Asset Disposition; (B) affect adversely the interests, rights or obligations of any Noteholder or any other Secured Party individually in comparison to any other Noteholder or any other Secured Party; (C) change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral, including, without limitation, the Priority of Payments; provided that the Controlling Class Representative shall have the option, in its sole discretion, to amend or otherwise modify the number of days in each Interim Collection Period and the percentage of amounts that are allocated on each Interim Allocation Date pursuant to the definitions of “Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount,” “Class A-1 Senior Notes Accrued Monthly Interest Amount,” “Senior Notes Accrued Monthly Interest Amount,” “Senior Notes Accrued Monthly Post-ARD Contingent Interest Amount,” “Senior Notes Accrued Scheduled Principal Payments Amount,” “Subordinated Notes Accrued Monthly Interest Amount,” “Subordinated Notes Accrued Monthly Post-ARD Contingent Interest Amount” or “Subordinated Notes Accrued Scheduled Principal Payments Amount”; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations on or after the respective due dates thereof; (F) subject to the ability of the Control Party (acting at the direction of the Controlling Class Representative) to waive certain events as set forth in Section 9.7, amend or otherwise modify any of the following definitions: “Default,” “Event of Default,” “Potential Rapid Amortization Event” or “Rapid Amortization Event” (as defined in the Base Indenture or any applicable Series Supplement) or (G) amend, waive or otherwise modify this Section 13.2, shall require the consent of each affected Noteholder and each other affected Secured Party; and

   (iv)         any amendment, waiver or other modification that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment or redemption shall require the consent of each affected Noteholder.

(b)           No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c)           The express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action, shall not be amended, modified or waived by the parties hereto without satisfying the Rating Agency Condition.

Section 13.3        Supplements.

Each amendment or other modification to the Indenture, the Notes or the G&C Agreement shall be set forth in a Supplement, a copy of which shall be delivered to the Rating Agencies and to the Servicer, the Controlling Class Representative, the Manager, the Back-Up Manager by the Co-Issuers.  The Co-Issuers shall provide written notice to each Rating Agency of any amendment or modification to the Indenture, the Notes or the G&C Agreement no less than ten (10) days prior to the effectiveness of the related Supplement.  The initial effectiveness of each Supplement shall be subject to the delivery to the Servicer and the Trustee of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture and the conditions precedent set forth herein with respect thereto have been satisfied.  In addition to the manner provided in Section 13.1 and Section 13.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 13.4        Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder's Note, even if notation of the consent is not made on any Note.  Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective.  An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder.  The Co-Issuers may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 13.5        Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated.  The Co-Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 13.6        The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer's Certificate of the Co-Issuers and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Co-Issuers and the Guarantor in accordance with its terms.

Section 13.7        Amendments and Fees.

The Co-Issuers, the Control Party and the Controlling Class Representative shall negotiate any amendments, waivers or modifications to the Indenture or the other Related Documents that require the consent of the Control Party or the Controlling Class Representative in good faith, and any consent required to be given by the Control Party or the Controlling Class Representative shall not be unreasonably denied or delayed.  The Control Party and the Controlling Class Representative shall be entitled to be reimbursed by the Co-Issuers only for the reasonable counsel fees incurred by the Control Party or the Controlling Class Representative in reviewing and approving any amendment or in providing any consents, and neither the Control Party nor the Controlling Class Representative shall not be entitled to any additional compensation in connection with any amendments or consents to this Base Indenture or to any Related Document.

ARTICLE XIV

MISCELLANEOUS

Section 14.1        Notices.

(a)           Any notice or communication by the Co-Issuers, the Servicer or the Trustee to any other party hereto shall be in writing and delivered in person, delivered by email, posted on a password protected website for which the recipient has been granted access or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address:

If to the Master Issuer:

Sonic Capital LLC
300 Johnny Bench Drive
Oklahoma City, OK 73104
Attention: General Counsel
Facsimile: 405-225-5973

If to the IP Holder:

Sonic Capital LLC
300 Johnny Bench Drive
Oklahoma City, OK 73104
Attention: General Counsel
Facsimile: 405-225-5973

If to the Franchise Assets Holder:

Sonic Industries LLC
300 Johnny Bench Drive
Oklahoma City, OK 73104
Attention: General Counsel
Facsimile: 405-225-5973

If to ADR:

America's Drive-In Restaurants LLC
300 Johnny Bench Drive
Oklahoma City, OK 73104
Attention: General Counsel
Facsimile: 405-225-5973

If to SRI Real Estate Holdco:

SRI Real Estate Holding LLC
300 Johnny Bench Drive
Oklahoma City, OK 73104
Attention: General Counsel
Facsimile: 405-225-5973

If to SRI Real Estate Assets Holder:

SRI Real Estate Properties LLC
300 Johnny Bench Drive
Oklahoma City, OK 73104
Attention: General Counsel
Facsimile: 405-225-5973

If to the Manager:

Sonic Industries Services Inc.
300 Johnny Bench Drive
Oklahoma City, OK 73104
Attention: General Counsel
Facsimile: 405-225-5973

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention: David Midvidy
Facsimile: 917-777-2089

If to any Co-Issuer with a copy to:

Sonic Industries Services Inc.
300 Johnny Bench Drive
Oklahoma City, OK 73104
Attention: General Counsel
Facsimile: 405-225-5973

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention: David Midvidy
Facsimile: 917-777-2089

If to the Back-Up Manager:

FTI Consulting, Inc.
3 Times Square
11th Floor
New York, NY  10036
Attention:  Robert J. Darefsky
Facsimile:  212-499-3636

If to the Servicer:

Midland Loan Services, a division of
PNC Bank, National Association
10851 Mastin Street,
Building 82, Suite 700,
Overland Park, Kansas 66210
Attn: President
Facsimile: 913-253-9709

If to the Trustee:

Citibank, N.A.
388 Greenwich Street
14th Floor
New York, NY 10013
Attention: Global Transaction Services — Sonic
Facsimile: 212-816-5527

If to Moody's:

Moody's Investors Service, Inc.
99 Church Street, 4th Floor
New York, NY 10007
Attention: ABS Monitoring Department
Facsimile: 212-553-0573

with a copy of all notices pertaining to other indebtedness:

Moody's Investors Services, Inc.
99 Church Street, 4th Floor
New York, NY 10007
Attention: Asset Finance Group — Team Managing Director

If to Standard & Poor's:

Standard & Poor's Rating Services
55 Water Street, 42nd Floor
New York, NY 10041-0003
Attention: ABS Surveillance Group — New Assets
E-mail: Servicer_Reports@standardandpoors.com

If to an Enhancement Provider or an Hedge Counterparty:

At the address provided in the applicable Enhancement Agreement or the applicable Series Hedge Agreement.

(b)           The Co-Issuers or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Co-Issuers may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(c)           Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice, (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (v) when posted on a password-protected website shall be deemed delivered after notice of such posting has been provided to the recipient and (vi) delivered by email shall be deemed delivered on the date of delivery of such notice.

(d)           Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Related Document.

(e)           If any Co-Issuer delivers a notice or communication to Noteholders, it shall deliver a copy to the Back-Up Manager, the Servicer, the Controlling Class Representative and the Trustee at the same time.

(f)           Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice.  In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.  Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.  If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g)           Notwithstanding any other provision herein, for so long as SISI is the Manager, any notice, communication, certificate, report, statement or other information required to be delivered by the Manager to any Co-Issuer, or by any Co-Issuer to the Manager, shall be deemed to have been delivered to both the Co-Issuer and the Manager if the Manager has prepared or is otherwise in possession of such notice, communication, certificate, report, statement or other information, and in no event shall the Manager or any Co-Issuer be in breach of any delivery requirements hereunder for constructive delivery pursuant to this Section 14.1(g).

Section 14.2        Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes.

Section 14.3        Officer's Certificate as to Conditions Precedent.

Upon any request or application by the Co-Issuers to the Controlling Class Representative, the Servicer or the Trustee to take any action under the Indenture or any other Related Document, the Co-Issuers to the extent requested by the Controlling Class Representative, the Servicer or the Trustee shall furnish to the Controlling Class Representative, the Servicer and the Trustee (a) an Officer's Certificate of the Co-Issuers in form and substance reasonably satisfactory to the Servicer, the Controlling Class Representative and/or the Trustee, as applicable (which shall include the statements set forth in Section 14.4), stating that, in the opinion of the Authorized Officers executing such certificate, all conditions precedent and covenants, if any, provided for in the Indenture or such other Related Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel confirming the same.  Such Opinion of Counsel shall be at the expense of the Co-Issuers.

Section 14.4        Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Related Document shall include:

(a)           a statement that the Person giving such certificate has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c)           a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not such condition or covenant has been complied with.

Section 14.5        Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 14.6        Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.7        Payment on Business Day.

In any case where any Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Payment Date, redemption date or maturity date, as the case may be.

Section 14.8        Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.9        Successors.

All agreements of each of the Co-Issuers in the Indenture, the Notes and each other Related Document to which it is a party shall bind its successors and assigns; provided, however, no Co-Issuer may assign its obligations or rights under the Indenture or any other Related Document, except with the written consent of the Servicer.  All agreements of the Trustee in the Indenture shall bind its successors.

Section 14.10      Severability.

In case any provision in the Indenture, the Notes or any other Related Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.11      Counterpart Originals.

The parties may sign any number of copies of this Base Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.12      Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.13       No Bankruptcy Petition Against the Securitization Entities.

Each of the Noteholders, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 14.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document.  In the event that any such Noteholder or other Secured Party or the Trustee takes action in violation of this Section 14.13, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or other Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.  The provisions of this Section 14.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee.  Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 14.14      Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Co-Issuers and at their expense.

Section 14.15      Waiver of Jury Trial.

EACH OF THE CO-ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 14.16      Submission to Jurisdiction; Waivers.

Each of the Co-Issuers and the Trustee hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to the Indenture and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Co-Issuers or the Trustee, as the case may be, at its address set forth in Section 14.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.16 any special, exemplary, punitive or consequential damages.

Section 14.17      Permitted Asset Dispositions; Release of Collateral.

After consummation of a Permitted Asset Disposition, upon request of the Co-Issuers, the Trustee, at the written direction of the Servicer, shall execute and deliver to the Co-Issuers any and all documentation reasonably requested and prepared by the Co-Issuers at their expense to effect or evidence the release by the Trustee of the Secured Parties' security interest in the property disposed of in connection with such Permitted Asset Disposition.

Section 14.18       Entire Agreement.  This Base Indenture, together with the exhibits, annexes and schedules hereto and the other Related Documents, contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and writings with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Co-Issuers and the Trustee have caused this Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

SONIC CAPITAL LLC, as Co-Issuer

By:	/s/ Stephen C. Vaughan
	Name:	Stephen C. Vaughan
	Title:	Vice President

SONIC INDUSTRIES LLC, as Co-Issuer

By:	/s/ Paige S. Bass
	Name:	Paige S. Bass
	Title:	Vice President

AMERICA'S DRIVE-IN BRAND PROPERTIES LLC, as Co-Issuer

By:	/s/ Charles B. Woods
	Name:	Charles B. Woods
	Title:	Vice President

AMERICA'S DRIVE-IN RESTAURANTS LLC, as Co-Issuer

By:	/s/ Charles B. Woods
	Name:	Charles B. Woods
	Title:	Vice President

SRI REAL ESTATE HOLDING LLC, as Co-Issuer

By:	/s/ Carolyn C. Cummins
	Name:	Carolyn C. Cummins
	Title:	Vice President

SRI REAL ESTATE PROPERTIES LLC, as Co-Issuer

By:	/s/ Carolyn C. Cummins
	Name:	Carolyn C. Cummins
	Title:	Vice President

CITIBANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:	/s/ Jacqueline Suarez
	Name:	Jacqueline Suarez
	Title:	Vice President

Exhibit A

INTERIM MANAGER’S CERTIFICATE

Exhibit B-1

MONTHLY MANAGER’S CERTIFICATE

Exhibit B-2

MONTHLY NOTEHOLDERS’ STATEMENT

Exhibit B-3

QUARTERLY NOTEHOLDERS' STATEMENT

Exhibit C

Citicorp North America, Inc. Information Request Certification

Citibank, N.A.
388 Greenwich Street 14th Floor
New York, NY 10013

Attention:  Global Transaction Services — Sonic 2011-1

Pursuant to Section 4.4 of the Base Indenture, dated as of May 20, 2011, by and among Sonic Capital LLC, Sonic Industries LLC, America's Drive-In Brand Properties LLC, America's Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, as Co-Issuers, and Citibank, N.A., as Trustee (the "Base Indenture"), the undersigned hereby certifies and agrees to the following conditions.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

1.           The undersigned is a [Noteholder] [Note Owner who is also a beneficial holder of Notes] [prospective purchaser of Notes previously designated by a Noteholder or Note Owner].

2.           [Pursuant to Section 4.4 of the Base Indenture, the undersigned is requesting that the Trustee deliver to the undersigned hard copies of the following documents:[ ]] [Pursuant to Section 4.4 of the Base Indenture the undersigned is [also] requesting access for the undersigned to the password-protected area of the Trustee's website at [www.sf.citidirect.com] relating to the Notes.]

3.           The undersigned is requesting such information solely for use in evaluating the undersigned's [investment][potential purchase] in the Notes.

4.           The undersigned is not a Competitor.

5.           The undersigned understands [documents it has requested][and][the Trustee’s website contains material nonpublic information].

6.           In consideration of the Trustee's disclosure to the undersigned, the undersigned shall, except as required by law, keep all information requested hereby (including [all copies of documents delivered by the Trustee] [and] [all information provided by the Trustee on the Trustee's website]) confidential, and such information shall not be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever; provided, however, that the undersigned shall be permitted to disclose such information to:  (A) to (1) those personnel employed by it who need to know such information which have agreed to keep such information confidential and to treat the information as material nonpublic information, (2) its attorneys and outside auditors which have agreed to keep such information confidential and to treat the information as material nonpublic information, or (3) a regulatory or self-regulatory authority pursuant to applicable law or regulation or (B) by judicial process; provided, that it may disclose to any and all persons, without limitation of any kind, the

C-1-5

tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011-4(b)(3),

7.           The undersigned will not use or disclose the information in any manner which could result in a violation of any provision of the Securities Act or the Exchange Act or would require registration of any non-registered security pursuant to the Securities Act.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer.

By:		Date:
Name:
Title:

C-1-6

Exhibit D-1

Form of Grant of Security Interest in Trademarks

GRANT OF SECURITY INTEREST IN TRADEMARKS (the "Grant"), dated as of ____  __, 20__, is made by AMERICA'S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company located at ________, ("Grantor"), in favor of CITIBANK, N.A., a national banking association, as trustee located at ________ ("Secured Party") (collectively referred to as the "Parties").  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth (or incorporated) in the Agreement (as defined below).

WHEREAS, Grantor is the owner of the Trademarks that are registered or applied for in the United States and set forth in Schedule 1 attached hereto, including all goodwill of any business connected with the use thereof or symbolized thereby and all Proceeds and products thereof (collectively, the "Trademark Collateral");

WHEREAS, pursuant to the Base Indenture, dated as of May 20, 2011, by and among Grantor, Secured Party, Sonic Capital LLC, a Delaware limited liability company, Sonic Industries LLC, a Delaware limited liability company, America's Drive-In Restaurants LLC, a Delaware limited liability company, SRI Real Estate Holding LLC, a Delaware limited liability company, and SRI Real Estate Properties LLC, a Delaware limited liability company (the "Agreement"), Grantor granted to the Secured Party a security interest in the Franchise IP, including the Trademark Collateral; and

WHEREAS, pursuant to the Agreement, Grantor agreed to execute and deliver to the Secured Party this Grant for purposes of recording the same with the United States Patent and Trademark Office (the "PTO") to confirm and evidence the security interest in the Trademark Collateral granted pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor agrees as follows:

1.           To secure the obligations Grantor hereby pledges, assigns, conveys, delivers, transfers, and sets over to the Trustee, for the benefit of the secured parties, and grants to the Secured Party, for the benefit of the secured parties, a security interest in Grantor's right, title and interest in the Trademark Collateral, in each case, to the extent now owned or at any time hereafter acquired by such Grantor; provided that the pledge, assignment, conveyance, and grant of security interest hereunder shall not include any application for a Trademark that would be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, all United States Trademarks and foreign applications that are based on an intent to use, unless and until such time as the grant and/or enforcement of the pledge, assignment, conveyance, delivery, transfer and setting over and security interest will not affect the status or validity of such Trademark.

D-1-1

2.           The Parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party's interest in the Trademark Collateral.  Grantor hereby requests the PTO to file and record this Grant together with the annexed Schedule 1.

3.           Grantor hereby acknowledges and agrees that the security interest in the Trademark Collateral may only be terminated in accordance with the terms of the Agreement and will terminate co-extensively therewith.

4.           THIS GRANT OF SECURITY INTEREST IN TRADEMARKS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

D-1-2

IN WITNESS WHEREOF, the undersigned has caused this GRANT OF SECURITY INTEREST IN TRADEMARKS to be duly executed and delivered as of the date first above written.

AMERICA'S DRIVE-IN BRAND PROPERTIES LLC.

By:
Name:
	Title:	Vice President

D-1-3

STATE OF OKLAHOMA	)
: ss:
COUNTY OF OKLAHOMA	)

On the __th day of _____, 20__, before me the undersigned, personally appeared ____________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

D-1-4

Schedule 1 to Exhibit D-1 — Trademark Collateral

D-1-5

Exhibit D-2

Form of Grant of Security Interest in Patents

GRANT OF SECURITY INTEREST IN PATENTS (the "Grant"), dated as of _____  __, 20__, made by AMERICA'S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company located at __________ ("Grantor"), in favor of CITIBANK, N.A., a national banking association, as trustee located at ____________ ("Secured Party") (collectively referred to as the "Parties").  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth (or incorporated) in the Agreement (as defined below).

WHEREAS, Grantor is the owner of the Patents that are issued or applied for in the United States and set forth in Schedule 1 attached hereto (collectively, the "Patent Collateral");

WHEREAS, pursuant to the Base Indenture, dated as of May 20, 2011, by and among Grantor, Secured Party, Sonic Capital LLC, a Delaware limited liability company, Sonic Industries LLC, a Delaware limited liability company, America's Drive-In Restaurants LLC, a Delaware limited liability company, SRI Real Estate Holding LLC, a Delaware limited liability company, and SRI Real Estate Properties LLC, a Delaware limited liability company (the "Agreement"), Grantor granted to the Secured Party a security interest in the Franchise IP, including the Patent Collateral; and

WHEREAS, pursuant to the Agreement, Grantor agreed to execute and deliver to the Secured Party this Grant for purposes of recording the same with the United States Patent and Trademark Office (the "PTO") to confirm and evidence the security interest in the Patent Collateral granted pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor agrees as follows:

1.           To secure the obligations Grantor hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the secured parties, and grants to the Secured Party, for the benefit of the secured parties, a security interest in Grantor's right, title and interest in the Patent Collateral, in each case, to the extent now owed or at any time hereafter acquired by such Grantor.

2.           The Parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party's interest in the Patent Collateral.  Grantor hereby requests the PTO to file and record this Grant together with the annexed Schedule 1.

D-2-1

3.           Grantor hereby acknowledges and agrees that the security interest in the Patent Collateral may only be terminated in accordance with the terms of the Agreement and will terminate co-extensively therewith.

4.           THIS GRANT OF SECURITY INTEREST IN PATENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

D-2-2

IN WITNESS WHEREOF, the undersigned has caused this GRANT OF SECURITY INTEREST IN PATENTS to be duly executed and delivered as of the date first above written.

AMERICA'S DRIVE-IN BRAND PROPERTIES LLC.

By:
Name:
	Title:	Vice President

D-2-3

STATE OF OKLAHOMA	)
: ss:
COUNTY OF OKLAHOMA	)

On the __th day of ______, 20__, before me the undersigned, personally appeared ___________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

D-2-4

Schedule 1 to Exhibit D-2 — Patent Collateral

D-2-5

Exhibit D-3

Form of Grant of Security Interest in Copyrights

GRANT OF SECURITY INTEREST IN COPYRIGHTS (the "Grant"), dated as of ______  __, 20__ made by AMERICA'S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company located at ("Grantor"), in favor of CITIBANK, N.A., a national banking association, as trustee located at __________ ("Secured Party") (collectively referred to as the "Parties").  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth (or incorporated) in the Agreement (as defined below).

WHEREAS, Grantor is the owner of the Copyrights that are registered in the United States and set forth in Schedule 1 attached hereto (collectively, the "Copyright Collateral");

WHEREAS, pursuant to the Base Indenture, dated as of May 20, 2011, by and among Grantor, Secured Party, Sonic Capital LLC, a Delaware limited liability company, Sonic Industries LLC, a Delaware limited liability company, America's Drive-In Restaurants LLC, a Delaware limited liability company, SRI Real Estate Holding LLC, a Delaware limited liability company, and SRI Real Estate Properties LLC, a Delaware limited liability company (the "Agreement"), Grantor granted to the Secured Party a security interest in the Franchise IP, including the Copyright Collateral; and

WHEREAS, pursuant to the Agreement, Grantor agreed to execute and deliver to the Secured Party this Grant for purposes of recording the same with the United States Copyright Office (the "Copyright Office") to confirm, evidence and perfect the security interest in the Copyright Collateral granted pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor agrees as follows:

1.           To secure the obligations Grantor hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the secured parties, and grants to the Secured Party, for the benefit of the secured parties, a security interest in Grantor's right, title and interest in the Copyright Collateral, in each case to the extent now owned or at any time hereafter acquired by such Grantor.

2.           The Parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party's interest in the Copyright Collateral.  Grantor hereby acknowledges the sufficiency and completeness of this Grant to perfect the security interest in the Copyright Collateral for the Secured Party, and Grantor hereby requests the Copyright Office to file and record the same together with the annexed Schedule 1.

D-3-1

3.           Grantor hereby acknowledges and agrees that the security interest in the Copyright Collateral may only be terminated in accordance with the terms of the Agreement and will terminate co-extensively therewith.

4.           THIS GRANT OF SECURITY INTEREST IN COPYRIGHTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

D-3-2

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

AMERICA'S DRIVE-IN BRAND PROPERTIES LLC.

By:
Name:
	Title:	Vice President

D-3-3

STATE OF OKLAHOMA	)
: ss:
COUNTY OF OKLAHOMA	)

On the ___th day of _____, 20__, before me the undersigned, personally appeared _____________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

D-3-4

Schedule 1 to Exhibit D-3 — Copyright Collateral

D-3-5

Exhibit E-1

Form of Supplemental Grant of Security Interest in Trademarks

SUPPLEMENTAL GRANT OF SECURITY INTEREST IN TRADEMARKS (the "Grant"), dated as of ______, _____, made by AMERICA'S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company located at ("Grantor"), in favor of CITIBANK, N.A., a national banking association, as trustee located at ("Secured Party") (collectively referred to as the "Parties").  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth (or incorporated) in the Agreement (as defined below).

WHEREAS, pursuant to the Base Indenture, dated as of May 20, 2011, by and among Grantor, Secured Party, Sonic Capital LLC, a Delaware limited liability company, Sonic Industries LLC, a Delaware limited liability company, America's Drive-In Restaurants LLC, a Delaware limited liability company, SRI Real Estate Holding LLC, a Delaware limited liability company, and SRI Real Estate Properties LLC, a Delaware limited liability company (the "Agreement"), Grantor granted to the Secured Party a security interest in the Franchise IP, including Trademarks;

WHEREAS, since the date of the Agreement, the Grantor has acquired the additional Trademarks that are registered in the United States and set forth on Schedule 1 attached hereto, including the goodwill of any business associated or connected therewith or symbolized thereby (collectively, the "After-Acquired Trademark Collateral"); and

WHEREAS, pursuant to the Agreement, Grantor agreed to execute and deliver to the Secured Party this Grant for purposes of filing the same with the United States Patent and Trademark Office (the "PTO") to confirm and evidence the security interest in the After-Acquired Trademark Collateral granted pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor agrees as follows:

1.           To secure the obligations Grantor hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the secured parties, and grants to the Secured Party, for the benefit of the secured parties, a security interest in Grantor's right, title and interest in the After-Acquired Trademark Collateral, in each case, to the extent now owned or at any time hereafter acquired by such Grantor; provided that the pledge, assignment, conveyance, and grant of security interest hereunder shall not include any application for a Trademark that would be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, any United States Trademarks and foreign applications that are based on an intent-to-use, unless and until such time as the grant and/or enforcement of the pledge, assignment, conveyance, delivery, transfer and setting over and security interest will not affect the status or validity of such Trademark.

E-1-1

2.           The Parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party's interest in the After-Acquired Trademark Collateral.  Grantor hereby requests the PTO to file and record this Grant together with the annexed Schedule 1.

3.           Grantor hereby acknowledges and agrees that the security interest in the After-Acquired Trademark Collateral may only be terminated in accordance with the terms of the Agreement and will terminate co-extensively therewith.

4.           THIS SUPPLEMENTAL GRANT OF SECURITY INTEREST IN TRADEMARKS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

E-1-2

IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL GRANT OF SECURITY INTEREST IN TRADEMARKS to be duly executed and delivered as of the date first above written.

AMERICA'S DRIVE-IN BRAND PROPERTIES LLC.

By:
Name:
	Title:	Vice President

E-1-3

STATE OF OKLAHOMA	)
: ss:
COUNTY OF OKLAHOMA	)

On the ___ day of ________, ____, before me the undersigned, personally appeared _______________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

E-1-4

Schedule 1 to Exhibit E-1
After-Acquired Trademark Collateral

E-1-5

Exhibit E-2

Form of Supplemental Grant of Security Interest in Patents

SUPPLEMENTAL GRANT OF SECURITY INTEREST IN PATENTS (the "Grant"), dated as of _______, _____ made by AMERICA'S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company located at ____________ ("Grantor"), in favor of CITIBANK, N.A., a national banking association, as trustee located at __________ ("Secured Party") (collectively referred to as the "Parties").  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth (or incorporated) in the Agreement (as defined below).

WHEREAS, pursuant to the Base Indenture, dated as of dated as of May 20, 2011, by and among Grantor, Secured Party, Sonic Capital LLC, a Delaware limited liability company, Sonic Industries LLC, a Delaware limited liability company, America's Drive-In Restaurants LLC, a Delaware limited liability company, SRI Real Estate Holding LLC, a Delaware limited liability company, and SRI Real Estate Properties LLC, a Delaware limited liability company (the "Agreement"), Grantor granted to the Secured Party a security interest in the Franchise IP, including Patents;

WHEREAS, since the date of the Agreement, the Grantor has acquired the additional Patents that are issued or applied for in the United States and set forth on Schedule 1  attached hereto (collectively, the "After-Acquired Patent Collateral"); and

WHEREAS, pursuant to the Agreement, Grantor agreed to execute and deliver to the Secured Party this Grant for purposes of recording the same with the United States Patent and Trademark Office (the "PTO") to confirm and evidence the security interest in the After-Acquired Patent Collateral granted pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor agrees as follows:

1.           To secure the obligations Grantor hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the secured parties, a security interest in Grantor's right, title and interest in Grantor's right, title and interest in the After-Acquired Patent Collateral, in each case, to the extent now owned or at any time hereafter acquired by such Grantor.

2.           The Parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party's interest in the After-Acquired Patent Collateral.  Grantor hereby requests the PTO to file and record this Grant together with the annexed Schedule 1.

E-2-1

3.           Grantor hereby acknowledges and agrees that the security interest in the After-Acquired Patent Collateral may only be terminated in accordance with the terms of the Agreement and will terminate co-extensively therewith.

4.           THIS SUPPLEMENTAL GRANT OF SECURITY INTEREST IN PATENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

E-2-2

IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL GRANT OF SECURITY INTEREST IN PATENTS to be duly executed and delivered as of the date first above written.

AMERICA'S DRIVE-IN BRAND PROPERTIES LLC.

By:
Name:
	Title:	Vice President

E-2-3

STATE OF OKLAHOMA	)
: ss:
COUNTY OF OKLAHOMA	)

On the ___ day of __________, ____, before me the undersigned, personally appeared ___________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

E-2-4

Schedule 1 to Exhibit E-2
After-Acquired Patent Collateral

E-2-5

Exhibit E-3

Form of Supplemental Grant of Security Interest in Copyrights

SUPPLEMENTAL GRANT OF SECURITY INTEREST IN COPYRIGHTS (the "Grant"), dated as of _______, _______, made by AMERICA'S DRIVE IN BRAND PROPERTIES LLC, a Kansas limited liability company located at __________ ("Grantor"), in favor of CITIBANK, N.A., a national banking association, as trustee located at _________ ("Secured Party") (collectively referred to as the "Parties").  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth (or incorporated) in the Agreement (as defined below).

WHEREAS, pursuant to the Base Indenture, dated as of May 20, 2011, by and among Grantor, Secured Party, Sonic Capital LLC, a Delaware limited liability company, Sonic Industries LLC, a Delaware limited liability company, America's Drive-In Restaurants LLC, a Delaware limited liability company, SRI Real Estate Holding LLC, a Delaware limited liability company, and SRI Real Estate Properties LLC, a Delaware limited liability company (the "Agreement"), Grantor granted to the Secured Party a security interest in the Franchise IP, including Copyrights;

WHEREAS, since the date of the Agreement, the Grantor has acquired the additional Copyrights that are registered in the United States and set forth on Schedule 1  attached hereto (collectively, the "After-Acquired Copyright Collateral"); and

WHEREAS, pursuant to the Agreement, Grantor agreed to execute and deliver to the Secured Party this Grant for purposes of filing the same with the United States Copyright Office (the "Copyright Office") to confirm, evidence and perfect the security interest in the After-Acquired Copyright Collateral granted pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor agrees as follows:

1.           To secure the obligations Grantor hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the secured parties, and grants to the Secured Party, for the benefit of the secured parties, a security interest in Grantor's right, title and interest in the After-Acquired Copyright Collateral, in each case to the extent now owned or at any time hereafter acquired by such Grantor.

2.           The Parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party's interest in the After-Acquired Copyright Collateral.  Grantor hereby acknowledges the sufficiency and completeness of this Grant to perfect the security interest in the After-Acquired Copyright Collateral for the Secured Party, and hereby requests the Copyright Office to file and record the same together with the annexed Schedule 1.

E-3-1

3.           Grantor hereby acknowledges and agrees that the security interest in the After-Acquired Copyright Collateral may only be terminated in accordance with the terms of the Agreement and will terminate co-extensively therewith.

4.           THIS SUPPLEMENTAL GRANT OF SECURITY INTEREST IN COPYRIGHTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

E-3-2

IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL GRANT OF SECURITY INTEREST IN COPYRIGHTS to be duly executed and delivered as of the date first above written.

AMERICA'S DRIVE-IN BRAND PROPERTIES LLC.

By:
Name:
	Title:	Vice President

E-3-3

STATE OF OKLAHOMA	)
: ss:
COUNTY OF OKLAHOMA	)

On the ___ day of _________, ____, before me the undersigned, personally appeared ____________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

E-3-4

Schedule 1 to Exhibit E-3
After-Acquired Copyright Collateral

E-3-5

Exhibit F

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is effective as of                      , 20        , by and between [SRI REAL ESTATE PROPERTIES LLC, a Delaware limited liability company/AMERICA'S DRIVE-IN RESTAURANTS LLC, a Delaware limited liability company] ("Landlord"), having a notice address of 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104,                         , ("Tenant"), having a notice address of                                                         , and CITIBANK N.A., a national banking association, not in its individual capacity, but solely as Trustee under the Indenture (as defined below) ("Mortgagee"), having a notice address of 388 Greenwich Street, 14th Floor, New York, NY 10013.

R E C I T A L S:

A.           Tenant is the lessee under that certain lease dated                         , by and between Tenant and Landlord (the "Lease"), covering the premises described on Exhibit A hereto (the "Leased Premises").

B.           Mortgagee serves as the trustee and securities intermediary under that certain Base Indenture, as amended, supplemented or otherwise modified from time to time (the "Indenture") dated as of May 20, 2011, by and among Sonic Capital LLC, Sonic Industries LLC, America's Drive-In Brand Properties LLC, America's Drive-In Restaurants LLC, SRI Real Estate Holding LLC, and SRI Real Estate Properties LLC (the "Co-Issuers"), and Mortgagee.

C.           A mortgage executed by Landlord covering the property where the Leased Premises are located (the "Mortgage"), is held by Mortgagee in escrow pursuant to the terms of the Indenture and is to be recorded solely upon certain events of default as described in the Indenture.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant, Landlord and Mortgagee hereby agree and covenant as follows:

1.           The Lease and all rights of Tenant thereunder (including, without limitation, all rights of refusal and purchase options) are and shall at all times continue to be subject and subordinate in all respects to the terms and provisions of the Mortgage and to all renewals, modifications and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement. Provided, however, Landlord hereby confirms that the Mortgage and Mortgagee's interest created thereby does not cover or affect any of Tenant's equipment, trade fixtures or other property placed in or upon the Leased Premises.

2.           So long as Tenant is not in default (beyond the expiration of any notice and cure period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, Tenant's possession of the Leased Premises under the Lease, or under any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, and all of Tenant's rights, options, rights of refusal, and privileges with respect thereto arising out of the Lease, shall not be disturbed, affected or impaired by Mortgagee during the term of the Lease or any such extensions or renewals thereof.

3.           If the interests of Landlord shall be foreclosed upon or other proceedings brought to enforce any rights of the holder of the Mortgage, by deed in lieu of foreclosure or by any other method, and an entity succeeds to the interests of Landlord under the Lease, the Lease and the rights of Tenant thereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms of the Lease, and Tenant shall be bound to the successor Landlord under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if such successor were the landlord under the Lease, and Tenant does hereby attorn to such successor as its landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon such successor's succeeding to the interest of Landlord under the Lease; provided, however, that except as provided in Section 6 below, Tenant shall be under no obligation to pay rent to such successor until Tenant receives written notice from Mortgagee that such successor has succeeded to the interest of Landlord under the Lease. Any such notice shall be binding upon Landlord as well, and Landlord hereby agrees that should Tenant make any payments to such successor because Tenant has received such a notice, then Landlord hereby releases Tenant from any obligation to make payments to Landlord during the time Tenant is making payments to Mortgagee. The respective rights and obligations of Tenant and such successor upon such attornment, to the extent of the then remaining balance of the term of Lease and any extensions or renewals, shall be and are the same as now set forth in the Lease; it being the intention of the parties hereto set forth in the Lease, to incorporate the Lease into this Agreement by reference with the same force and effect as if set forth at length herein.

4.           If an entity shall succeed to the interest of Landlord under the Lease, as aforesaid, such successor shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease, and Tenant shall, from and after such successor's succession to the interest of Landlord under the Lease, have the same remedies against such successor for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against Landlord if such successor had not succeeded to the interests of Landlord; provided, further, however, that neither the Mortgagee nor such successor shall be:

(a)	liable for any act or omission of any prior landlord (including Landlord); or

(b)	subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

(c)	bound by any base rent (as that term, or any similar term, may be defined in the Lease) which Tenant might have paid for more than the then current month to any prior landlord (including Landlord).

5.           Tenant agrees to provide Mortgagee and the Control Party with a written notice, as may be required to be provided Landlord under the Lease, of any default on the part of the Landlord under the Lease, and Tenant hereby grants to the Control Party the option to cure said default within thirty (30) days of such written notice.

6.           Upon written notice by Mortgagee to Tenant that Landlord is in default in the indebtedness to Mortgagee and request that payment of all future rentals be made directly to Mortgagee, Tenant shall make all future rental payments under the Lease directly to Mortgagee until instructed otherwise by Mortgagee. Tenant shall not be liable to Landlord for any rental payments actually paid to Mortgagee pursuant to this Section 6 and Landlord hereby agrees to indemnify and hold Tenant harmless from any liability for the making of said payments to Mortgagee.

7.           This Agreement may not be modified orally or in any other manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns, it being expressly understood that all references herein to "Mortgagee" shall be deemed to include not only Mortgagee but also its successors and assigns.

8.           Landlord hereby approves the foregoing terms and requests that Tenant and the Mortgagee execute this Agreement.

9.           Landlord, Mortgagee and Tenant agree that this Agreement shall be governed by the laws of the State of New York; provided, however, it is the intent of the parties hereto that the subordination of the Lease and the rights and remedies set forth in this Agreement shall be governed by the laws of the State in which the Leased Premises are located.

(Remainder of Page Intentionally Left Blank)

EXHIBIT A
To
Subordination, Nondisturbance and Attornment Agreement

[Insert Description of Leased Premises]

Exhibit G

REQUEST FOR CONTACT INFORMATION
OF INITIAL NOTEHOLDERS

________ ___, _____

Re: Request for Contact Information of Initial Noteholders

Dear Mr./Ms. __________:

Reference is hereby made to the Base Indenture, dated as of May 20, 2011 (the "Base Indenture"), by and among Sonic Capital LLC, a Delaware limited liability company (the "Master Issuer"), Sonic Industries LLC, a Delaware limited liability company (the "Franchise Assets Holder"), America's Drive-In Brand Properties LLC, a Kansas limited liability company (the "IP Holder"), America's Drive-In Restaurants LLC, a Delaware limited liability company ("ADR"), SRI Real Estate Holding LLC, a Delaware limited liability company ("SRI Real Estate Holdco"), SRI Real Estate Properties LLC, a Delaware limited liability company ("SRI Real Estate Assets Holder" and, together with the Master Issuer, the Franchise Assets Holder, the IP Holder, ADR and SRI Real Estate Holdco, collectively, the "Co-Issuers" and each, a "Co-Issuer"), and Citibank, N.A. (“we” or “us”), as Trustee and as Securities Intermediary, as supplemented by the Series 2011-1 Supplement, dated as of May 20, 2011 (the "Series 2011-1 Supplement"), among the Co-Issuers and the Trustee.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series 2011-1 Supplement, as applicable.

Pursuant to Section 11.1(a) of the Base Indenture, you are hereby notified that:

1.           There will be an election for a Controlling Class Representative.

2.           If you wish to participate in such election, you must provide us with your contact information in writing within ten (10) Business Days of the date of this notice by filling out the Exhibit A attached hereto and sending it to the address indicated therein.

[Signature Page Follows]

Very truly yours, CITIBANK, N.A., as Trustee

By:
Name:
Title:

Exhibit A
to
Request for Contact Information of Initial Noteholders

CONTACT INFORMATION

Please fill out the information below and then send it back to the Trustee at the following address via mail or by fax:

Citibank, N.A.
388 Greenwich Street
14th Floor
New York, NY 10013
Attention: Global Transaction Services — Sonic 2011-1
Facsimile: (212) 816-5527

NAME:

ADDRESS:

TEL:

EMAIL:

Exhibit H

CCR ELECTION NOTICE

________ ___, _____

_________________
_________________
_________________

Re: Election for Controlling Class Representative

Dear Mr./Ms. __________:

Reference is hereby made to the Base Indenture, dated as of May 20, 2011 (the "Base Indenture"), by and among Sonic Capital LLC, a Delaware limited liability company (the "Master Issuer"), Sonic Industries LLC, a Delaware limited liability company (the "Franchise Assets Holder"), America's Drive-In Brand Properties LLC, a Kansas limited liability company (the "IP Holder"), America's Drive-In Restaurants LLC, a Delaware limited liability company ("ADR"), SRI Real Estate Holding LLC, a Delaware limited liability company ("SRI Real Estate Holdco"), SRI Real Estate Properties LLC, a Delaware limited liability company ("SRI Real Estate Assets Holder" and, together with the Master Issuer, the Franchise Assets Holder, the IP Holder, ADR and SRI Real Estate Holdco, collectively, the "Co-Issuers" and each, a "Co-Issuer"), and Citibank, N.A., as Trustee and as Securities Intermediary, as supplemented by the Series Supplements heretofor executed and delivered (the "Series Supplements"), among the Co-Issuers and the Trustee.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

Pursuant to Section 11.1(b) of the Base Indenture, you are hereby notified that:

1.	There will be an election for a Controlling Class Representative.

2.
If you wish to make a nomination, please do so by submitting a completed nomination form in the form of Exhibit I to the Base Indenture within [insert ten (10) business days for initial CCR Election][insert thirty (30) calendar days for any subsequent CCR Election] to the below address:

Citibank, N.A.
388 Greenwich Street
14th Floor
New York, NY 10013
Attention: Global Transaction Services — Sonic 2011-1
Facsimile: (212) 816-5527

H-1

Very truly yours, CITIBANK, N.A., as Trustee

By:
Name:
Title:

cc:	Sonic Capital LLC, as Master Issuer
Sonic Industries Services Inc., as Manager

H-2

Exhibit I

NOMINATION FOR
CONTROLLING CLASS REPRESENTATIVE

I hereby submit the following nomination for election as the Controlling Class Representative:

Nominee:______________________________________

By my signature below, I, (please print name) _____________________ hereby certify that:

(1) As of [insert the Closing Date for initial CCR Election][insert other date for subsequent election that is not more than ten Business Days prior to the date of the CCR Election Notice]  I was the (please check one):

☐	Note Owner

☐	Noteholder

of the [Outstanding Principal Amount of Notes][Class A-1 Senior Notes Voting Amount] of the Controlling Class set forth below.

$          ______________________

(2) The candidate that I nominated above for election as Controlling Class Representative is a (please check one):

☐	Controlling Class Member

☐	Eligible Third-Party Candidate

[Signature Page Follows]

I-1

By:
Name:
Title:

Date submitted: ____________

I-2

Exhibit J

BALLOT FOR
CONTROLLING CLASS REPRESENTATIVE

________ ___, _____

Please indicate your vote by checking the box next to the candidate that you wish to elect as Controlling Class Representative:

☐ [Nominee 1]

☐ [Nominee 2]

☐ [Nominee 3]

By my signature below, I, (please print name) __________________, hereby certify that as of the date hereof I am an owner or beneficial owner of the [Outstanding Principal Amount of Notes][Class A-1 Senior Notes Voting Amount] of the Controlling Class set forth below:

$__________________________

By:
Name:

J-1

Exhibit K

CCR ACCEPTANCE LETTER

________ ___, _____

_________________
_________________
_________________

Re: Acceptance Letter for Controlling Class Representative

Dear Mr./Ms. __________:

Reference is hereby made to the Base Indenture, dated as of May 20, 2011 (the "Base Indenture"), by and among Sonic Capital LLC, a Delaware limited liability company (the "Master Issuer"), Sonic Industries LLC, a Delaware limited liability company (the "Franchise Assets Holder"), America's Drive-In Brand Properties LLC, a Kansas limited liability company (the "IP Holder"), America's Drive-In Restaurants LLC, a Delaware limited liability company ("ADR"), SRI Real Estate Holding LLC, a Delaware limited liability company ("SRI Real Estate Holdco"), SRI Real Estate Properties LLC, a Delaware limited liability company ("SRI Real Estate Assets Holder" and, together with the Master Issuer, the Franchise Assets Holder, the IP Holder, ADR and SRI Real Estate Holdco, collectively, the "Co-Issuers" and each, a "Co-Issuer"), and Citibank, N.A., as Trustee and as Securities Intermediary, as supplemented by the Series Supplements heretofor executed and delivered (the "Series Supplements"), among the Co-Issuers and the Trustee.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

Pursuant to Section 11.1(e) of the Base Indenture, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby agrees to (i) act as the Controlling Class Representative and (ii) provide its name and contact information in the space provided below and permit such information to be shared with the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members.  In addition, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby represents and warrants that it is either a Controlling Class Member or an Eligible Third-Party Candidate.

[Signature Page Follows]

K-1

Very truly yours,

By:
Name:
	Title:	Controlling Class Representative

Contact Information:

Address:

Telephone:
Email:

K-2

Exhibit L

NET CASH FLOW TABLE

L-1

Exhibit M

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, by and among the special purpose entity identified in Item 2 of Schedule I hereto, SONIC CAPITAL LLC, a Delaware limited liability company (the “Master Issuer“), SONIC INDUSTRIES LLC, a Delaware limited liability company (the “Franchise Assets Holder”), AMERICA'S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company (the “IP Holder“), AMERICA'S DRIVE-IN RESTAURANTS LLC, a Delaware limited liability company (“ADR“), SRI REAL ESTATE HOLDING LLC, a Delaware limited liability company (“SRI Real Estate Holdco“), [any previously joined Contributed Company-owned Drive-In Holder], SRI REAL ESTATE PROPERTIES LLC, a Delaware limited liability company (“SRI Real Estate Assets Holder“ and together with the Master Issuer, the Franchise Assets Holder, the IP Holder, [any previously joined Contributed Company-owned Drive-In Holder,] ADR and SRI Real Estate Holdco, collectively, the “Existing Co-Issuers“ and each, an “Existing Co-Issuer“), each as Co-Issuers under the Indenture, and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee“).

W I T N E S S E T H:

WHEREAS, this Joinder Agreement is being executed and delivered pursuant to the Base Indenture, dated as of May 20, 2011 (as amended, modified, supplemented or restated from time to time, the “Indenture”), by and among the Existing Co-Issuers and the Trustee;

WHEREAS, capitalized terms used but not defined herein shall have the meaning provided in the Indenture; and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Contributed Company-owned Drive-In Holder”) wishes to become a party to the Indenture as an additional Co-Issuer under the Indenture;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a)        Upon receipt by the Trustee of an executed counterpart of this Joinder Agreement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Contributed Company-owned Drive-In Holder, the Existing Co-Issuers and the Trustee, the Existing Co-Issuers will transmit to the Contributed Company-owned Drive-In Holder, the Trustee and each Rating Agency a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Agreement (a “Joinder Effective Notice”).  Such Joinder Effective Notice shall be executed by the Existing Co-Issuers and shall set forth, inter alia, the date on which the joinder effected by this Joinder Agreement shall become effective (the “Joinder Effective Date”).  From and after the Joinder Effective Date, the Contributed Company-owned Drive-In Holder shall be a party to the Indenture as a Co-Issuer.

(b)        Each of the parties to this Joinder Agreement agrees and acknowledges that, at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Agreement.

(c)        By executing and delivering this Joinder Agreement, the Contributed Company-owned Drive-In Holder confirms to and agrees with the other Co-Issuers that it shall perform in accordance with their terms all of the obligations, which by the terms of the Indenture are required to be performed by it as a Co-Issuer thereunder, and that in particular it:

(i) pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, a security interest in all its assets including, but not limited to, any such Contributed Company-owned Drive-Ins, in accordance with Section 3.1(a) and Section 3.6(a) of the Base Indenture; and

(ii) agrees that it will not transfer, or seek or cause to be transferred, any funds from Trustee Account or account pledged to the Trustee (other than from a Contributed Company-owned Drive-In Account listed on Schedule II hereto) to (x) any Company-owned Drive-In that it holds or (y) any Contributed Company-owned Drive-In Account.

(d)        Schedule II hereto sets forth administrative information with respect to the Contributed Company-owned Drive-In Holder, including account information for any Contributed Company-owned Drive-In Holder Account that it holds.

(e)        This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(f)         By entering into this Joinder Agreement, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, or affecting the liability of, or affording protection to the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO
JOINDER SUPPLEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR JOINDER SUPPLEMENT

Re:
Base Indenture, by and among Sonic Capital LLC, Sonic Industries LLC, America's Drive-In Brand Properties LLC, America's Drive-In Restaurants LLC, SRI Real Estate Holding LLC, and SRI Real Estate Properties LLC, as Co-Issuers, and Citibank, N.A., as Trustee.

Item 1:  Date of Joinder Supplement:   ______________

Item 2:  Contributed Company-owned Drive-In Holder:
_________________________________

Item 3:  Signatures of Parties to Agreement:

___________________________, as Contributed Company-owned Drive-In Holder

By:
Name:
Title:

SONIC CAPITAL LLC, as Co-Issuer

By:
Name:
Title:

SRI REAL ESTATE HOLDINGS LLC, as Co-Issuer

By:
Name:
Title:

SRI REAL ESTATE PROPERTIES LLC, as Co-Issuer

By:
Name:
Title:

AMERICA'S DRIVE-IN RESTAURANTS LLC, as Co-Issuer

By:
Name:
Title:

AMERICA'S DRIVE-IN BRAND PROPERTIES LLC, as Co-Issuer

By:
Name:
Title:

SONIC INDUSTRIES LLC, as Co-Issuer

By:
Name:
Title:

[Any previously joined Contributed Company-owned Drive-In Holder], as a Co-Issuer

By:
Name:
Title:

CITIBANK, N.A., as Trustee

By:
Name:
Title:

SCHEDULE II TO
JOINDER SUPPLEMENT

ADDRESS FOR NOTICES
AND
WIRE INSTRUCTIONS

Address for Notices:
Telephone:
Facsimile:
email:

With a copy to:

Telephone:
Facsimile:
email:

Contributed Company-owned Drive-In Account(s):

1.	Name of Bank:
A/C No.:
ABA No.
Reference:

[2.	Name of Bank:
A/C No.:
ABA No.
Reference: ]

SCHEDULE III TO
JOINDER AGREEMENT

FORM OF

JOINDER EFFECTIVE NOTICE
To:	[Name and address of the Contributed Company-owned Drive-In Holder, the Trustee, and each Rating Agency]

The undersigned, as Co-Issuers under the Base Indenture, dated as of May 20, 2011 (as amended, modified or supplemented from time to time, the “Base Indenture”), by and among Sonic Capital LLC, Sonic Industries LLC, America's Drive-In Brand Properties LLC, America's Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, as Co-Issuers (collectively, the “Existing Co-Issuers”), and the Trustee, hereby notifies each addressee to this Joinder Effective Notice that the Existing Co-Issuers and the Trustee have executed a Joinder Agreement, dated as of [Date of Joinder Agreement] (the “Joinder Agreement”), with [Name of Contributed Company-owned Drive-In Holder] as a Contributed Company-owned Drive-In Holder pursuant to Section 3.6(a) of the Base Indenture.  [Note: attach copies of Schedules I and II from such Joinder Agreement]  Terms defined in such Joinder Agreement are used herein as therein defined.

Very truly yours,

SONIC CAPITAL LLC, as Co-Issuer

By:
Name:
Title:

SRI REAL ESTATE HOLDINGS LLC, as Co-Issuer

By:
Name:
Title:

SRI REAL ESTATE PROPERTIES LLC, as Co-Issuer

By:
Name:
Title:

AMERICA'S DRIVE-IN RESTAURANTS LLC, as Co-Issuer

M-7

By:
Name:
Title:

AMERICA'S DRIVE-IN BRAND PROPERTIES LLC, as Co-Issuer

By:
Name:
Title:

SONIC INDUSTRIES LLC, as Co-Issuer

By:
Name:
Title:

[Any previously joined Contributed Company-owned Drive-In Holder], as a Co-Issuer

By:
Name:
Title:

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“Account Agreement” means each agreement, if any, governing the establishment and maintenance of the Lock-Box Account, the Concentration Account, the IP Holder Operating Account or any other Securitization Entity Operating Account or any other Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement pursuant to which the Trustee is granted the right to control deposits and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account and any Lock-Box related thereto, including, without limitation, with respect to the Lock-Box Account, the Concentration Account and the IP Holder Operating Account and any other Securitization Entity Operating Account.

“Accounting Date” means the date three (3) Business Days prior to each Payment Date.  Any reference to an Accounting Date relating to a Payment Date means the Accounting Date occurring in the same calendar month as the Payment Date and any reference to an Accounting Date relating to a Monthly Collection Period means the Monthly Collection Period most recently ended prior to such Accounting Date.

“Actual Knowledge” means the actual knowledge of (i) in the case of any Securitization Entity, any manager or director (as applicable) or officer of such Securitization Entity, (ii) in the case of the Manager, with respect to a relevant matter or event, an Authorized Officer of the Manager directly responsible for managing the relevant asset or for administering the transactions relevant to such matter or event, (iii) with respect to the Trustee, a Trust Officer or (iv) with respect to any other Person, any member of senior management of such Person.

“Additional Class A-1 Senior Notes Commitment Fees Shortfall Interest” has the meaning set forth in Section 5.14(e) of the Base Indenture.

“Additional Senior Notes Interest Shortfall Interest” has the meaning set forth in Section 5.14(c) of the Base Indenture.

“Additional Senior Subordinated Notes Interest Shortfall Interest” has the meaning set forth in Section 5.14(h) of the Base Indenture.

“Additional Subordinated Notes Interest Shortfall Interest” has the meaning set forth in Section 5.14(k) of the Base Indenture.

“ADR” means America's Drive-In Restaurants LLC, a Delaware limited liability company, and its successors and assigns.

“ADR Certificate of Formation” means the certificate of formation of ADR, dated as of May 20, 2011, as amended, supplemented or otherwise modified from time to time.

“ADR Charter Documents” means the ADR Certificate of Formation and the ADR Operating Agreement.

“ADR Operating Agreement” means the Limited Liability Company Agreement of ADR, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

“Advance Interest Rate” means a rate equal to the Prime Rate plus 3.00% per annum.

“Advertising Cooperative” means an advertising cooperative established in a “designated market area” to promote and further the interests of Drive-Ins in such “designated market area” through the use of combined advertising contributions and with a membership comprised of Franchisees having a Drive-In in such “designated market area”.

“Advertising Co-Op Fees” means fees payable to an Advertising Cooperative by members of the Advertising Cooperative pursuant to the requirements set by the Advertising Cooperative in accordance with the terms of the Franchise Arrangements.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“After-Acquired IP Assets” means any intellectual property throughout the world created, developed or acquired by or on behalf of, and owned by, the IP Holder after the Closing Date.

“Agent” means any Registrar or Paying Agent.

2

“Aggregate Company-owned Drive-In Gross Sales” means with respect to any Payment Date, Gross Sales with respect to all Company-owned Drive-Ins for the twelve-month period ended on the last day of the immediately preceding month.

“Aggregate Franchise Drive-In Gross Sales” means, with respect to any Payment Date, Gross Sales with respect to all Franchise Drive-Ins for the twelve-month period ended on the last day of the immediately preceding month.

“Aggregate Gross Sales Report” has the meaning set forth in Section 4.1(l) of the Base Indenture.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts with respect to all Series of Notes.

“Annual Noteholders' Tax Statement” has the meaning set forth in Section 4.2 of the Base Indenture.

“Applicable Procedures” means the provisions of the rules and procedures of the Depository Trust Corporation, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“Applicants” has the meaning set forth in Section 2.7(a) of the Base Indenture.

“Asset Disposition” means any Real Estate Asset Disposition or any other asset disposition permitted pursuant to Section 8.16 of the Base Indenture.

“Asset Disposition Proceeds” means (a) any Real Estate Asset Disposition Proceeds or (b) the gross proceeds received from any Asset Disposition (other than a Real Estate Asset Disposition).

“Assignable” means, with respect to any agreement, that (a) the terms of such agreement do not prohibit or restrict, or require the consent of any Person with respect to, the assignment of such agreement, (b) the assignment of such agreement will not result in the violation of the terms of such agreement, any applicable Requirements of Law or any other Contractual Obligation of the assignor and (c) the assignment of such agreement is enforceable against the account debtor thereunder under all applicable Requirements of Law, including each applicable UCC.

3

“Assignment” means any assignment delivered in accordance with the terms of the IP Assets Contribution Agreement.

“Assignment of Rents” means any grant of a security interest in all of the right, title and interest in and to any leases and rents of any Owned Property, as included in each Mortgage.

“Attributable Indebtedness” means, with respect to any Capitalized Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared in accordance with GAAP.

“Authorized Officer” means, as to any Person, any of the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such Person.

“Available Cash Trap Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Cash Trap Reserve Account.

“Available Senior Notes Interest Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Senior Notes Interest Reserve Account.

“Available Senior Subordinated Notes Interest Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Senior Subordinated Notes Interest Reserve Account.

“Back-Up Management Agreement” means the Back-Up Management Agreement, dated as of May 20, 2011, by and among the Co-Issuers, the Franchisor, the Manager, the Trustee and the Back-Up Manager, as amended, supplemented or otherwise modified from time to time.

“Back-Up Manager” means FTI Consulting, Inc., a Maryland corporation, in its capacity as Back-Up Manager pursuant to the Back-Up Management Agreement, and any successor Back-Up Manager.

“Back-Up Manager Fees” means all compensation and indemnification payments, if any, payable by the Securitization Entities to the Back-Up Manager under the terms of the Back-Up Management Agreement (including any related fee letter agreement) and all expenses of the Back-Up Manager required to be reimbursed by the Securitization Entities pursuant to the Back-Up Management Agreement.

4

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Base Indenture, dated as of May 20, 2011, by and among the Co-Issuers and the Trustee, as further amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements.

“Base Indenture Account” means any account or accounts authorized and established pursuant to the Base Indenture for the benefit of the Secured Parties or any thereof, including, without limitation, each account established pursuant to Article V of the Base Indenture other than a Series Account.

“Base Indenture Definitions List” has the meaning set forth in Section 1.1 of the Base Indenture.

“Benefit Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA including any Multiemployer Plan.

“Book-Entry Notes” means beneficial interests in the Notes of any Series, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of the Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in Oklahoma City, Oklahoma or New York, New York.

“By-Laws” means, with respect to any corporation and at any time, the by-laws or such similar documents of such corporation in effect at such time.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Related Documents, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capped Class A-1 Senior Notes Administrative Expenses Amount” means, for each Interim Allocation Date with respect to any Monthly Collection Period, an amount equal to

5

the lesser of (a) the Class A-1 Senior Notes Administrative Expenses that have become due and payable prior to such Interim Allocation Date and have not been previously paid and (b) the amount by which (i) $250,000 exceeds (ii) the aggregate amount of Class A-1 Senior Notes Administrative Expenses previously paid on each preceding Interim Allocation Date that occurred (x) in the case of an Interim Allocation Date occurring during the annual period following the Closing Date and ending on the first anniversary thereof, since the Closing Date and (y) in the case of a Interim Allocation Date occurring during any other annual period beginning with the annual period following the first anniversary of the Closing Date, since the most recent anniversary thereof.

“Capped Securitization Operating Expenses Amount” means, for any Interim Allocation Date with respect to any Monthly Collection Period, an amount equal to the lesser of (a) the Securitization Operating Expenses that have become due and payable prior to such Interim Allocation Date and have not been previously paid and (b) the amount by which (i) $500,000 exceeds (ii) the aggregate amount of Securitization Operating Expenses previously paid on each preceding Interim Allocation Date that occurred (x) in the case of an Interim Allocation Date occurring during the annual period following the Closing Date and ending on the first anniversary thereof, since the Closing Date and (y) in the case of an Interim Allocation Date occurring during any other annual period beginning with the annual period following the first anniversary of the Closing Date, since the most recent anniversary thereof; provided, however, that any Mortgage Recordation Fees shall be paid at clause (iv) of the Priority of Payments without regard to the Capped Securitization Operating Expenses Amount.

“Carryover Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Class A-1 Senior Notes Commitment Fees Account with respect to Class A-1 Senior Notes Monthly Commitment Fees on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount for such immediately preceding Interim Allocation Date.

“Carryover Class A-1 Senior Notes Accrued Monthly Interest Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Interest Account with respect to Class A-1 Senior Notes Monthly Interest on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Class A-1 Senior Notes Accrued Monthly Interest Amount for such immediately preceding Interim Allocation Date.

“Carryover Senior Notes Accrued Monthly Interest Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Interest Account with respect to Senior

6

Notes Monthly Interest on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Senior Notes Accrued Monthly Interest Amount for such immediately preceding Interim Allocation Date.

“Carryover Senior Notes Accrued Monthly Post-ARD Contingent Interest Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Interest Account with respect to Senior Notes Monthly Post-ARD Contingent Interest on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Senior Notes Accrued Monthly Post-ARD Contingent Interest Amount for such immediately preceding Interim Allocation Date.

“Carryover Senior Notes Accrued Scheduled Principal Payments Amount” means, (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Principal Payments Account with respect to Senior Notes Scheduled Principal Payments on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Senior Notes Accrued Scheduled Principal Payments Amount for such immediately preceding Interim Allocation Date.

“Carryover Senior Subordinated Notes Accrued Monthly Interest Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Subordinated Notes Interest Account with respect to Senior Subordinated Notes Monthly Interest on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Senior Subordinated Notes Accrued Monthly Interest Amount for such immediately preceding Interim Allocation Date.

“Carryover Senior Subordinated Notes Accrued Monthly Post-ARD Contingent Interest Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Subordinated Notes Interest Account with respect to Senior Subordinated Notes Monthly Post-ARD Contingent Interest on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Senior Subordinated Notes Accrued Monthly Post-ARD Contingent Interest Amount for such immediately preceding Interim Allocation Date.

“Carryover Senior Subordinated Notes Accrued Scheduled Principal Payments Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection

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Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period, the amount, if any, by which (i) the amount allocated to the Senior Subordinated Notes Principal Payments Account with respect to Senior Subordinated Notes Scheduled Principal Payments on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Senior Subordinated Notes Accrued Scheduled Principal Payments Amount for such immediately preceding Interim Allocation Date.

“Carryover Subordinated Notes Accrued Monthly Interest Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Subordinated Notes Interest Account with respect to Subordinated Notes Monthly Interest on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Subordinated Notes Accrued Monthly Interest Amount for such immediately preceding Interim Allocation Date.

“Carryover Subordinated Notes Accrued Monthly Post-ARD Contingent Interest Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Subordinated Notes Interest Account with respect to Subordinated Notes Monthly Post-ARD Contingent Interest on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Subordinated Notes Accrued Monthly Post-ARD Contingent Interest Amount for such immediately preceding Interim Allocation Date.

“Carryover Subordinated Notes Accrued Scheduled Principal Payments Amount” means, (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Subordinated Notes Principal Payments Account with respect to Subordinated Notes Scheduled Principal Payments on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Subordinated Notes Accrued Scheduled Principal Payments Amount for such immediately preceding Interim Allocation Date.

“Cash Trap Reserve Account” means account no. 106213 entitled “Citibank, N.A., as Trustee for the benefit of the Secured Parties, Securities Account of Sonic Capital LLC and SRI Real Estate Holding LLC” maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Cash Trapping Amount” means, for any Interim Allocation Date during a Cash Trapping Period, an amount equal to the product of (a) the applicable Cash Trapping Percentage

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and (b) the funds available in the Collection Account on such Interim Allocation Date after payment of clauses (i) through (xiii) of the Priority of Payments.

“Cash Trapping Event” means, as of any Payment Date, that either (i) the DSCR is less than the Cash Trapping DSCR Threshold or (ii) the sum of Aggregate Franchise Drive-In Gross Sales and Aggregate Company-owned Drive-In Gross Sales is less than the Cash Trapping Gross Sales Threshold.

“Cash Trapping DSCR Threshold” means a DSCR equal to 1.5x.

“Cash Trapping Gross Sales Threshold” means a sum of Aggregate Franchise Drive-In Gross Sales and Aggregate Company-owned Drive-In Gross Sales equal to $2.75 billion.

“Cash Trapping Percentage” means (i) if the aggregate number of Contributed Company-owned Drive-Ins held by all Contributed Company-owned Drive-In Holders as of such date is less than one hundred (100), 100% or (ii) if the aggregate number of Contributed Company-owned Drive-Ins held by all Contributed Company-owned Drive-In Holders is greater than or equal to one hundred (100), 65%.

“Cash Trapping Period” means any period that begins on any Payment Date on which a Cash Trapping Event occurs and ends on the next Cash Trapping Release Date.

“Cash Trapping Release Amount” means all remaining funds on deposit in the Cash Trap Reserve Account.

“Cash Trapping Release Date” means the first Payment Date subsequent to the commencement of a Cash Trapping Period on which both (i) the DSCR determined with respect to such Payment Date and with respect to each of the two Payment Dates immediately preceding such Payment Date is equal to or exceeds the Cash Trapping DSCR Threshold and (ii) the sum of Aggregate Franchise Drive-In Gross Sales and Aggregate Company-owned Drive-In Gross Sales determined with respect to such Payment Date and with respect to each of the two Payment Dates immediately preceding such Payment Date is equal to or exceeds the Cash Trapping Gross Sales Threshold.

“CCR Acceptance Letter” has the meaning set forth in Section 11.1(e) of the Base Indenture.

“CCR Ballot” has the meaning set forth in Section 11.1(c) of the Base Indenture.

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“CCR Candidate” means any nominee submitted to the Trustee on a CCR Nomination pursuant to Section 11.1(b) of the Base Indenture.

“CCR Election Period” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Election Notice” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Nomination” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Nomination Period” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Re-election Event” means any of the following events:  (i) the issuance of an additional Series of Notes, (ii) a new Class of Notes becomes the Controlling Class, (iii) receipt by the Trustee of written notice of the resignation or removal of any acting Controlling Class Representative, (iv) the receipt by the Trustee of a demand for an election for a Controlling Class Representative from a Majority of Controlling Class Members, which election will be at the expense of such Controlling Class Members (including Trustee expenses) or (v) the receipt by the Trustee of written notice of the occurrence of an Event of Bankruptcy with respect to the acting Controlling Class Representative.

“CCR Voting Record Date” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“Certificate of Incorporation” means, with respect to any corporation and at any time, the certificate of incorporation, articles of incorporation or such similar documents of such corporation in effect at such time.

“Charter Documents” means any of the Co-Issuers Charter Documents or the Franchisor Charter Documents.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

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“Class A-1 Administrative Agent” means, with respect to any Class of Class A-1 Senior Notes, the Person identified as the “Class A-1 Administrative Agent” in the applicable Series Supplement.

“Class A-1 Senior Notes” means any Notes alphanumerically designated as “Class A-1” pursuant to the Series Supplement applicable to such Class of Notes.

“Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 37.5% of the Class A-1 Senior Notes Aggregate Monthly Commitment Fees for each Interest Period ending in the next succeeding Monthly Collection Period and (B) the Class A-1 Senior Notes Commitment Fee Make-Up Amount for such Interim Allocation Date, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Class A-1 Senior Notes Aggregate Monthly Commitment Fees for each Interest Period ending in the next succeeding Monthly Collection Period, (B) the Carryover Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount for such Interim Allocation Date and (C) the Class A-1 Senior Notes Commitment Fee Make-Up Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) the amount by which (i) the Class A-1 Senior Notes Aggregate Monthly Commitment Fees for each Interest Period ending in the next succeeding Monthly Collection Period exceed (ii) the aggregate amount previously allocated to the Class A-1 Senior Notes Commitment Fees Account with respect to Class A-1 Senior Notes Aggregate Monthly Commitment Fees on each preceding Interim Allocation Date with respect to such Monthly Collection Period and (B) the Class A-1 Senior Notes Commitment Fee Make-Up Amount for such Interim Allocation Date.

“Class A-1 Senior Notes Accrued Monthly Interest Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Class A-1 Senior Notes Aggregate Monthly  Interest for each Interest Period ending in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Class A-1 Senior Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period and (B) the Carryover Class A-1 Senior Notes Accrued Monthly Interest Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount by which (A) the Class A-1 Senior Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period exceeds (B) the aggregate amount previously allocated to the Senior Notes Interest Account with respect to Class A-1 Senior Notes Monthly Interest on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

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“Class A-1 Senior Notes Administrative Expenses” means all amounts due and payable pursuant to any Variable Funding Note Purchase Agreement that are identified as “Class A-1 Senior Notes Administrative Expenses” in the applicable Series Supplement.

“Class A-1 Senior Notes Aggregate Monthly Commitment Fees” means, for any Interest Period, with respect to all Class A-1 Senior Notes Outstanding, the aggregate amount of Class A-1 Senior Notes Monthly Commitment Fees due and payable on all such Class A-1 Senior Notes with respect to such Interest Period.

“Class A-1 Senior Notes Aggregate Monthly Interest” means, for any Interest Period, with respect to all Class A-1 Senior Notes Outstanding, the aggregate amount of Class A-1 Senior Notes Monthly Interest due and payable on all such Class A-1 Senior Notes with respect to such Interest Period.

“Class A-1 Senior Notes Amortization Event” means, with respect to any Series of Class A-1 Notes, an event designated as a “Class A-1 Senior Notes Amortization Event” in the applicable Series Supplement.

“Class A-1 Senior Notes Amortization Period” means any period designated as a “Class A-1 Senior Notes Amortization Period” in any Series Supplement.

“Class A-1 Senior Notes Commitment Fee Adjustment Amount” means, for any Class of Class A-1 Senior Notes for any Interest Period, the aggregate amount, if any, for such Interest Period that is identified as the “Class A-1 Senior Notes Commitment Fee Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Senior Notes Commitment Fee Make-Up Amount” means, with respect to any Interim Allocation Date that occurs on or after a Payment Date on which amounts are withdrawn from the Class A-1 Senior Notes Commitment Fees Account pursuant to Section 5.14(d) of the Base Indenture to cover any Class A-1 Senior Notes Commitment Fee Adjustment Amount, (a) for the first such Interim Allocation Date, the amount, if any, which has been withdrawn therefrom and (b) for any subsequent Interim Allocation Date, the amount, if any, by which (i) the amount withdrawn therefrom exceeds (ii) the amount repaid to the Class A-1 Senior Notes Commitment Fees Account on any previous Interim Allocation Date pursuant to clause (a) above or this clause (b) until the amount withdrawn therefrom has been repaid.

“Class A-1 Senior Notes Commitment Fees Shortfall Amount” has the meaning set forth in Section 5.14(e) of the Base Indenture.

“Class A-1 Senior Notes Commitment Fees Account” has the meaning set forth in Section 5.7(a)(iv) of the Base Indenture.

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“Class A-1 Senior Notes Interest Adjustment Amount” means, for any Class of Class A-1 Senior Notes for any Interest Period, the aggregate amount, if any, for such Interest Period that is identified as a “Class A-1 Senior Notes Interest Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Senior Notes Maximum Principal Amount” means, with respect to any Series of Class A-1 Senior Notes Outstanding, the aggregate maximum principal amount of such Class A-1 Senior Notes as identified in the applicable Series Supplement.

“Class A-1 Senior Notes Monthly Commitment Fees” means, for any Interest Period, with respect to any Class A-1 Senior Notes Outstanding, the aggregate amount of commitment fees due and payable, with respect to such Interest Period, on such Class A-1 Senior Notes that is identified as “Class A-1 Senior Notes Monthly Commitment Fees” in the applicable Series Supplement; provided that if, on any Interim Allocation Date or other date of determination, the actual amount of any such commitment fees cannot be ascertained, an estimate of such commitment fees shall be used to calculate the Class A-1 Senior Notes Monthly Commitment Fees for such Interim Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Class A-1 Senior Notes Administrative Expenses” or “Class A-1 Senior Notes Other Amounts” in any Series Supplement shall under no circumstances be deemed to constitute “Class A-1 Senior Notes Monthly Commitment Fees.”

“Class A-1 Senior Notes Monthly Interest” means, for any Interest Period, with respect to any Class A-1 Senior Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Class A-1 Senior Notes that is identified as “Class A-1 Senior Notes Monthly Interest” in the applicable Series Supplement.

“Class A-1 Senior Notes Other Amounts” means all amounts due and payable pursuant to any Variable Funding Note Purchase Agreement that are identified as “Class A-1 Senior Notes Other Amounts” in the applicable Series Supplement.

“Class A-1 Senior Notes Renewal Date” means, with respect to any Class of Class A-1 Senior Notes, the date identified as the “Class A-1 Senior Notes Renewal Date” in the applicable Series Supplement.

“Class A-1 Senior Notes Voting Amount” has the meaning set forth in Section 2.1(b)(i) of the Base Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

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“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date” means May 20, 2011.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time.  References to sections of the Code also refer to any successor sections.

“Co-Issuers” means, collectively, the Master Issuer, the Franchise Assets Holder, the IP Holder, ADR, SRI Real Estate Holdco and the SRI Real Estate Assets Holder and any Contributed Company-owned Drive-In Holder that executes a Joinder Agreement pursuant to Section 3.6(a) of the Base Indenture.

“Co-Issuers Charter Documents” means, collectively, the Master Issuer Charter Documents, the Franchise Assets Holder Charter Documents, the IP Holder Charter Documents, the ADR Charter Documents, the SRI Real Estate Holdco Charter Documents, the SRI Real Estate Assets Holder Charter Documents and any Contributed Company-owned Drive-In Holder Charter Documents.

“Collateral” means, collectively, the Indenture Collateral, the “Collateral” as defined in the G&C Agreement and any property subject to any other Indenture Document that grants a Lien to secure any Obligations.

“Collateral Documents” means, collectively, the Collateral Franchise Documents and the Collateral Transaction Documents.

“Collateral Franchise Documents” means, collectively, the Franchise Arrangements, the Contributed Third-Party Vendor Agreements, the Post-Securitization Third-Party Vendor Agreements and the New Third-Party Vendor Agreements.

“Collateral Protection Advance” means any advance for payment of taxes, rent, assessments, insurance premiums and other costs and expenses necessary to protect, preserve or restore the Collateral made by the Servicer pursuant to the Servicing Agreement, or by the Trustee pursuant to the Indenture, and in accordance with the Servicing Standard.

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“Collateral Transaction Documents” means the Initial Contribution Agreements, the Securitization Contribution Agreements, the Charter Documents, the IP License Agreements, the Holdco Agreement, the Servicing Agreement, the Management Agreement, the Back-Up Management Agreement, each Assignment and the Account Control Agreements.

“Collection Account” means account no. 106215 entitled “Citibank, N.A., as Trustee for the benefit of the Secured Parties, Securities Account of Sonic Capital LLC and SRI Real Estate Holding LLC” maintained by the Trustee pursuant to Section 5.6 of the Base Indenture or any successor securities account maintained pursuant to Section 5.6 of the Base Indenture.

“Collection Account Administrative Accounts” has the meaning set forth in Section 5.7(a) of the Base Indenture.

“Collection Date” means the date upon which the Indenture is satisfied and discharged in accordance with its terms.

“Collections” means (a) all Franchise Royalty Fees, (b) all Initial Franchise Fees, (c) all Company-owned Drive-In Master Lease Payments, (d) all Post-Securitization Franchise Drive-In Lease Payments, (e) all Franchisee Insurance Proceeds, (f) all Securitization Entity Insurance Proceeds, (g) any Real Estate Asset Disposition Proceeds deposited into the Collection Account, (h) the Monthly Contributed Company-owned Drive-In Profits Amount (if any Company-owned Drive-Ins are contributed to the Master Issuer or any of its Subsidiaries after the Closing Date), (i) all Excluded Amounts, (j) any Investment Income earned with respect to amounts on deposit in the Concentration Account, the Lock-Box Account, the Senior Notes Interest Reserve Account, Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account, the Collection Account Administrative Accounts and the Collection Account, (k) any Retained Collections Contributions and (l) any other amounts deposited into the Lock-Box Account, the Concentration Account, the Collection Account, any Excluded Amounts Lock-Box Account, any Excluded Amounts Concentration Account, the Sonic Brand Fund Account, the System Marketing Fund Account, the Technology Fund Account or any Cooperative Advertising Fund Account.

“Committed Note Purchaser” means, with respect to any Series of Class A-1 Senior Notes, any Person identified as a “Committed Note Purchaser” in the applicable Series Supplement.

“Commitment Amounts” means, with respect to each any Committed Note Purchaser, the amount defined as the “Commitment Amount” and set forth in the applicable Series Supplement.

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“Company Order” and “Company Request” mean a written order or request signed in the name of each of the Co-Issuers by any Authorized Officer of each such Co-Issuer and delivered to the Trustee, the Servicer, the Controlling Class Representative or the Paying Agent.

“Company-owned Drive-In” means any Drive-In that is 100% owned and operated by any Sonic Partnership, SRI, any Co-Issuer or any of their respective Subsidiaries.

“Company-owned Drive-In Contribution Date” has the meaning set forth in Section 3.6(b) of the Base Indenture.

“Company-owned Drive-In Contribution” means any contribution by SRI of Company-owned Drive-Ins to any Contributed Company-owned Drive-In Holder.

“Company-owned Drive-In Gross Sales” means the total amount received from the sale of all products and performance of all services from or through a Company-owned Drive-In, including all insurance proceeds for loss of business due to a casualty or similar event at such Company-owned Drive-In, but excluding discounts, sales taxes or other similar taxes and credits.

“Company-owned Drive-In Holder Charter Documents” means with respect to any Company-owned Drive-In Holder that is a limited liability company and at any time, the Operating Agreement in effect at such time and, with respect to any corporation and at any time, such corporation's Organizational Documents in effect at such time.

“Company-owned Drive-In Master Leases” means any master lease entered into by a Sonic Partnership, SRI, ADR or any other Co-Issuer (or any of their respective Subsidiaries), as tenants, and SRI Real Estate Assets Holder or ADR, as landlords, in connection with the lease by SRI, ADR or any Sonic Partnership of any Owned Property.

“Company-owned Drive-In Master Lease Payments” means, with respect to any Interim Collection Period, the amount of Rent paid by any Sonic Partnership, SRI, ADR or any other Co-Issuer (or any of their respective Subsidiaries) to the SRI Real Estate Assets Holder or ADR, as the case may be, pursuant to any Company-owned Drive-In Master Lease during such Interim Collection Period.

“Competitor” means any Person other than Holdco, SISI, SRI and the Securitization Entities that is a direct or indirect franchisor, franchisee, owner or operator of a quick-service-restaurant concept; provided, however, that no Person shall be a Competitor solely by virtue of its direct or indirect ownership of less than 5% of the Equity Interests in a Competitor.

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“Concentration Account” means account no. 4005107737 entitled “BancFirst – Sonic Capital LLC and SRI Real Estate Holding LLC Concentration” maintained jointly in the name of the Master Issuer and SRI Real Estate Holdco at BancFirst and pledged to the Trustee into which the Manager causes Retained Collections (and other Collections) to be deposited or any successor account established jointly for the Master Issuer and SRI Real Estate Holdco by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement.

“Consent Recommendation” means the action recommended by the Servicer in writing with respect to any Consent Request.

“Consent Request” means any proposed waiver, amendment, consent or certain other action permitted or required to be taken under the Indenture with the consent of, or at the direction of, the Servicer.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period plus (a) without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Net Interest Expense for such period, (ii) federal, state, local and foreign income taxes payable for such period, (iii) non-cash losses from the sale of fixed assets not in the ordinary course of business and other non-cash extraordinary or non-cash nonrecurring items, (iv) non-cash stock based compensation expense for such period, (v) impairment losses on assets incurred during such period, (vi) depreciation and amortization on assets during such period and (vii) cash rental income with respect to any real or personal property lease to the extent not captured in Consolidated Net Income, minus (b) without duplication, (i) to the extent added in calculating such Consolidated Net Income, gains from the sale of fixed assets not in the ordinary course of business and other extraordinary or nonrecurring items and (ii) to the extent added pursuant to clause (a), cash rent paid pursuant to any real or personal property lease.

“Consolidated Net Income” means, with respect to any Person for any period, the net income of such Person and its Subsidiaries (whether positive or negative), determined in accordance with GAAP, for that period.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, total interest expense, whether paid or accrued (including the interest component of capital leases), of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts, and amortization of discount, but excluding interest expense not payable in cash (including interest accruing on deferred compensation obligations) other than amortization of discount, all as determined in conformity with GAAP.

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“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof.  Contingent Obligation shall include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (y) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributed Company-owned Drive-In” means any Company-owned Drive-Ins whose ownership interests are, after the Closing Date and with the consent of the Control Party, contributed by SRI to a subsidiary of the Master Issuer and pledged to the Trustee.

“Contributed Company-owned Drive-In Account” means any account identified as a “Contributed Company-owned Drive-In Account” in a Joinder Agreement and pledged under the Indenture for the benefit of the Secured Parties.

“Contributed Company-owned Drive-In Disposition” means any sale, transfer or other disposition of any Contributed Company-owned Drive-In, or the Equity Interests in any Person owning a Contributed Company-owned Drive-In, in the ordinary course of business.

“Contributed Company-owned Drive-In Holder” means any subsidiary of the Master Issuer that has (i) acquired one or more Contributed Company-owned Drive-Ins and (ii) executed a Joinder Agreement, pursuant to Section 3.6(a) of the Base Indenture to become a Co-Issuer under the Indenture.

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“Contributed Third-Party Vendor Agreements” means, collectively, each vendor or supply agreement contributed to the Master Issuer pursuant to the SISI Contribution Agreement.

“Control Party” means, at any time, the Servicer, who will direct the Trustee to act or will act on behalf of the Trustee in connection with proposed waivers, amendments, consents and certain other actions under the Related Documents.

“Controlling Class” means the most senior Class of Notes then outstanding among all Series; provided that, as of the Series 2011-1 Closing Date, the “Controlling Class” shall be the Senior Notes.

“Controlling Class Representative” means, at any time during which one or more Series of Notes is outstanding, the representative, if any, that has been elected pursuant to Section 11.1 of the Base Indenture by the Majority of Controlling Class Members; provided that, if no Controlling Class Representative has been elected or if the Controlling Class Representative does not respond to a Consent Request within the time period specified in Section 11.4 of the Base Indenture, the Control Party shall be entitled to exercise the rights of the Controlling Class Representative with respect to such Consent Request other than with respect to Servicer Termination Events.

“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade, business, organization or other entity that is, along with such Person, treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

“Controlling Class Member” means, with respect to a Book-Entry Note of the Controlling Class, a Note Owner of such Note, and with respect to a Definitive Note of the Controlling Class, a Noteholder of such Definitive Note (excluding, in each case, any Co-Issuer or Affiliate thereof).

“Cooperative Advertising Fund Accounts” means each of the deposit accounts maintained in the name of the Manager, on behalf of the Franchisor and the Franchise Assets Holder and the relevant Advertising Cooperative, for the benefit of the Franchisees who are members of such Advertising Cooperative, at a Qualified Institution into which the Manager causes Advertising Co-Op Fees to be deposited or any successor deposit accounts established by the Manager for such purpose pursuant to the Management Agreement.

“Copyrights” means all copyrights, including all copyright registrations and applications for registration thereof, all renewals and extensions thereof, and non-registered copyrights.

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“Corporate Trust Office” shall mean (i) for note transfer purposes and for purposes of presentment and surrender of the Notes for the final distributions thereon, 111 Wall Street, 15th Floor, New York, New York 10005, Attention: Window and (ii) for all other purposes, 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – Sonic Series 2011-1 or at such other addresses as the Trustee may designate from time to time by notice to the Noteholders and the Co-Issuers.

“CP Rate” has the meaning specified in the applicable Variable Funding Note Purchase Agreement.

“Debt Service” means, with respect to any Payment Date, the sum of (a) the aggregate amount of commitment fees and letter of credit fees with respect to any Class A-1 Notes and accrued interest on each Series of Senior Notes and Senior Subordinated Notes Outstanding due and payable on such Payment Date (other than any interest or fees included in the definitions of “Senior Notes Monthly Post-ARD Contingent Interest,” “Senior Subordinated Notes Monthly Post-ARD Contingent Interest,” “Class A-1 Senior Notes Administrative Expenses” or “Class A-1 Senior Notes Other Amounts”) plus (b) with respect to any Class of Senior Notes and Senior Subordinated Notes Outstanding, the aggregate amount of Scheduled Principal Payments due and payable on such Payment Date; provided that solely in calculating the Debt Service Coverage Ratio to determine whether a Manager Termination Event or an Event of Default has occurred, clause (b) will not apply.

“Debt Service Advance” means an advance made by the Servicer or the Trustee, as applicable, in respect of the Senior Notes Interest Shortfall Amount on any Payment Date

“Debt Service Coverage Ratio” or “DSCR” means, for any Payment Date, the ratio (without rounding) of (a) an amount equal to the sum of the Net Cash Flow with respect to the Monthly Collection Period related to such Payment Date and the 11 Monthly Collection Periods immediately preceding such related Monthly Collection Period to (b) an amount equal to the sum of Debt Service with respect to such Payment Date and the 11 Payment Dates immediately preceding such Payment Date; provided that, for the purpose of calculating the DSCR with respect to the first 12 Payment Dates following the Closing Date, (i) the value in clause (b) will be deemed to be the Debt Service payable on the immediately succeeding Payment Date, multiplied by 12 and (ii) for purposes of calculating the Net Cash Flow over the 12 immediately preceding Monthly Collection Periods, the Net Cash Flow for any Monthly Collection Period preceding the Monthly Collection Period in which Closing Date occurs shall be deemed to be the applicable value set forth on Exhibit L to the Base Indenture.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate” has the meaning set forth in the applicable Series Supplement.

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“Defeased Series” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Definitive Notes” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository Agreement” means, with respect to a Series or Class of a Series of Notes having Book-Entry Notes, the agreement among the Co-Issuers, the Trustee and the Clearing Agency governing the deposit of such Notes with the Clearing Agency, or as otherwise provided in the applicable Series Supplement.

“Designated Foreign Country” means any Foreign Country that the Manager in consultation with the Servicer has designated, pursuant to the terms of the Management Agreement, as being a “Designated Foreign Country.”

“Development Agreements” means, collectively, all Existing Development Agreements and all New Development Agreements.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“Drive-In” means a Sonic® Brand drive-in restaurant or any other Sonic® Brand restaurant related business establishment at which ready-to-eat food is sold to customers, in either case, located anywhere in the world.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established at a Qualified Institution.

“Eligible Real Estate Assets” means real property that is leased by ADR or the SRI Real Estate Assets Holder to a Sonic Partnership, SRI, ADR or any other Co-Issuer (or any of their respective subsidiaries) to be used in connection with the operation of a Company-owned Drive-In.

“Eligible Third-Party Candidate” means an established enterprise in the business of providing credit support, governance or other advisory services to holders of notes similar to the Notes issued by the Co-Issuers that is (i) not a Franchisee, (ii) not a Competitor and (iii) not formed solely to act as the Controlling Class Representative.

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“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement entered into by the Co-Issuers in connection with the issuance of such Series of Notes as provided for in the applicable Series Supplement in accordance with the terms of the Base Indenture.

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement.

“Environmental Law” means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, agreements or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority with jurisdiction over any Securitization Entity or any assets thereof, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety as related to Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Environmental Remediation Expenses Amount” means the actual amount that any Securitization Entity or the Manager, on such Securitization Entity's behalf, is required to pay within thirty (30) days following any date of determination, for goods or services (including but not limited to reasonable fees and expenses of environmental professionals and legal counsel but excluding any amount payable to any Affiliate) contracted for in connection with conducting any environmental remediation procedures with respect to any environmental condition requiring remediation, as set forth in the Monthly Noteholders' Statement.

“Equity Interests” means (i) any ownership, management or membership interests in any limited liability company or unlimited liability company, (ii) any general or limited partnership interest in any partnership, (iii) any common, preferred or other stock interest in any corporation, (iv) any share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (v) any ownership or beneficial interest in any trust or (vi) any option, warrant or other right to convert into or otherwise receive any of the foregoing.

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“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“ERISA Event” means, with respect to any Benefit Plan: (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder (other than an event as to which the 30-day notice period is waived by regulation); (b) the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required contribution pursuant to Section 430(j) of the Code; (d) the failure to make any required contribution to a Multiemployer Benefit Plan; (e) the filing pursuant to Section 412 of the Code of an application for a waiver of the minimum funding standard; (f) the provision by the administrator of any Benefit Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Benefit Plan in a standard termination described in Section 4041(b) of ERISA or a distress termination described in Section 4041(c) of ERISA; (g) the complete or partial withdrawal by any Securitization Entity, or any member of the same Controlled Group as any Securitization Entity, from any Benefit Plan with two or more contributing sponsors or the termination of any such Benefit Plan, in each case, which results in liability pursuant to Section 4063 or 4064 of ERISA; (h) formal written notice from the PBGC of its intent to commence proceedings to terminate any Benefit Plan; (i) the imposition of liability on any Securitization Entity or any member of the same Controlled Group as any Securitization Entity, pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (j) the assertion of a material claim (other than routine claims for benefits ) against such Benefit Plan or the assets thereof, or against any Securitization Entity or any member of the same Controlled Group as any Securitization Entity, in connection with such Benefit Plan; (k) receipt from the Internal Revenue Service of notice of the failure of such Benefit Plan to qualify under Section 401(a) of the Code or the failure of any trust forming part of such Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Code; (l) the imposition of a lien in favor of the PBGC, or a Benefit Plan pursuant to Section 401(a)(29) or Section 430(k) of the Code or pursuant to ERISA; or (m) the complete or partial withdrawal by any Securitization Entity or any member of the same Controlled Group as any Securitization Entity from any Multiemployer Plan that has resulted or could reasonably be expected to result in material liability under ERISA.

“Euroclear” means Euroclear Bank, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“Eurodollar Rate” has the meaning specified in the Variable Funding Note Purchase Agreement for the Series 2011 Class A-1 Notes.

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“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a)           a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)           such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c)           the board of directors or board of managers (or similar body) of such Person shall vote to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of the Base Indenture.

“Excess Class A-1 Senior Notes Administrative Expenses Amount” means, for each Interim Allocation Date, an amount equal to the amount by which (a) the Class A-1 Senior Notes Administrative Expenses that have become due and payable prior to such Interim Allocation Date and have not been previously paid exceed (b) the Capped Class A-1 Senior Notes Administrative Expenses Amount for such Interim Allocation Date.

“Excess Securitization Operating Expenses Amount” means, for each Interim Allocation Date, an amount equal to the amount by which (a) the Securitization Operating Expenses that have become due and payable prior to such Interim Allocation Date and have not been previously paid exceed (b) the Capped Securitization Operating Expense Amount for such Interim Allocation Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Excluded Amounts” means, collectively, (i) Company-owned Drive-In Gross Sales other than the Monthly Contributed Company-owned Drive-In Profits Amount, (ii) Sonic Brand Fund Fees, (iii) Advertising Co-Op Fees, (iv) Pre-Securitization Franchise Drive-In Lease Payments, (v) System Marketing Fund Fees, (vi) Technology Fund Fees, (vii) Third-Party Vendor Agreement Fees, (viii) Sonic Sign Lease Payments, (ix) revenues received with respect to Contributed Company-owned Drive-Ins, if any, that are due and payable to the applicable Governmental Authorities as sales tax or other comparable tax and (x) any capital contributions (other than Retained Collections Contributions) received by the Master Issuer or SRI Real Estate Holdco from SISI, SRI or any of their Affiliates.

“Excluded Amounts Concentration Account” means any concentration or other account established for the purpose of depositing Collections constituting Excluded Amounts therein, including, without limitation, any Securitization Entity Excluded Amounts Concentration Account; provided that each such account shall be an Eligible Account.

“Excluded Amounts Lock-Box Account” means any lock-box account established for the purpose of depositing Collections constituting Excluded Amounts therein, including, without limitation, any Securitization Entity Excluded Amounts Lock-Box Account; provided that each such account shall be an Eligible Account.

“Excluded Property” means any lease, license, contract property rights or agreement to which any Co-Issuer is a party (or to any of its rights or interests thereunder) if the grant of such security interest would (A) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Co-Issuer therein; (B) constitute or result in a breach or termination pursuant to the terms thereof, or as a matter of law, or a default under, any such lease, license, contract, property rights or agreement, or (C) require the consent of any third party, in each case except to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC.

“Existing Development Agreement” means, depending on the context in which it is used, each development agreement pursuant to which a Franchisee is given the right to develop and operate one or more Drive-Ins in a specific geographic area within the United States or a Foreign Country or the rights and obligations of the franchisor under each such development agreement.

“Existing Franchise Agreement” means, depending on the context in which it is used, each franchise agreement pursuant to which a Franchisee operates a Drive-In in the United States or a Foreign Country or the rights and obligations of the franchisor under each such franchise agreement.

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“Existing Franchise Arrangements” means, depending on the context in which it is used, the Existing Franchise Agreements and the Existing Development Agreements or the rights and obligations of the franchisor under each such agreement.

“Existing Owned Property” means any Owned Property as of the Closing Date.

“Existing Real Estate Assets” means, collectively, the Company-owned Drive-In Master Leases and the Owned Properties as of the Closing Date.

“FDIC” means the Federal Deposit Insurance Corporation.

“Filing Date” has the meaning set forth in Section 4.1(d) of the Base Indenture.

“Final Series Anticipated Repayment Date” means the Series Anticipated Repayment Date with respect the last Series of Notes Outstanding.

“Final Series Legal Final Maturity Date” means the Series Legal Final Maturity Date with respect the last Series of Notes Outstanding.

“Financial Assets” has the meaning set forth in Section 5.10(b)(i) of the Base Indenture.

“Foreign Country” means Mexico and any other country (other than the United States) in which a Franchisee operates a Drive-In.

“Franchise Agreements” means, collectively, all Existing Franchise Agreements and all New Franchise Agreements.

“Franchise Arrangements” means, collectively, all Existing Franchise Arrangements and all New Franchise Arrangements.

“Franchise Assets Contribution Agreement” means the Franchise Assets Contribution Agreement, dated as of December 20, 2006, by and between the Franchise Assets Holder, as successor to Sonic Industries Franchising LLC, and the Master Issuer, as amended, supplemented or otherwise modified from time to time.

“Franchise Assets Holder” means Sonic Industries LLC, a Delaware limited liability company, and its successors and assigns.

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“Franchise Assets Holder Certificate of Formation” means the certificate of formation of the Franchise Assets Holder, dated as of November 20, 2006, as amended, supplemented or otherwise modified from time to time.

“Franchise Assets Holder Charter Documents” means the Franchise Assets Holder Certificate of Formation and the Franchise Assets Holder Operating Agreement.

“Franchise Assets Holder IP License Agreement” means the Amended and Restated Franchise Assets Holder IP License Agreement, dated as of May 20, 2011, by and between the Franchise Assets Holder, as successor to Sonic Industries Franchising LLC, and the IP Holder, as amended, supplemented or otherwise modified from time to time.

“Franchise Assets Holder Operating Agreement” means the Limited Liability Company Agreement of the Franchise Assets Holder, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

“Franchise Drive-In” means a Drive-In owned and operated by a Franchisee (other than SRI, any Sonic Partnership, any Co-Issuer or any of their respective Subsidiaries) pursuant to a Franchise Agreement.

“Franchise IP” means all of the IP Holder's intellectual property rights, of any kind throughout the world, that are related to, or exploitable in connection with, the business conducted under the Sonic Brand or offering and/or selling related goods and services throughout the world, or in serving as a “franchisor” of the System, or in otherwise administering the System, including, without limitation, all such (a) Trademarks; (b) domain names; (c) Patents; (d) Copyrights; (e) Know-How; (f) registrations, applications, reservations, renewals or extensions, relating to any of the foregoing; and (g) the right to bring an action at law or in equity for any infringement, dilution, or violation of, and to collect all damages, settlement and proceeds relating to, any of the foregoing, including, without limitation, the After-Acquired IP Assets.

“Franchise IP License Agreements” means the Franchisor IP License Agreement and the Franchise Assets Holder IP License Agreement.

“Franchise Royalty Fees” means (a) all royalty fees, transfer fees, renewal fees, late fees, interest on late fees, license fees and any similar fees and (b) damages for breach and indemnities that serve as compensation for the loss of any fees set forth in clause (a) of this definition, due and to become due under or in connection with a Franchise Arrangement.

“Franchisee” means a Person identified as “franchisee”, “developer”, “licensee” or “partner” or any similar term identifying a party that is licensing the right to use the System

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under a Franchise Arrangement, including, without limitation, any Sonic Partnership, SRI and any Co-Issuer (and any of their respective subsidiaries).

“Franchisee Insurance Policy” means any insurance policy or policies maintained by a Franchisee in accordance with the requirements of its Franchise Arrangement, its Post-Securitization Franchise Drive-In Lease and/or its Company-owned Drive-In Master Lease.

“Franchisee Insurance Proceeds” means any amounts actually received by any Securitization Entity upon final resolution or settlement of a claim filed under a Franchisee Insurance Policy that serve as compensation for the loss of any Franchise Royalty Fees, Post-Securitization Franchise Drive-In Lease Payments or Company-owned Drive-In Master Lease Payments owed to any Securitization Entity.

“Franchisor” means Sonic Franchising LLC, a Delaware limited liability company, and its successors and assigns.

“Franchisor Certificate of Formation” means the certificate of formation of the Franchisor, dated as of March 23, 2011, as amended, supplemented or otherwise modified from time to time.

“Franchisor Charter Documents” means the Franchisor Certificate of Formation and the Franchisor Operating Agreement.

“Franchisor IP License Agreement” means the Franchisor IP License Agreement, dated as of May 20, 2011, by and between the Franchisor and the IP Holder, as amended, supplemented or otherwise modified from time to time.

“Franchisor Operating Agreement” means the Limited Liability Company Agreement of the Franchisor, dated as of May 20, 2011, as amended, supplemented or otherwise modified from time to time.

“Free Cash Flow” means, with respect to any Securitization Entity as of any date of determination, all cash legally available to such Securitization Entity, including, without limitation, all IP Holder License Revenue, as of such date; provided that any amount of cash necessary for such Securitization Entity to seek to obtain and/or maintain franchise licenses and franchise registration exemptions shall for purposes of this definition not be deemed to be “legally available.”

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“G&C Agreement” means the Guarantee & Collateral Agreement, dated as of May 20, 2011, by the Guarantor in favor of the Trustee, as amended, supplemented or otherwise modified from time to time.

“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and as to which obligations the full faith and credit of the United States of America is pledged in support thereof.

“Gross Sales” means the total amount received from the sale of all products and performance of all services from or though a Drive-In, including all insurance proceeds for loss of business due to a casualty or similar event at such Drive-In, but excluding discounts, sales taxes or other similar taxes and credits.

“Guarantor” means the Franchisor.

“Hedge Counterparty” means an institution that enters into a Swap Contract with the Master Issuer (or all of the Co-Issuers) to provide certain financial protections with respect to changes in interest rates applicable to a Series of Notes relating to such Notes if and as specified in the applicable Series Supplement.

“Historical Consolidated EBITDA” means, as of the date of determination, the Consolidated EBITDA of Holdco for the four fiscal quarter period most recently ended on or prior to such date.

“Holdco” means Sonic Corp., a Delaware corporation, and its successors and assigns.

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“Holdco Agreement” means the Parent Company Support Agreement, dated as of May 20, 2011, by Holdco in favor of the Trustee as amended, supplemented or otherwise modified from time to time.

“Holdco By-Laws” means the by-laws of Holdco, as amended, supplemented or modified from time to time.

“Holdco Certificate of Incorporation” means the certificate of incorporation of Holdco, dated as of August 31, 1990, as amended, supplemented or otherwise modified from time to time.

“Holdco Charter Documents” means the Holdco Certificate of Incorporation and the Holdco By-Laws.

“Holdco Leverage Ratio” means as of the date of the incurrence of any Indebtedness by Holdco or any direct or indirect subsidiary of Holdco, the ratio of (a) Indebtedness of the Holdco Consolidated Entities at such time, giving effect to the incurrence of Indebtedness (provided that, with respect to each Series of Class A-1 Senior Notes Outstanding, the aggregate principal amount of each such Series of Notes will be deemed to be the Class A-1 Senior Notes Maximum Principal Amount for each such Series (after giving effect to any cancelled commitments)), to (b) Historical Consolidated EBITDA of the Holdco Consolidated Entities at such time, giving effect to any additional assets to be purchased with the proceeds of such Indebtedness; provided that, for purposes of calculating the Holdco Leverage Ratio, all leases that would otherwise constitute Attributable Indebtedness shall be excluded from the Indebtedness of Holdco and its consolidated Subsidiaries (including the Co-Issuers) and provided, further, that any amounts that are considered Indebtedness due solely to a change in accounting rules that takes effect subsequent to the Series 2011-1 Closing Date, but that was not considered Indebtedness prior to such date, will not be included in clause (a) above.

“Improvements” shall mean the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the real property constituting a part of each Owned Property.

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money in any form, including derivatives, (b) notes payable, (c) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (d) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (e) all Contingent Obligations of such Person in respect of any of the foregoing.  Notwithstanding the foregoing, Indebtedness shall not include any liability for federal,

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state, local or other Taxes owed or owing to any Governmental Authority provided, that Indebtedness will not include amounts payable under Third-Party Vendor Agreements or similar trade debt incurred in the ordinary course of business and in a manner consistent with the Management Standard.

“Indemnification Payments” means amounts due to be paid by (a) SISI pursuant to Section 7.1 of the SISI Contribution Agreement as a result of a breach of any representation or warranty made by SISI pursuant to Section 4.1(i) of the SISI Contribution Agreement or (b) SRI pursuant to Section 7.1 of either SRI Contribution Agreement as a result of a breach of any representation or warranty made by SRI pursuant to Section 4.1(i) of either SRI Contribution Agreement, as applicable.

“Indenture” means, with respect to any Series of Notes, the Base Indenture, together with the related Series Supplements, as amended, supplemented or otherwise modified from time to time by supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning set forth in Section 3.1(a) of the Base Indenture.

“Indenture Documents” means, with respect to any Series of Notes, collectively, the Indenture, the Notes of such Series, the G&C Agreement, the related Account Control Agreements, any related Variable Funding Note Purchase Agreement, any related Mortgage (including any Assignment of Rents thereunder) and any other agreements relating to the issuance or the purchase of the Notes of such Series or the pledge of Collateral under any of the foregoing.

“Independent Accountant Fees” means all fees payable to the Independent Accountants by the Securitization Entities.

“Independent Accountants” means the firm of independent accountants appointed pursuant to the Management Agreement or any successor independent accountant.

“Independent Director” or “Independent Manager” means, with respect to any Securitization Entity, the independent director or manager appointed to the board of directors or board of managers, as the case may be, pursuant to the terms of the Charter Documents of such Securitization Entity.

“Information Request Certification” means a certification substantially in the form of Exhibit C to the Base Indenture.

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“Initial CCR Election” has the meaning set forth in Section 11.1(a) of the Base Indenture.

“Initial Contribution Agreements” means, collectively, the SISI Contribution Agreement and the SRI Contribution Agreements.

“Initial Controlling Class Member List” means the list of contact information to be provided to the Trustee on the Closing Date by the Initial Purchasers of the Series of Notes issued on such date.

“Initial Franchise Fees” means all initial franchise fees under any Franchise Agreement or similar fees under any Development Agreement due and to become due under or in connection with any Franchise Arrangement.

“Initial Principal Amount” means, with respect to any Series or Class (or Subclass) of Notes, the aggregate initial principal amount of such Series or Class (or Subclass) of Notes specified in the applicable Series Supplement.

“Interest Period” means (a) solely with respect to any Class A-1 Senior Notes of any Series of Notes, a period commencing on and including the day that is two (2) Business Days prior to an Accounting Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Accounting Date and (b) with respect to any other Class of Notes of any Series of Notes, a period commencing on and including a Payment Date and ending on but excluding the next succeeding Payment Date; provided, however, that the initial Interest Period for any Series shall commence on and include the Series Closing Date and end on the date specified in the applicable Series Supplement; provided further that the Interest Period, with respect to each Series of Notes Outstanding, immediately preceding the Payment Date on which the last payment on the Notes of such Series is to be made shall end on such Payment Date.

“Interim Allocation Date” means, with respect to each Monthly Collection Period, the second Business Day after the last day of each Interim Collection Period which begins and ends during such Monthly Collection Period, commencing on May 25, 2011; provided, that on the initial Interim Allocation Date, all funds on deposit in the Collection Account and any Collection Account Administrative Account shall be given effect in the making of allocations.

“Interim Collection Period” means any of the three periods occurring during (a) any Monthly Collection Period that does not occur during the month of February, with (i) the first such period commencing on the first day of such Monthly Collection Period and ending on and including the tenth day of such Monthly Collection Period, (ii) the second such period commencing on and including the eleventh day of such Monthly Collection Period and ending on and including the twenty-third day of such Monthly Collection Period and (iii) the third such

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period commencing on and including the twenty-fourth day of such Monthly Collection Period and ending on and including the last day of such Monthly Collection Period and (b) any Monthly Collection Period that occurs in the month of February, with (i) the first such period commencing on the first day of such Monthly Collection Period and ending on and including the tenth day of such Monthly Collection Period; (ii) the second such period commencing on and including the eleventh day of such Monthly Collection Period and ending on and including the twentieth day of such Monthly Collection Period and (iii) the third such period commencing on and including the twenty-first day of such Monthly Collection Period and ending on and including the last day of such Monthly Collection Period.

“Interim Collections” means all Collections received during any Interim Collection Period.

“Interim Free Cash Flow Distributions” means distributions and dividends of free cash flow from each Securitization Entity to its direct parent including, without limitation, any IP Holder License Revenue, other than from the Master Issuer to SISI or from SRI Real Estate Holdco to SRI.

“Interim Manager's Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Interim Management Fee” means for each Interim Allocation Date with respect to any Monthly Collection Period an amount equal to (1) the product of (a) the sum of (i) $10,850,000, plus (ii) $650,000 for every 100 Open Drive-Ins (other than Contributed Company-owned Drive-Ins) as of the last day of the immediately preceding Monthly Collection Period (the amount in this clause (a) subject to a 2% increase as of each anniversary of the Closing Date),  multiplied by (b) 1/12, multiplied by (c) a fraction, the numerator of which is equal to the number of days in the Interim Collection Period immediately preceding such Interim Allocation Date and the denominator of which is the number of days in such Monthly Collection Period plus (2) any increase in the “Interim Management Fee” subsequent to any Company-owned Drive-In Contribution, to account for the management of the related Contributed Company-owned Drive-Ins, which satisfies the Rating Agency Condition (for avoidance of doubt, any increase set forth in this clause (2) shall not require any amendment to any Related Document).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Income” means, with respect to the Lock-Box Account, the Concentration Account, the Collection Account, any other Base Indenture Account and any Series Accounts, for any Monthly Collection Period the excess, if any, of (a) the sum of all investment interest and other earnings on such account during such Monthly Collection Period

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over (b) any investment losses incurred in respect of such account during such Monthly Collection Period.

“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.

“IP Assets Contribution Agreement” means the IP Assets Contribution Agreement, dated as of December 20, 2006, by and between the IP Holder and the Franchise Assets Holder, as successor by merger to America’s Drive-In Holding Inc., as amended, supplemented or otherwise modified from time to time.

“IP Holder” means America's Drive-In Brand Properties LLC, a Delaware limited liability company, and its successors and assigns.

“IP Holder Certificate of Formation” means the articles of formation of the IP Holder, dated as of November 21, 2006, as amended, supplemented or otherwise modified from time to time.

“IP Holder Charter Documents” means the IP Holder Certificate of Formation and the IP Holder Operating Agreement.

“IP Holder License Revenue” means, as of the date of determination, all amounts on deposit in the IP Holder Operating Account or any other Securitization Entity Operating Account, without duplication, as of such date.

“IP Holder Operating Account” means account no. 4005107834 entitled “BancFirst – America's Drive-In Brand Properties LLC” maintained in the name of the IP Holder at BancFirst and pledged to the Trustee into which the Manager causes IP License Fees to be deposited or any successor account that is an Eligible Account established for the IP Holder by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement.

“IP Holder Operating Agreement” means the Limited Liability Company Agreement of the IP Holder, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

“IP License Agreements” means the Franchise IP License Agreements, the Master Issuer IP Sublicense Agreement and the SISI IP License Agreement.

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“IP License Fees” means all fees due to the IP Holder pursuant to any IP License Agreement, including, without limitation, any “royalty payment” or “annual true-up payment” paid thereunder.

“Joinder Agreement” means an agreement to be executed between the Co-Issuers, the Trustee and any Contributed Company-owned Drive-In Holder in the form of Exhibit M to the Base Indenture.

“Kansas Assets Contribution Agreement” means the Kansas Assets Contribution Agreement, dated as of December 20, 2006, by and between ADR and the Franchise Assets Holder, as successor to America’s Drive-In Holding Inc., as amended, supplemented or otherwise modified from time to time.

“Know-How” means all trade secrets and all other confidential or proprietary know-how, inventions, processes, procedures, techniques, discoveries, technical information and data, specifications, research and development information, engineering drawings, operating and maintenance manuals, recipes, and other similar information and rights.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise.

“Liquidation Fees” has the meaning set forth in the Servicing Agreement.

“Lock-Box” means a post-office box at a-Qualified Institution established in connection with the establishment of the Lock-Box Account or any Excluded Amounts Lock-Box Account.

“Lock-Box Account” means account no. 4009575086 entitled “BancFirst – Sonic Capital LLC and SRI Real Estate Holding LLC Lockbox” maintained jointly in the name of the Master Issuer and SRI Real Estate Holdco at BancFirst and pledged to the Trustee into which the Manager causes Retained Collections (and other Collections) to be deposited or any successor account established for the Master Issuer and SRI Real Estate Holdco by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement.

“Luxembourg Agent” has the meaning specified in Section 2.4(c) of the Base Indenture.

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“Majority of Controlling Class Members” means, with respect to the Controlling Class Members (or, if specified, any subset thereof) and as of any day of determination, Controlling Class Members that hold in excess of 50% of the sum of (i) the Class A-1 Senior Notes Voting Amount with respect to each Series of Class A-1 Senior Notes of the Controlling Class of such Controlling Class Members and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Senior Notes) of such Controlling Class Members (or such subset thereof, as applicable) or any beneficial interest therein as of such day of determination (excluding any Notes or beneficial interests in Notes held by any Co-Issuer or any Affiliate of any Co-Issuer).

“Majority of Noteholders” means, with respect to any Class or Series of Notes, Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Senior Notes Voting Amount with respect to each Series of Class A-1 Senior Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Notes other than Class A-1 Senior Notes (excluding, in each case, any Notes or beneficial interests in Notes held by any Co-Issuer or any Affiliate of any Co-Issuer).

“Majority of Senior Noteholders” means Senior Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Senior Notes Voting Amount with respect to each Series of Class A-1 Senior Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Senior Notes other than Class A-1 Senior Notes (excluding, in each case, any Senior Notes or beneficial interests in Senior Notes held by any Co-Issuer or any Affiliate of any Co-Issuer).

“Management Agreement” means the Management and Consulting Agreement, dated as of the Closing Date by and among the Co-Issuers, the Franchisor, the Manager and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Management Standard” has the meaning set forth in the Management Agreement.

“Manager” means SISI, as Manager, under the Management Agreement, and any successor thereto.

“Manager Advance” means any advance of funds made by the Manager to, or on behalf of, any Co-Issuer in connection with the operation of the Franchise IP, the Owned Property or any other assets of such Co-Issuer.

“Manager Termination Event” means the occurrence and continuation of an event specified in Section 6.1 of the Management Agreement.

“Master Issuer” means Sonic Capital LLC, a Delaware limited liability company, and its successors and assigns.

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“Master Issuer Certificate of Formation” means the certificate of formation of the Master Issuer, dated as of November 20, 2006, as amended, supplemented or otherwise modified from time to time.

“Master Issuer Charter Documents” means the Master Issuer Certificate of Formation and the Master Issuer Operating Agreement.

“Master Issuer Entities” means, collectively, the Master Issuer and each Subsidiary of the Master Issuer.

“Master Issuer IP Sublicense Agreement” means the Amended and Restated Master Issuer IP Sublicense Agreement, dated as of May 20, 2011, by and among the Master Issuer, the Franchisor and the Franchise Assets Holder, as amended, supplemented or otherwise modified from time to time.

“Master Issuer Operating Agreement” means the Limited Liability Company Agreement of the Master Issuer, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means, with respect to any occurrence, event or condition, individually or in the aggregate, and including, without limitation, any previously undisclosed environmental liability:

(a)           a material adverse effect on the ability of the Co-Issuers to perform their payment and other obligations with respect to the Notes, the ability of the Guarantor to perform its payment and other obligations under the G&C Agreement or the ability of the Manager to perform its obligations pursuant to the Management Agreement;

(b)           a material adverse effect on the ability of any Sonic Entity to perform its material obligations under any of the Related Documents;

(c)           a material adverse change in or effect on (i) the enforceability of any material term of the Collateral Franchise Documents taken as a whole, (ii) the likelihood of the payment of all amounts due and payable by the Franchisees under the terms of the Collateral Franchise Documents taken as a whole or (iii) the value of the Collateral Franchise Documents and/or the Franchise Royalty Fees payable under the Collateral Franchise Documents taken as a whole;

(d)           a material adverse change in or effect on (i) the enforceability of the Franchise IP taken as a whole or any material part of the Franchise IP, (ii) the value of the

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Franchise IP taken as a whole, (iii) the transferability of any material portion of the Franchise IP to the IP Holder or the ownership thereof by the IP Holder or (iv) the validity, status, perfection or priority of the Lien in favor of the Trustee in any material part of the Franchise IP created under the Base Indenture; or

(e)           an adverse effect on (i) the validity or enforceability of any Related Document or the rights and remedies of the Co-Issuers, the Guarantor, the Trustee, the Servicer, the Control Party or the Controlling Class Representative under or with respect to any Related Document or (ii) the validity, status, perfection or priority of the Lien of the Trustee in any material portion of the Collateral.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials or substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to any applicable Environmental Law.

“Monthly Compliance Certificate” means the compliance certificate for the purposes and to be delivered to the Persons described in Section 4.1(e) of the Base Indenture.

“Monthly Contributed Company-owned Drive-In Profits Amount” means, with respect to each Monthly Collection Period, the amount (not less than zero) equal to (a) all revenue accrued in respect of all Contributed Company-owned Drive-Ins; minus (b) all operating expenses accrued over such period in connection with the operation of the Contributed Company-owned Drive-Ins over such period.

“Monthly Collection Period” means each period from and including the first day of a calendar month to and including the last day of such calendar month; provided that the initial Monthly Collection Period shall commence on the Closing Date and end on May 31, 2011 (except that this proviso shall not apply for purposes of the calculation of the Debt Service Coverage Ratio or the New Series Pro Forma DSCR before the twelfth Payment Date following the Closing Date).

“Monthly Manager's Certificate” has the meaning specified in Section 4.1(b) of the Base Indenture.

“Monthly Noteholders' Statement” has the meaning set forth in Section 4.1(c) of the Base Indenture.

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“Monthly P/L Statement” means, with respect to any Monthly Collection Period, the profit and loss statement delivered by each Franchisee pursuant to the terms of the applicable Franchise Arrangement with respect to amounts paid to the Securitization Entities during such Monthly Collection Period.

“Monthly Retained Collections” means, with respect to any Monthly Collection Period, the aggregate amount of Retained Collections deposited into the Collection Account during such Monthly Collection Period.

“Moody's” means Moody's Investors Service, Inc. or any successor thereto.

“Mortgage” means an agreement, including, without limitation, a mortgage, deed of trust, deed to secure debt or any other document, creating or evidencing a Lien on any property, including, without limitation, any Assignment of Rents thereunder.

“Mortgage Filing Fees” means any fees, taxes or other amounts required to be paid to any applicable Governmental Authority in connection with the recordation of any Mortgage.

“Mortgage Recordation Event” means the occurrence of any Rapid Amortization Event (unless such Mortgage Recordation Event is waived by the Control Party, acting at the direction of the Controlling Class Representative).

“Mortgage Recordation Fees” means any Mortgage Filing Fees or other amounts or expenses incurred by the Trustee in connection with the recordation of any Mortgage as required by Section 3.1(c) of the Base Indenture.

“Multiemployer Plan” means any “multiemployer plan” as such term is defined in Section 4001(a)(3) of ERISA.

“Net Cash Flow” means, for any Payment Date and the immediately preceding Monthly Collection Period, an amount equal to the excess, if any, of (a) Monthly Retained Collections with respect to such Monthly Collection Period over (b) the sum of (i) the Securitization Operating Expenses paid on each Interim Allocation Date with respect to such Monthly Collection Period, (ii) the Interim Management Fees paid to the Manager on each Interim Allocation Date with respect to such Monthly Collection Period, (iii) the Servicing Fees, Liquidation Fees and Workout Fees paid to the Servicer on each Interim Allocation Date with respect to such Monthly Collection Period, (iv) the amount of Class A-1 Senior Notes Administrative Expenses paid on each Interim Allocation Date with respect to such Monthly Collection Period, (v) any Real Estate Asset Disposition Proceeds deposited into the Collection Account during such Monthly Collection Period, (vi) all Investment Income to the extent such

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Investment Income has been distributed to the Collection Account and is included in Monthly Retained Collections with respect to such Monthly Collection Period and (vii) the amount, if any, by which Retained Collections Contributions included in such Monthly Retained Collections exceeds the relevant amount of Retained Collections Contributions permitted to be included in Net Cash Flow for such period for purposes of calculating the DSCR.

“New Development Agreement” means, depending on the context in which it is used, each new development agreement entered into by the Franchisor after the Closing Date pursuant to which a Franchisee is given the right to develop and operate one or more Drive-Ins in a specific geographic area within the United States or any Foreign Country or the rights and obligations of the Franchisor under each such development agreement.

“New Franchise Agreements” means, depending on the context in which it is used, each new license or franchise agreement or master franchise agreement entered into by the Franchisor after the Closing Date pursuant to which a Franchisee is given the right to operate a Drive-In within the United States or any Foreign Country or the rights and obligations of the Franchisor under each such franchise agreement.

“New Franchise Arrangements” means, depending on the context in which it is used, the New Franchise Agreements and the New Development Agreements or the rights and obligations of the Franchisor under each such agreement.

“New Owned Property” means any Owned Property acquired by ADR or the SRI Real Estate Assets Holder after the Closing Date.

“New Series Pro Forma DSCR” means, at any time of determination and with respect to the issuance of any additional Series of Notes, the ratio calculated by dividing (a) the Net Cash Flow over the 12 immediately preceding Monthly Collection Periods over (b) the Debt Service due during such period, in each case on a pro forma basis, calculated as if (i) such additional Series of Notes had been outstanding and any assets acquired with the proceeds of such additional Series of Notes had been acquired at the commencement of such period and (ii) any Notes that have been paid, prepaid or repurchased and cancelled during such period, or any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so paid, prepaid or repurchased and cancelled as of the commencement of such period; provided that, for the purposes of calculating the New Series Pro Forma DSCR with respect to any issuance occurring before the twelfth Payment Date following the Closing Date, (i) the value in clause (b) will be deemed to be the Debt Service payable on the immediately succeeding Payment Date, multiplied by 12 and (ii) for purposes of calculating the Net Cash Flow over the 12 immediately preceding Monthly Collection Periods, the Net Cash Flow for any Monthly Collection Period preceding the Monthly Collection Period in which Closing Date occurs shall be deemed to be the applicable value set forth on Exhibit L to the Base Indenture.

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“New Third-Party Vendor Agreements” means each new vendor agreement or supply agreement entered into by the Master Issuer after the Closing Date.

“New York UCC” has the meaning set forth in Section 5.10(b)(i) of the Base Indenture.

“Nomination Record Date” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“Non-Cash Proceeds Notes” means, with respect to any Real Estate Asset Disposition for Non-Cash Proceeds, a promissory note or other instrument evidencing indebtedness owing to ADR or the SRI Real Estate Assets Holder, as the case may be, constituting consideration relating to such Real Estate Asset Disposition.

“Nonrecoverable Advance” means any portion of a Servicing Advance previously made and not previously reimbursed, or proposed to be made, which, together with any then-outstanding Servicing Advances, in the reasonable, good faith judgment of the Servicer or the Trustee, as applicable, would not be ultimately recoverable (with interest thereon) from subsequent payments or collections from any funds on deposit in the Base Indenture Accounts, giving due consideration to the limited assets of the Securitization Entities.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Rate” means, with respect to any Series or any Class of any Series of Notes, the annual rate at which interest accrues on the Notes of such Series or such Class of such Series of Notes (or the formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Notes” has the meaning specified in the recitals to the Base Indenture.

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“Obligations” means (a) all principal, interest and premium, if any, at any time and from time to time, owing by the Co-Issuers on the Notes or owing by the Guarantor pursuant to the G&C Agreement, (b) the payment and performance of all other obligations, covenants and liabilities of the Co-Issuers or the Guarantor arising under the Indenture, the Notes or any other Indenture Document and (c) the obligation of the Co-Issuers to pay all Trustee Fees and Mortgage Recordation Fees to the Trustee when due and payable as provided in the Indenture.

“Officer's Certificate” means a certificate signed by an Authorized Officer of each Co-Issuer.

“Open Drive-In” means, as of the date of determination, each Drive-In; provided, however, that with respect to any Franchisee who operates any such Drive-In, if such Franchisee has not made at least one payment in full of Franchise Royalty Fees with respect to such Drive-In within 60 days of such date, such Drive-In shall not be deemed to be an “Open Drive-In.”

“Open Franchise Drive-In” means, as of the date of determination, each Franchise Drive-In that is open for business as of such date.

“Opinion of Counsel” means a written opinion addressed to the Trustee from legal counsel who is reasonably acceptable to the Trustee and the Control Party.  The counsel may be an employee of, or counsel to, the Co-Issuers, Holdco, the Servicer, the Manager, the Back-Up Manager, SRI or SISI, as the case may be.

“Organizational Documents” means, with respect to any corporation and at any time, the Certificate of Incorporation and By-Laws of such corporation in effect at such time.

“Organizational Expenses” means any expenses incurred by any Securitization Entity in connection with the maintenance of its existence in the State of Delaware or the State of Kansas, as the case may be, or in any other state in which a Securitization Entity is organized, and in connection with its qualification to do business in any jurisdiction.

“Outstanding” means with respect to the Notes, all Notes theretofore authenticated and delivered under the Indenture, except (a) Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Notes which have not been presented for payment but funds for the payment of which are on deposit in the appropriate account and are available for payment in full of such Notes and (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to a Trust Officer is presented that any such Notes are held by a purchaser for value.

“Outstanding Principal Amount” means, with respect to each Series of Notes, the amount calculated in accordance with the applicable Series Supplement.

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“Operating Agreement” means, with respect to any limited liability company and at any time, the limited liability company agreement or such similar documents of such company in effect at such time.

“Owned Property” means collectively, those parcels of real property in which ADR or SRI Real Estate Assets Holder owns the fee estate, together with any improvements thereon; provided, that “Owned Property” shall not include any property subject to a Pre-Securitization Franchise Drive-In Lease or the surplus and excess property set forth on Exhibit N to the Base Indenture.

“Patents” means all patents, patent applications and statutory invention registrations, designs and improvements claimed therein and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted).

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 20th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on June 20, 2011.  Any reference to a Monthly Collection Period relating to a Payment Date means the Monthly Collection Period most recently ended prior to such Payment Date, and any reference to an Interest Period relating to a Payment Date means the Interest Period most recently ended prior to such Payment Date.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Asset Dispositions” has the meaning set forth in Section 8.16 of the Base Indenture.

“Permitted Investments” means (a) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank (i) that is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) whose short-term debt is rated at least “P-1” (or then equivalent grade) by Moody's and at least “A-1+” (or then equivalent grade) by S&P and (iii) that has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof

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having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody's and at least “A-1+” (or the then equivalent grade) by S&P, with maturities of not more than 180 days from the date of acquisition thereof; and (d) investments, classified in accordance with GAAP as current assets of the relevant Person making such investment, in money market investment programs registered under the Investment Company Act, which have the highest rating obtainable from Moody's and S&P, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Permitted Liens” means (a) Liens for (i) Taxes, assessments or other governmental charges not delinquent or (ii) Taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) all Liens created or permitted under the Related Documents in favor of the Trustee for the benefit of the Secured Parties, (c) encumbrances constituting (i) a ground lessor's fee interest, (ii) zoning restrictions, (iii) easements, (iv) restrictions of record on the use of real property, (v) restrictions on transfers or assignment of leases, which, in the case of each of clause (i), (iii), (iv) or (v) above, do not detract from the value of the encumbered property or impair the use thereof in the business of any Securitization Entity, (vi) the interest of a lessee in Owned Property leased to a Sonic Partnership and (vii) any license granted with respect to the Franchise IP pursuant to any Franchise Arrangement, any Third-Party Vendor Agreement or any IP License Agreement and sublicenses permitted under any of the foregoing, (d) statutory Liens of landlords, mechanics, materialmen, warehousemen, carriers or similar statutory Liens for which no filing or perfection has been made and which secure obligations that (i) are not yet due and are incurred in the ordinary course of business or (ii) are being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established, (e) deposits or pledges of cash or cash equivalents made (i) in connection with casualty insurance maintained in accordance with the Related Documents or (ii) to secure statutory obligations or surety or appeal bonds, (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default and (g) any Liens not securing Indebtedness that attach to any Owned Property in an aggregate outstanding amount not exceeding $500,000 at any time.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, trust, unincorporated organization or Governmental Authority or other entity.

“Plan” has the meaning given in the applicable Series Supplement, with respect to any Series of Notes.

“Post-Default Capped Trustee Expenses Amount” means an amount equal to the lesser of (a) all reasonable expenses payable by the Co-Issuers to the Trustee pursuant to the Indenture after the occurrence and during the continuation of an Event of Default in connection

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with any obligations of the Trustee in connection with such Event of Default; provided, however, that such expenses are not included within the Capped Securitization Operating Expenses Amount and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of such expenses previously paid on each preceding Interim Allocation Date that occurred (x) in the case of an Interim Allocation Date occurring during the annual period following the Closing Date and ending on the first anniversary of the Closing Date, since the Closing Date and (y) in the case of an Interim Allocation Date occurring during any other annual period beginning with the annual period following the first anniversary of the Closing Date, since the most recent anniversary of the Closing Date.

“Post-Securitization Franchise Drive-In Lease” means any lease with respect to any Owned Property entered into after December 20, 2006 by any Franchisee (other than SRI, any Sonic Partnership, any Co-Issuer or any of their respective Subsidiaries), as tenant, and the SRI Real Estate Assets Holder or ADR, as landlord.

“Post-Securitization Franchise Drive-In Lease Payment” means, with respect to any Interim Collection Period, the amount of Rent paid by any Franchisee (other than SRI, any Sonic Partnership, any Co-Issuer or any of their respective Subsidiaries) to the SRI Real Estate Assets Holder or ADR, as the case may be, pursuant to any Post-Securitization Franchise Drive-In Lease during such Interim Collection Period.

“Post-Securitization Third-Party Vendor Agreements” means each new vendor agreement or supply agreement entered into by the Master Issuer after December 20, 2006, but before the Closing Date.

“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event.

“Potential Manager Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event.

“Prepayment Premium” means, with respect to any Series of Notes, the premium to be paid on any prepayment of principal with respect to such Series of Notes, identified as a “Prepayment Premium” pursuant to the applicable Series Supplement.

“Pre-Securitization Franchise Drive-In Lease” means any lease with respect to any Owned Property entered into prior to December 20, 2006, by any Franchisee (other than SRI, any Sonic Partnership, any Co-Issuer or any of their respective Subsidiaries), as tenant.

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“Pre-Securitization Franchise Drive-In Lease Payment” means, with respect to any Interim Collection Period, the amount of Rent paid by any Franchisee (other than SRI, any Sonic Partnership, any Co-Issuer or any of their respective Subsidiaries), as the case may be, pursuant to any Pre-Securitization Franchise Drive-In Lease during such Interim Collection Period.

“Pre-Securitization Third-Party Vendor Agreements” means each vendor or supply agreement to which SISI was a party as of December 20, 2006, involving the terms under which Third-Party Vendors will agree to sell goods, products or services to Holdco or its subsidiaries used in the operation of the System but which do not involve the obligation of Holdco or its subsidiaries (including any Securitization Entities following any sale, contribution or assignment of the same as contemplated herein) to pay for the same, or any debt or similar obligation with respect thereto.

“Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by Holdco and the Servicer as its reference rate, base rate or prime rate.

“Principal Amount” means, with respect to each Series of Notes, the amount so specified in the applicable Series Supplement.

“Principal Payments Account” means any of the Senior Notes Principal Payments Account, the Senior Subordinated Notes Principal Payments Account or the Subordinated Notes Principal Payments Account.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

“Priority of Payments” means the allocation and payment obligations described in Section 5.13 of the Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof

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and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by Federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $250,000,000 as set forth in its most recent published annual report of condition and (iii) has a long-term deposits rating of not less than “A2” by Moody's and “A” by S&P.

“Quarterly Noteholders' Statement” means a statement substantially in the form of an Exhibit B-3 to the Base Indenture.

“Rapid Amortization DSCR Threshold” means a Debt Service Coverage Ratio of 1.2x.

“Rapid Amortization Event” has the meaning specified in Section 9.1 of the Base Indenture.

“Rapid Amortization Period” means the period commencing on the date on which a Rapid Amortization Event occurs and ending on the earlier to occur of the waiver of the occurrence of such Rapid Amortization Event in accordance with Section 9.7 of the Base Indenture and the date on which there are no Notes Outstanding.

“Rating Agency” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Condition” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Fees” means any reasonable fees or expenses due to the Rating Agencies in connection with rating any Series or Class of Notes.

“Real Estate Assets” means (i) the Owned Property, (ii) the Company-owned Master Leases and (iii) the Post-Securitization Franchise Drive-In Leases.

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“Real Estate Assets Contribution Agreement” means the Real Estate Assets Contribution Agreement, dated as of December 20, 2006, by and between the SRI Real Estate Assets Holder and SRI, as amended, supplemented or otherwise modified from time to time.

“Real Estate Asset Disposition” means any Real Estate Asset Disposition for Cash Proceeds or any Real Estate Asset Disposition for Non-Cash Proceeds; provided that entering into any Company-owned Drive-In Master Lease by any Sonic Partnership or entering into any Post-Securitization Franchise Drive-In Lease by any Franchisee (other than SRI, any Sonic Partnership, any Co-Issuer or any of their respective Subsidiaries) after the Closing Date will not be deemed to be a “Real Estate Asset Disposition.”

“Real Estate Asset Disposition for Cash Proceeds” means (i) any sale, transfer or other disposition of any Owned Property or (ii) any Contributed Company-owned Drive-In Disposition, in each case to the extent the consideration for which is in the form of cash.

“Real Estate Asset Disposition for Non-Cash Proceeds” means any (i) sale, transfer or other disposition of Owned Property or (ii) any Contributed Company-owned Drive-In Disposition, in each case to the extent that the consideration for which is in the form of a Non-Cash Proceeds Note.

“Real Estate Asset Disposition Proceeds” means the cash proceeds actually received from any Real Estate Asset Disposition whether at the time of such Real Estate Asset Disposition with respect to a Real Estate Asset Disposition for Cash Proceeds or when paid in respect of a Non-Cash Proceeds Note with respect to a Real Estate Asset Disposition for Non-Cash Proceeds, in each case, net of reasonable attorneys' fees, accountants' fees and other reasonable out-of-pocket expenses actually incurred in connection therewith.

“Real Estate Asset Disposition Proceeds Prepayment Amount” means any Real Estate Asset Disposition Proceeds received in any fiscal year in excess of the Real Estate Asset Disposition Threshold that have not been Reinvested within 365 calendar days of the disposition giving rise to such proceeds.

“Real Estate Asset Disposition Threshold” means, with respect to any fiscal year of the Co-Issuers, $5,000,000.

“Real Estate Interests Contribution Agreement” means the Real Estate Interests Contribution Agreement, dated as of December 20, 2006, by and between SRI Real Estate Holdco and SRI, as amended, supplemented or otherwise modified from time to time.

“Record Date” means, with respect to any Payment Date, the last day of the immediately preceding calendar month.

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“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Registrar” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Reinvested”, and any derivatives thereof, means with respect to the use of proceeds from any Real Estate Asset Disposition in accordance with Section 8.16 of the Base Indenture to purchase an Eligible Real Estate Asset, the date on which ADR or SRI Real Estate Assets Holder, as the case may be, enters into a legally binding contract to purchase an Eligible Real Estate Asset; provided, however, if the closing with respect to such contact does not occur within 180 days after the execution of such contract or if such contract is terminated, then the Real Estate Assets Disposition Proceeds that were to be used in connection with such purchase shall be (a) promptly deposited into the Collection Account if such Real Estate Asset Disposition Proceeds are below the Real Estate Asset Disposition Threshold or (b) used to prepay the- Outstanding Principal Amount of any Notes Outstanding if such Real Estate Asset Disposition Proceeds are at or above the Real Estate Asset Disposition Threshold, in each case, in accordance with Section 8.16 of the Base Indenture.

“Related Documents” means, with respect to any Series of Notes, the Indenture Documents, the Collateral Transaction Documents, the Account Agreements, the Depository Agreements, any Swap Contract, any Series Hedge Agreement, any Enhancement Agreement and any other material agreements entered into, or certificates delivered, pursuant to the foregoing documents.

“Rents” shall mean, with respect to each Owned Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of any Securitization Entity or its agents from any and all sources arising from or attributable to the Owned Property, and proceeds, if any, from business interruption or other loss of income insurance.

“Required Rating” means (i) a short-term certificate of deposit rating from Moody's of “P-1” and from S&P of at least “A-1” and (ii) a long-term unsecured debt rating of not less than “Aa3” by Moody's and “AA-” by S&P.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any

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arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including, without limitation, usury laws, the U.S. Federal Truth in Lending Act and retail installment sales acts).

“Residual Amount” means for any Interim Allocation Date with respect to any Monthly Collection Period, the amount, if any, by which the amount allocated to the Collection Account on such Interim Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Interim Allocation Date pursuant to clauses (i) through (xxxi) of the Priority of Payments.

“Retained Collections” means (whether characterized as Free Cash Flow, IP Holder License Revenue or otherwise) all (i) Franchise Royalty Fees, (ii) Initial Franchise Fees, (iii) Company-owned Drive-In Master Lease Payments, (iv) Post-Securitization Franchise Drive-In Lease Payments, (v) the Monthly Contributed Company-owned Drive-In Profits Amount (if any Company-owned Drive-Ins are contributed to the Master Issuer or any of its Subsidiaries after the Closing Date), (vi) Real Estate Asset Disposition Proceeds deposited into the Collection Account, (vii) Franchisee Insurance Proceeds, (viii) Securitization Entity Insurance Proceeds, (ix) Investment Income earned with respect to amounts on deposit in the Concentration Account, the Collection Account, the Lock-Box Account, the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account and the Collection Account Administrative Accounts and (x) any Retained Collections Contributions.

“Retained Collections Contributions” means, with respect to any Monthly Collection Period, an equity contribution made to the Master Issuer designated as “Retained Collections Contribution” by the Master Issuer.

“S&P” or “Standard & Poor's” means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Scheduled Principal Payments” means, with respect to any Series or any Class of any Series of Notes, any payments scheduled to be made pursuant to the applicable Series Supplement that reduce the amount of principal Outstanding with respect to such Series or Class on a periodic basis that are identified as “Scheduled Principal Payments” in the applicable Series Supplement; provided, that no Scheduled Principal Payments shall be made with respect to any Series of Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (e) of Section 9.1 of the Base Indenture.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Monthly Collection Period, as of the last Interim Allocation Date with respect to such Monthly Collection Period, the occurrence of the following event: the amount of funds on deposit in the Senior Notes Principal Payments Account after the third Interim Allocation Date with respect to

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such Monthly Collection Period, is less than the Senior Notes Scheduled Principal Payments Amount for the next succeeding Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1(f) of the Base Indenture.

“Secured Parties” means the Noteholders and the Trustee in its individual capacity, together with their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning set forth in Section 5.10(a) of the Base Indenture.

“Securitization Contribution Agreements” means, collectively, the Franchise Assets Contribution Agreement, the IP Assets Contribution Agreement and the Kansas Assets Contribution Agreement.

“Securitization Entities” means, collectively, the Master Issuer, the Franchisor, the Franchise Assets Holder, the IP Holder, ADR, SRI Real Estate Holdco and the SRI Real Estate Assets Holder and any Contributed Company-owned Drive-In Holder joined to the Indenture pursuant to Section 3.6(a) of the Base Indenture.

“Securitization Entity Excluded Amounts Concentration Account” means any concentration or other account established by the Master Issuer or any other Securitization Entity for the purpose of depositing Collections constituting Excluded Amounts therein; provided that each such account shall be an Eligible Account.

“Securitization Entity Excluded Amounts Lock-Box Account” means any lock-box account established by the Master Issuer or any other Securitization Entity for the purpose of depositing Collections constituting Excluded Amounts therein; provided that each such account shall be an Eligible Account.

“Securitization Entity Indemnities” means all indemnification obligations that the Securitization Entities have to their officers, directors or managers under their Charter Documents.

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“Securitization Entity Insurance Proceeds” means any amounts received by any Securitization Entity upon settlement of a claim filed under any insurance policy maintained by the Securitization Entities in accordance with Section 8.28 of the Base Indenture.

“Securitization Entity Lease” means, collectively, the Company-owned Drive-In Master Leases and the Post-Securitization Franchise Drive-In Leases.

“Securitization Entity Operating Account” means the IP Holder Operating Account and any other Eligible Account maintained in the name of a Securitization Entity and pledged to the Trustee into which the Manager causes IP License Fees to be deposited or any successor account that is an Eligible Account established for a Securitization Entity by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including, without limitation account no. 402895007 entitled “BancFirst – Sonic Industries LLC” maintained in the name of the Franchise Assets Holder at BancFirst.

“Securitization Operating Expenses” means all Trustee Fees, Back Up Manager Fees, Independent Accountant Fees, Organizational Expenses, Rating Agency Fees, Securitization Entity Indemnities, Servicer Indemnities (together with interest on any such Servicer Indemnities that are due and unpaid at the Advance Interest Rate), and Mortgage Recordation Fees.

“Senior ABS Leverage Ratio” means, as of the date of the issuance of any Series of Notes, the ratio of (i) the aggregate principal amount of each Series of Senior Notes Outstanding giving effect to such issuance (provided that, with respect to each Series of Class A-1 Senior Notes Outstanding, the aggregate principal amount of each such Series of Notes shall be deemed to be the Class A-1 Senior Notes Maximum Principal Amount for each such Series (after giving effect to any cancelled commitments), to (ii) Historical Consolidated EBITDA as of such date, giving effect to any additional assets to be purchased with the proceeds of such issuance.

“Senior Debt” means the issuance of Indebtedness under the Indenture by the Co-Issuers that by its terms (through its alphabetical designation as “Class A” pursuant to the Series Supplement applicable to such Indebtedness) is senior in the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Subordinated Debt or Subordinated Debt.

“Senior Noteholder” means any Holder of Senior Notes of any Series.

“Senior Notes” means any Series or Class of any Series of Notes issued that are designated as “Class A” and identified as “Senior Notes” in the applicable Series Supplement that constitute Senior Debt.

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“Senior Notes Accrued Monthly Interest Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 37.5% of the Senior Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period and (B) the Senior Notes Accrued Monthly Interest Make-Up Amount for such Interim Allocation Date, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Senior Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period, (B) the Carryover Senior Notes Accrued Monthly Interest Amount for such Interim Allocation Date and (C) the Senior Notes Accrued Monthly Interest Make-Up Amount for such Interim Allocation Period and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) the amount, if any, by which (i) the Senior Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Interest Account with respect to Senior Notes Aggregate Monthly Interest on each preceding Interim Allocation Date with respect to such Monthly Collection Period and (B) the Senior Notes Accrued Monthly Interest Make-Up Amount for such Interim Allocation Period.

“Senior Notes Accrued Monthly Interest Make-Up Amount” means, with respect to any Interim Allocation Date that occurs on or after a Payment Date on which amounts are withdrawn from the Senior Notes Interest Account pursuant to Section 5.14(a) of the Base Indenture to cover any Class A-1 Senior Notes Interest Adjustment Amount (a) for the first such Interim Allocation Date, the amount, if any, which has been withdrawn therefrom and (b) for any subsequent Interim Allocation Date, the amount, if any, by which (i) the amount withdrawn therefrom exceeds (ii) the amount repaid to the Senior Notes Interest Account on any previous Interim Allocation Date pursuant to clause (a) above or this clause (b) until the amount withdrawn therefrom has been repaid.

“Senior Notes Accrued Monthly Post-ARD Contingent Interest Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Senior Notes Aggregate Monthly Post-ARD Interest for each Interest Period ending in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Senior Notes Aggregate Monthly Post-ARD Contingent Interest for each Interest Period ending in the next succeeding Monthly Collection Period and (B) the Carryover Senior Notes Accrued Monthly Post-ARD Contingent Interest Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount by which (A) the Senior Notes Aggregate Monthly Post-ARD Contingent Interest for each Interest Period ending in the next succeeding Monthly Collection Period exceeds (B) the aggregate amount previously allocated to the Senior Notes Interest Account with respect to the Senior Notes Monthly Post-ARD Contingent Interest on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

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“Senior Notes Accrued Scheduled Principal Payments Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Senior Notes Aggregate Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Senior Notes Aggregate Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period and (B) the Carryover Senior Notes Accrued Scheduled Principal Payments Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount by which (A) the Senior Notes Aggregate Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period exceeds (B) the aggregate amount previously allocated to the Senior Notes Principal Payments Account with respect to Senior Notes Aggregate Scheduled Principal Payments on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Senior Notes Aggregate Monthly Interest” means, for any Interest Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Monthly Interest due and payable on all such Senior Notes with respect to such Interest Period.

“Senior Notes Aggregate Monthly Post-ARD Contingent Interest” means, for any Interest Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Monthly Post-ARD Contingent Interest accrued on all such Senior Notes with respect to such Interest Period.

“Senior Notes Aggregate Scheduled Principal Payments” means, for any Payment Date, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Scheduled Principal Payments due and payable on all such Senior Notes on such Payment Date.

“Senior Notes Available Reserve Account Amount” means, as of any date of determination, collectively, the amount on deposit in the Senior Notes Interest Reserve Account and the amount on deposit in the Cash Trap Reserve Account.

“Senior Notes Interest Account” has the meaning set forth in Section 5.7(a)(i) of the Base Indenture.

“Senior Notes Interest Reserve Account” means account no. 106214 entitled “Citibank, N.A., as Trustee for the benefit of the Secured Parties, Securities Account of Sonic Capital LLC and SRI Real Estate Holding LLC” maintained by the Trustee pursuant to Section 5.3 of the Base Indenture or any successor securities account maintained pursuant to Section 5.3 of the Base Indenture.

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“Senior Notes Interest Reserve Account Deficit Amount” moans, on any Interim Allocation Date with respect to a Monthly Collection Period, an amount equal to the amount, if any, by which (a) the Senior Notes Interest Reserve Amount exceeds (b) the amount on deposit in the Senior Notes Interest Reserve Account on such date.

“Senior Notes Interest Reserve Amount” means, for any Interim Allocation Date, the aggregate of all amounts required to be on deposit in the Senior Notes Interest Reserve Account on such Interim Allocation Date pursuant to any Series Supplement.

“Senior Notes Interest Reserve Release Amount” means the aggregate amount of funds on deposit in the Senior Notes Interest Reserve Account that are required to be released on any Senior Notes Interest Reserve Release Date pursuant to the terms of any Series Supplement.

“Senior Notes Interest Reserve Release Date” means any Payment Date as to which, on the related Accounting Date, the Senior Notes Interest Reserve Release Amount is greater than zero.

“Senior Notes Interest Reserve Release Event” means any event that is identified as a “Senior Notes Interest Reserve Release Event” pursuant to the terms of any Series Supplement.

“Senior Notes Interest Shortfall Amount” has the meaning set forth in Section 5.14(b) of the Base Indenture.

“Senior Notes Monthly Interest” means, for any Interest Period, (a) with respect to any Senior Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Senior Notes that is identified as “Senior Notes Monthly Interest” in the applicable Series Supplement plus (b) with respect to any Class A-1 Senior Notes Outstanding, the aggregate amount of any letter of credit fees due and payable, with respect to such Interest Period, on such Class A-1 Senior Notes pursuant to the applicable Variable Funding Note Purchase Agreement that are identified as “Senior Notes Monthly Interest” in the applicable Series Supplement; provided that if, on any Interim Allocation Date or other date of determination, the actual amount of any such interest or letter of credit fees cannot be ascertained, an estimate of such interest or letter of credit fees shall be used to calculate the Senior Notes Monthly Interest for such Interim Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Notes Monthly Post-ARD Contingent Interest,” “Class A-1 Senior Notes Administrative Expenses,” “Class A-1 Senior Notes Monthly Commitment Fees” or “Class A-1 Senior Notes Other Amounts” in any Series Supplement shall under no circumstances be deemed to constitute “Senior Notes Monthly Interest.”

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“Senior Notes Monthly Post-ARD Contingent Interest” means, for any Interest Period, with respect to any Senior Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Period on such Senior Notes that is identified as “Senior Notes Monthly Post-ARD Contingent Interest” in the applicable Series Supplement; provided that if, on any Interim Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest shall be used to calculate the Senior Notes Monthly Post-ARD Contingent Interest for such Interim Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Notes Monthly Interest” in any Series Supplement shall under no circumstances be deemed to constitute “Senior Notes Monthly Post-ARD Contingent Interest”.

“Senior Notes Post-ARD Contingent Interest Account” has the meaning set forth in Section 5.7(a)(viii) of the Base Indenture.

“Senior Notes Principal Payments Account” has the meaning set forth in Section 5.7(a)(v) of the Base Indenture.

“Senior Notes Scheduled Principal Payments” means, with respect to any Class of Senior Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Notes.

“Senior Notes Scheduled Principal Payments Deficiency Amount” means, with respect to any Monthly Collection Period and as calculated as of the last day of such Monthly Collection Period, the amount, if any, by which (a) the Senior Notes Aggregate Scheduled Principal Payments (including any Senior Notes Scheduled Principal Payments Deficiency Amounts due but unpaid from any previous Monthly Collection Period) due and payable on the Payment Date in the next succeeding Monthly Collection Period exceeds (b) the amount on deposit on such last day of such Monthly Collection Period in the Senior Notes Principal Payments Account with respect to Senior Notes Scheduled Principal Payments due and payable on the Payment Date in the next succeeding Monthly Collection Period.

“Senior Subordinated Debt” means the issuance of Indebtedness under the Indenture by the Co-Issuers that by its terms (through its alphabetical designation as “Class B” through “Class L” pursuant to the Series Supplement applicable to such Indebtedness) is senior in the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Subordinated Debt but subordinates the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Notes.

“Senior Subordinated Noteholder” means any Holder of Senior Subordinated Notes of any Series.

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“Senior Subordinated Notes” means with respect to any Class of Notes, any such Class given an alphanumerical designation of “B” through “L.”

“Senior Subordinated Notes Accrued Monthly Interest Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Senior Subordinated Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Senior Subordinated Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period and (B) the Carryover Senior Subordinated Notes Accrued Monthly Interest Amount for such Interim Allocation Date and (C) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount, if any, by which (i) the Senior Subordinated Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Subordinated Notes Interest Account with respect to Senior Subordinated Notes Aggregate Monthly Interest on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Senior Subordinated Notes Accrued Monthly Post-ARD Contingent Interest Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Senior Subordinated Notes Aggregate Monthly Post-ARD Contingent Interest for the Interest Period ending in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Senior Subordinated Notes Aggregate Monthly Post-ARD Contingent Interest for the Interest Period ending in the next succeeding Monthly Collection Period and (B) the Carryover Senior Subordinated Notes Aggregate Monthly Post-ARD Contingent Interest Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount by which (A) the Senior Subordinated Notes Aggregate Monthly Post-ARD Contingent Interest for the Interest Period ending in the next succeeding Monthly Collection Period exceeds (B) the aggregate amount previously allocated to the Senior Subordinated Notes Interest Account with respect to Senior Subordinated Notes Aggregate Monthly Post-ARD Contingent Interest Amount on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Senior Subordinated Notes Accrued Scheduled Principal Payments Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Senior Subordinated Notes Aggregate Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Senior Subordinated Notes Accrued Scheduled Principal Payments for the Payment Date

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occurring in the next succeeding Monthly Collection Period and (B) the Carryover Senior Subordinated Notes Accrued Scheduled Principal Payments Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount by which (A) the Senior Subordinated Notes Accrued Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period exceeds (B) the aggregate amount previously allocated to the Senior Subordinated Notes Principal Payments Account with respect to Senior Subordinated Notes Aggregate Scheduled Principal Payments on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Senior Subordinated Notes Aggregate Monthly Interest” means, for any Interest Period, with respect to all Senior Subordinated Notes Outstanding, the aggregate amount of Senior Subordinated Notes Monthly Interest due and payable on all such Subordinated Notes with respect to such Interest Period.

“Senior Subordinated Notes Aggregate Monthly Post-ARD Contingent Interest” means, for any Interest Period, with respect to all Senior Subordinated Notes Outstanding, the aggregate amount of Senior Subordinated Notes Monthly Post-ARD Contingent Interest accrued on all such Senior Subordinated Notes with respect to such Interest Period.

“Senior Subordinated Notes Aggregate Scheduled Principal Payments” means, for any Payment Date, with respect to all Senior Subordinated Notes Outstanding, the aggregate amount of Senior Subordinated Notes Scheduled Principal Payments due and payable on all such Senior Subordinated Notes on such Payment Date.

“Senior Subordinated Notes Available Reserve Account Amount” means, as of any date of determination, collectively, the amount on deposit in the Senior Subordinated Notes Interest Reserve Account and the amount on deposit in the Cash Trap Reserve Account.

“Senior Subordinated Notes Interest Account” has the meaning set forth in Section 5.7(a)(ii) of the Base Indenture.

“Senior Subordinated Notes Interest Reserve Account” means account no. 109160 entitled “Citibank, N.A., as Trustee for the benefit of the Secured Parties, Securities Account of Sonic Capital LLC and SRI Real Estate Holding LLC” maintained by the Trustee pursuant to Section 5.4 of the Base Indenture or any successor securities account maintained pursuant to Section 5.4 of the Base Indenture.

“Senior Subordinated Notes Interest Reserve Account Deficit Amount” means, on any Interim Allocation Date with respect to a Monthly Collection Period, an amount equal to the

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amount, if any, by which (a) the Senior Subordinated Notes Interest Reserve Amount exceeds (b) the amount on deposit in the Senior Subordinated Notes Interest Reserve Account on such date.

“Senior Subordinated Notes Interest Reserve Amount” means, for any Interim Allocation Date, the aggregate of all amounts required to be on deposit in the Senior Subordinated Notes Interest Reserve Account on such Interim Allocation Date pursuant to any Series Supplement.

“Senior Subordinated Notes Interest Reserve Release Amount” means the aggregate amount of funds on deposit in the Senior Subordinated Notes Interest Reserve Account that are required to be released on any Senior Subordinated Notes Interest Release Date pursuant to the terms of any Series Supplement.

“Senior Subordinated Notes Interest Reserve Release Date” means any Payment Date as to which, on the related Accounting Date, the Senior Subordinated Notes Interest Reserve Release Amount is greater than zero.

“Senior Subordinated Notes Interest Reserve Release Event” means any event that is identified as a “Senior Subordinated Notes Interest Reserve Release Event” pursuant to the terms of any Series Supplement.

“Senior Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.14(h) of the Base Indenture.

“Senior Subordinated Notes Monthly Interest” means, for any Interest Period, with respect to any Class of Senior Subordinated Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Class of Senior Subordinated Notes that is identified as “Senior Subordinated Notes Monthly Interest” in the applicable Series Supplement; provided that if, on any Interim Allocation Date or other date of determination, the actual amount of any such interest, fees or expenses cannot be ascertained, an estimate of such interest, fees or expenses will be used to calculate the Senior Subordinated Notes Monthly Interest for such Interim Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Subordinated Notes Monthly Post-ARD Contingent Interest” in any Series Supplement will under no circumstances be deemed to constitute “Senior Subordinated Notes Monthly Interest.”

“Senior Subordinated Notes Monthly Post-ARD Contingent Interest” means, for any Interest Period, with respect to any Class of Senior Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Period on each such Class of Senior Subordinated Notes that is identified as “Senior Subordinated Notes Monthly Post-ARD

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Contingent Interest” in the applicable Series Supplement; provided that if, on any Interim Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Subordinated Notes Monthly Post-ARD Contingent Interest for such Interim Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Subordinated Notes Monthly Interest” in any Series Supplement will under no circumstances be deemed to constitute “Senior Subordinated Notes Monthly Post-ARD Contingent Interest.”

“Senior Subordinated Notes Post-ARD Contingent Interest Account” has the meaning set forth in Section 5.7(a)(ix) of the Base Indenture.

“Senior Subordinated Notes Principal Payments Account” has the meaning set forth in Section 5.7(a)(vi) of the Base Indenture.

“Senior Subordinated Notes Scheduled Principal Payments” means, with respect to any Class of Senior Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Subordinated Notes.

“Senior Subordinated Notes Scheduled Principal Payments Deficiency Amount” means, with respect to any Monthly Collection Period and as calculated as of the last day of such Monthly Collection Period, the amount, if any, by which (a) the Senior Subordinated Notes Aggregate Scheduled Principal Payments (including any Senior Subordinated Notes Scheduled Principal Payments Deficiency Amounts due but unpaid from any previous Monthly Collection Period) due and payable on the Payment Date in the next succeeding Monthly Collection Period exceeds (b) the amount on deposit on such last day of such Monthly Collection Period in the Senior Subordinated Notes Principal Payments Account with respect to Senior Subordinated Notes Scheduled Principal Payments due and payable on the Payment Date in the next succeeding Monthly Collection Period.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Anticipated Repayment Date” means, with respect to any Series of Notes, the “Anticipated Repayment Date” set forth in the related Series Supplement.

“Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

“Series Defeasance Date” has the meaning set forth in Section 12.1(c) of the Base Indenture.

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“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Class or such Series of Notes pursuant to the applicable Series Supplement.

“Series Hedge Agreement” means, with respect to any Series of Notes, the relevant Swap Contract, if any, described in the applicable Series Supplement.

“Series Hedge Counterparty” means, with respect to any Series of Notes, the Person specified in the applicable Series Supplement, if any.

“Series Hedge Payment Amount” means all amounts payable by the Master Issuer under a Series Hedge Agreement including any termination payment payable by the Master Issuer.

“Series Legal Final Maturity Date” means, with respect to any Series, the “Legal Final Maturity Date” set forth in the related Series Supplement.

“Series of Notes” or “Series” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

“Series Obligations” means, with respect to a Series of Notes, (a) all principal, interest, premiums, make-whole payments, Series Hedge Payment Amounts and amounts under Insurance Agreements, if any, at any time and from time to time, owing by the Co-Issuers on such Series of Notes or owing by the Guarantor pursuant to the G&C Agreement on such Series of Notes and (b) the payment and performance of all other obligations, covenants and liabilities of the Co-Issuers or the Guarantor arising under the Indenture, the Notes, any other Indenture Document or any Insurance Agreement, including, without limitation, the payment of Insurer Premiums, Insurer Reimbursements and Insurer Expenses, in each case, solely with respect to such Series of Notes.

“Series Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.

“Servicer” means Midland Loan Services, a division of PNC Bank, National Association, as servicer under the Servicing Agreement, and any successor thereto.

“Servicer Termination Event” means the occurrence of an event specified in Section 6.1 of the Servicing Agreement.

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“Servicer Indemnities” means all indemnification obligations that the Securitization Entities have to the Servicer under the Servicing Agreement and the other Related Agreements.

“Servicing Advance” means a Collateral Protection Advance or a Debt Service Advance.

“Servicing Agreement” means the Servicing Agreement, dated as of May 20, 2011, by and among the Co-Issuers, the Franchisor, the Manager, the Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Servicing Fees” has the meaning set forth in the Servicing Agreement.

“Servicing Standard” has the meaning set forth in the Servicing Agreement.

“SISI” means Sonic Industries Services Inc., an Oklahoma corporation, formerly known as Sonic Industries Inc., and its successors and assigns.

“SISI By-Laws” means the by-laws of SISI, as amended, supplemented or modified from time to time.

“SISI Certificate of Incorporation” means the certificate of incorporation of SISI, dated as of September 26, 1973, as amended, supplemented or otherwise modified from time to time.

“SISI Charter Documents” means the SISI Certificate of Incorporation and the SISI By-Laws.

“SISI Contribution Agreement” means the SISI Contribution Agreement, dated as of December 20, 2006, by and between SISI and the Master Issuer, as amended, supplemented or otherwise modified from time to time.

“SISI IP License Agreement” means the Amended and Restated SISI License Agreement, dated as of May 20, 2011, by and between SISI and the IP Holder, as amended, supplemented or otherwise modified from time to time.

“Sonic Brand” means the Sonic® name and Trademarks or any Trademarks related to, based on or derivative thereof.

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“Sonic Brand Fund” means the fund administered by the Manager on behalf of the Franchisor and the Franchise Assets Holder, in accordance with the Management Agreement, to which the Franchisees (including the Sonic Partnerships) pay Advertising Fees.

“Sonic Brand Fund Account” means deposit account no. 4009575044 entitled “BancFirst – Sonic Industries Inc. Advertising Fund in Trust for the Benefit of the Franchisees on Behalf of SI LLC and SIF LLC” maintained at BancFirst in the name of the Manager, on behalf of the Franchisor and the Franchise Assets Holder, for the benefit of the Franchisees at a Qualified Institution into which the Manager causes Advertising Fees to be deposited or any successor deposit account established by the Manager for such purpose pursuant to the Management Agreement.

“Sonic Brand Fund Fees” means any fees payable by the Franchisees (including the Sonic Partnerships) pursuant to the Franchise Arrangements to be used by any “franchisor” for advertising activities in accordance with the terms of the Franchise Arrangements.

“Sonic Entity” means Holdco and each of its direct and indirect Subsidiaries, now existing or hereafter created, including, without limitation, SISI, SRI and the Securitization Entities.

“Sonic Partnership Agreement” means, with respect to any Sonic Partnership, the general partnership agreement, the limited partnership agreement or the limited liability company agreement, as applicable, of such Sonic Partnership.

“Sonic Partnership” means any general partnership, limited partnership or limited liability company that owns and operates one or more Drive-Ins and which is controlled by any Sonic Entity through their ownership of a majority of the Equity Interests of such entity.

“Sonic Sign Leases” means any sign lease agreement entered into by any Franchisee, as lessee, and SISI, as lessor, with respect to the lease of an outdoor advertising sign displaying the “Sonic” name to be placed at the Drive-In operated by such Franchisee.

“Sonic Sign Lease Payments” means, with respect to any Interim Collection Period, the amount paid by any Franchisee pursuant to any Sonic Sign Lease during such Interim Collection Period.

“Sonic System” or “System” means the system of Drive-Ins.

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“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinions delivered in connection with the issuance of each Series of Notes relating to the non-substantive consolidation of the Securitization Entities with any of SISI, SRI or Holdco.

“SRI” means Sonic Restaurants Inc., an Oklahoma corporation, and its successors and assigns.

“SRI By-Laws” means the by-laws of SRI, as amended, supplemented or modified from time to time.

“SRI Certificate of Incorporation” means the certificate of incorporation of SRI, dated as of July 12, 1978, as amended, supplemented or otherwise modified from time to time.

“SRI Charter Documents” means the SRI Certificate of Incorporation and the SRI By-Laws.

“SRI Contribution Agreements” means, collectively, the Real Estate Interests Contribution Agreement and the Real Estate Assets Contribution Agreement.

“SRI Real Estate Assets Holder” means SRI Real Estate Properties LLC, a Delaware limited liability company, and its successors and assigns.

“SRI Real Estate Assets Holder Certificate of Formation” means the certificate of formation of SRI Real Estate Assets Holder, dated as of November 20, 2006, as amended, supplemented or otherwise modified from time to time.

“SRI Real Estate Assets Holder Charter Documents” means the SRI Real Estate Assets Holder Certificate of Formation and the SRI Real Estate Assets Holder Operating Agreement.

“SRI Real Estate Assets Holder Operating Agreement” means the Limited Liability Company Agreement of the SRI Real Estate Assets Holder, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

“SRI Real Estate Entities” means, collectively, SRI Real Estate Holdco and each Subsidiary of SRI Real Estate Holdco.

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“SRI Real Estate Holdco” means SRI Real Estate Holding LLC, a Delaware limited liability company, and its successors and assigns.

“SRI Real Estate Holdco Certificate of Formation” means the certificate of formation of SRI Real Estate Holdco, dated as of November 20, 2006, as amended, supplemented or otherwise modified from time to time.

“SRI Real Estate Holdco Charter Documents” means the SRI Real Estate Holdco Certificate of Formation and SRI Real Estate Holdco Operating Agreement.

“SRI Real Estate Holdco Operating Agreement” means the Limited Liability Company Agreement of the SRI Real Estate Holdco, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

“Subordinated Debt” means any issuance of Indebtedness under the Indenture by the Co-Issuers that by its terms (through its alphabetical designation as “Class M” through “Class Z” pursuant to the Series Supplement applicable to such Indebtedness) subordinates the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Notes.

“Subordinated Debt Provisions” means, with respect to the issuance of any Series of Notes that includes Subordinated Debt, the terms of such Subordinated Debt shall include the following provisions: (a) the Series Anticipated Repayment Date for such Subordinated Debt shall not be earlier than the sixth anniversary of the Series Closing Date with respect to such Subordinated Debt, (b) if the Senior Debt issued on the Closing Date is refinanced on or prior to the Payment Date following the sixth anniversary of the Closing Date and any such Subordinated Debt having a Series Anticipated Repayment Date on or before the Series Anticipated Repayment Date of such Senior Debt is not refinanced on or prior to the Payment Date following the sixth anniversary of the Closing Date, such Subordinated Debt shall begin to amortize on the date that the Senior Debt is refinanced pursuant to a targeted principal payment schedule to be set forth in the applicable Series Supplement, (c) if the Senior Debt issued on the Closing Date is not refinanced on or prior to the Payment Date following the sixth anniversary of the Closing Date, such Subordinated Debt shall not be permitted to be refinanced and (d) any and all Liens on the Collateral created in favor of any holder of Subordinated Debt in connection with the issuance thereof shall be expressly junior in priority to all Liens on the Collateral in favor of any holder of Senior Debt.

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“Subordinated Notes” means, with respect to any Class of Notes, any such Class given an alphanumerical designation of “M” through “Z.”

“Subordinated Notes Accrued Monthly Interest Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Subordinated Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Subordinated Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period and (B) the Carryover Subordinated Notes Accrued Monthly Interest Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount, if any, by which (i) the Subordinated Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period exceeds (ii) the aggregate amount previously allocated to the Subordinated Notes Interest Account with respect to Subordinated Notes Aggregate Monthly Interest on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Subordinated Notes Accrued Monthly Post-ARD Contingent Interest Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Subordinated Notes Aggregate Monthly Post-ARD Contingent  Interest for the Interest Period ending in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Subordinated Notes Aggregate Monthly Post-ARD Contingent Interest for the Interest Period ending in the next succeeding Monthly Collection Period and (B) the Carryover Subordinated Notes Accrued Monthly Post-ARD Contingent Interest Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount by which (A) the Subordinated Notes Aggregate Monthly Post-ARD Contingent Interest for the Interest Period ending in the next succeeding Monthly Collection Period exceeds (B) the aggregate amount previously allocated to the Subordinated Notes Interest Account with respect to Subordinated Notes Monthly Post-ARD Contingent Interest on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Subordinated Notes Accrued Scheduled Principal Payments Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Subordinated Notes Aggregate Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Subordinated Notes Accrued Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period and (B) the Carryover Subordinated Notes

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Accrued Scheduled Principal Payments Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount by which (A) the Subordinated Notes Accrued Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period exceeds (B) the aggregate amount previously allocated to the Subordinated Notes Principal Payments Account with respect to Subordinated Notes Aggregate Scheduled Principal Payments on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Subordinated Notes Aggregate Monthly Interest” means, for any Interest Period, with respect to all Subordinated Notes Outstanding, the aggregate amount of Subordinated Notes Monthly Interest due and payable on all such Subordinated Notes with respect to such Interest Period.

“Subordinated Notes Aggregate Monthly Post-ARD Contingent Interest” means, for any Interest Period, with respect to all Subordinated Notes Outstanding, the aggregate amount of Subordinated Notes Monthly Post-ARD Contingent Interest accrued on all such Subordinated Notes with respect to such Interest Period.

“Subordinated Notes Aggregate Scheduled Principal Payments” means, for any Payment Date, with respect to all Subordinated Notes Outstanding, the aggregate amount of Subordinated Notes Scheduled Principal Payments due and payable on all such Subordinated Notes on such Payment Date.

“Subordinated Notes Interest Account” has the meaning set forth in Section 5.7(a)(iii) of the Base Indenture.

“Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.14(k) of the Base Indenture.

“Subordinated Notes Monthly Interest” means, for any Interest Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Class of Subordinated Notes that is identified as “Subordinated Notes Monthly Interest” in the applicable Series Supplement; provided that if, on any Interim Allocation Date or other date of determination, the actual amount of any such interest, fees or expenses cannot be ascertained, an estimate of such interest, fees or expenses shall be used to calculate the Subordinated Notes Monthly Interest for such Interim Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Subordinated Notes Monthly Post-ARD Contingent Interest” in any Series Supplement shall under no circumstances be deemed to constitute “Subordinated Notes Monthly Interest”.

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“Subordinated Notes Monthly Post-ARD Contingent Interest” means, for any Interest Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Period on each such Class of Subordinated Notes that is identified as “Subordinated Notes Monthly Post-ARD Contingent Interest” in the applicable Series Supplement; provided that if, on any Interim Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest shall be used to calculate the Subordinated Notes Monthly Post-ARD Contingent Interest for such Interim Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Subordinated Notes Monthly Interest” in any Series Supplement shall under no circumstances be deemed to constitute “Subordinated Notes Monthly Post-ARD Contingent Interest”.

“Subordinated Notes Monthly Post-ARD Contingent Interest Amount” means the aggregate amount of all accrued but unpaid Subordinated Notes Monthly Post-ARD Contingent Interest owed on the Subordinated Notes.

“Subordinated Notes Post-ARD Contingent Interest Account” has the meaning set forth in Section 5.7(a)(x) of the Base Indenture.

“Subordinated Notes Principal Payments Account” has the meaning set forth in Section 5.6(a)(vii) of the Base Indenture.

“Subordinated Notes Scheduled Principal Payments” means, with respect to any Class of Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Subordinated Notes.

“Subordinated Notes Scheduled Principal Payments Deficiency Amount” means, with respect to any Monthly Collection Period and as calculated as of the last day of such Monthly Collection Period, the amount, if any, by which (a) the Subordinated Notes Aggregate Scheduled Principal Payments (including any Subordinated Notes Scheduled Principal Payments Deficiency Amounts due but unpaid from any previous Monthly Collection Period) due and payable on the Payment Date in the next succeeding Monthly Collection Period exceeds (b) the amount on deposit on such last day of such Monthly Collection Period in the Subordinated Notes Principal Payments Account with respect to Subordinated Notes Scheduled Principal Payments due and payable on the Payment Date in the next succeeding Monthly Collection Period.

“Subordination, Nondisturbance and Attornment Agreement” means an agreement substantially in the form of Exhibit F to the Base Indenture.

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“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Successor Manager Transition Expenses” means all costs and expenses incurred by a successor Manager in connection with the termination, removal and replacement of the Manager under the Management Agreement.

“Successor Servicer Transition Expenses” means all costs and expenses incurred by a successor Servicer in connection with the termination, removal and replacement of the Servicer under the Servicing Agreement.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article XIII of the Base Indenture.

“Supplemental Management Fee” means for each Interim Allocation Date with respect to any Monthly Collection Period the amount, approved in writing by the Control Party (at the direction of the Controlling Class Representative), by which (i) the expenses incurred or other amounts charged by the Manager since the beginning of such Monthly Collection Period in connection with the performance of the Manager's obligations under the Management Agreement exceed (ii) the Interim Management Fees received and to be received by the Manager from the Master Issuer and SRI Real Estate Holdco on such Interim Allocation Date and each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“System Marketing Fund” means the fund administered by the Manager, on behalf of the Franchisor and the Franchise Assets Holder, in accordance with the Management Agreement, to which the Franchisees (including the Sonic Partnerships) pay System Marketing Fees.

“System Marketing Fund Fees” means any fees payable by the Franchisees (including the Sonic Partnerships) pursuant to the Franchise Arrangements to be used by any “franchisor” for marketing activities in accordance with the terms of the Franchise Arrangements.

“System Marketing Fund Account” means deposit account no. 4005072615 entitled “Sonic Industries Inc. Marketing Fund in Trust for the Benefit of the Franchisees on Behalf of SI LLC and SIF LLC” maintained in the name of the Manager, on behalf of the Franchisor and the Franchise Assets Holder, for the benefit of the Franchisees at a Qualified Institution into which the Manager causes System Marketing Fees and Advertising Co-Op Fees to be deposited or any successor deposit account established by the Manager for such purpose pursuant to the Management Agreement.

“Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters, addressed to the Trustee, to be delivered in connection with the issuance of each new Series of Notes to the effect that, for United States federal income tax purposes, (a) the issuance of such new Series of Notes will not cause the Notes of any outstanding Series or Class that were characterized as debt at the time of their issuance to be characterized as other than debt at the time of the issuance of such additional Series of Notes and (b) such new Series of Notes will as of the date of issuance be treated as indebtedness.

“Technology Fund” means the fund administered by the Manager, on behalf of the Franchisor and the Franchise Assets Holder, in accordance with the Management Agreement, to which Third-Party Vendors pay Technology Fees pursuant to the Third-Party Vendor Agreements.

“Technology Fund Fees” means any fees payable by Third-Party Vendors pursuant to Third-Party Vendor Agreements to be used by any “franchisor” for technology expenditures in accordance with the terms of the Franchise Arrangements.

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“Technology Fund Account” means deposit account no. 4005077048 entitled “Sonic Technology Fund LLC In Trust for the Benefit of the Franchisees on behalf of SI LLC and SIF LLC” maintained in the name of the Technology Fund for the benefit of the Franchisees at a Qualified Institution into which the Manager causes Technology Fees to be deposited or any successor deposit account established by the Manager for such purpose pursuant to the Management Agreement.

“Third-Party Vendor Agreement Fees” means any fees and/or rebates due and to become due to any Securitization Entity pursuant to any Third-Party Vendor Agreement.

“Third-Party Vendor Agreements” means all Pre-Securitization Third-Party Vendor Agreements, Post-Securitization Third-Party Vendor Agreements and all New Third-Party Vendor Agreements.

“Third-Party Vendors” means any vendor or supplier party to a Third-Party Vendor Agreement that offers goods or services to the Sonic System.

“Title Insurance Policy” means a policy issued by a title insurance company which insures the holder of such policy against loss resulting from defects of title to a specifically described parcel of real property or from the enforcement of Liens existing against it.

“Trademarks” means all trademarks, service marks, trade dress, trademark rights in designs and logos and other indicia of origin, whether registered or unregistered, and all goodwill of any business associated and connected therewith or symbolized thereby.

“Transferee Certificate” means the transferee certificate required to be executed by each Note Owner pursuant to the terms of the Series Supplement, a copy of which shall be sent to the Trustee.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, in each case having direct responsibility for the administration of the Indenture, and also any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

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“Trustee Accounts” has the meaning set forth in Section 5.10(a) of the Base Indenture.

“Trustee Fees” means the fees payable by the Co-Issuers to the Trustee pursuant to the fee letter between the Co-Issuers and the Trustee and all expenses and indemnities payable by the Co-Issuers to the Trustee pursuant to the Indenture, including, without limitation, any expenses incurred by the Trustee in connection with any inspection pursuant to Section 8.6 of the Base Indenture.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Variable Funding Note Purchase Agreement” means any note purchase agreement entered into by the Co-Issuers in connection with the issuance of Class A-1 Senior Notes that is identified as a “Variable Funding Note Purchase Agreement” in the applicable Series Supplement.

“Welfare Plan” means a “welfare plan” as such term is defined in Section 3(1) of ERISA.

“Workout Fees” has the meaning set forth in the Servicing Agreement.

“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

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